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EXHIBIT 10.1

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of May 1, 2002, among the following:

         (i) STONERIDGE, INC., an Ohio corporation (herein, together with its successors and assigns, the "Company");

         (ii) each foreign subsidiary of the Company that becomes a Borrower hereunder pursuant to the provisions of section 8.15 (the "Foreign Subsidiary Borrowers");

         (iii) the lending institutions signatory hereto (each a "Lender" and collectively, the "Lenders");

         (iv) NATIONAL CITY BANK, a national banking association, as the administrative agent (the "Administrative Agent"), a Joint Lead Arranger, and as the collateral agent (the "Collateral Agent"); and

         (v)   DEUTSCHE BANK SECURITIES, INC., as a Joint Lead Arranger; and

         (vi) COMERICA BANK and PNC BANK, NATIONAL ASSOCIATION, as the Co-Documentation Agents (the "Co-Documentation Agents")

         PRELIMINARY STATEMENTS:

         (1) Unless otherwise defined herein, all capitalized terms used herein and defined in section 1 are used herein as so defined.

         (2) The credit facilities provided for herein have been arranged for the Borrowers by National City Bank, a national banking association, and Deutsche Bank Securities Inc. (collectively, the "Joint Lead Arrangers").

         (3) The Borrowers have applied to the Lenders for credit facilities in order to refinance existing indebtedness, support working capital needs, and provide funds for general corporate purposes.

         (4) Subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrowers the credit facilities provided for herein.

         NOW, THEREFORE, it is agreed:

         SECTION 1. DEFINITIONS AND TERMS.

         1.1 Certain Defined Terms. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

         "Acquisition" shall mean and include (i) any acquisition on a going concern basis (whether by purchase, lease or otherwise) of any facility and/or business operated by any person who is not a Subsidiary of the Company, and (ii) acquisitions of a majority of the outstanding equity or other similar interests in any such person (whether by merger, stock purchase or otherwise).

         "Additional Security Document" shall have the meaning provided in section 8.12(a).

         "Adjusted Eurocurrency Rate" shall mean with respect to each Interest Period for a Eurocurrency Loan, (A) either (i) the rate per annum for deposits in Dollars or in an Alternative Currency for a maturity most nearly

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comparable to such Interest Period which appears on Page 3740 or 3750, as applicable, of the Dow Jones Telerate Screen as of 11:00 A.M. (local time at the Notice Office) on the date which is two Business Days prior to the commencement of such Interest Period, or (ii) if such a rate does not appear on such a page, an interest rate per annum equal to the average (rounded to the nearest 1/16/th/ of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or in an Alternative Currency are offered to each of the Reference Banks by prime banks in the London interbank Eurocurrency market for deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurocurrency Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurocurrency Loan, determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, in each case divided (and rounded to the nearest 1/16/th/ of 1%) by (B) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets which may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, however, that in the event that the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the average (rounded to the nearest 1/16/th/ of 1%) of the rates at which Dollar deposits of $5,000,000 are offered to the Reference Banks in the London interbank market at approximately 11:00 a.m. (London time), two Business Days prior to the commencement of such Interest Period, for contracts which would be entered into at the commencement of such Interest Period.

         "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to section 11.9.

         "Administrative Questionnaire" shall mean an Administrative Questionnaire in a form supplied to the Lenders by the Administrative Agent and completed by each Lender.

         "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with such person. A person shall be deemed to control a second person if such first person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such second person or (ii) to direct or cause the direction of the management and policies of such second person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (x) a director, officer or employee of a person shall not, solely by reason of such status, be considered an Affiliate of such person; and (y) neither the Administrative Agent nor any Lender shall in any event be considered an Affiliate of the Company or any other Credit Party or any of their respective Subsidiaries.

         "Agent" shall mean the Administrative Agent or the Collateral Agent, as applicable.

         "Agreement" shall mean this Credit Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

         "Alternative Currency" shall mean and include any lawful currency other than Dollars which is (i) readily and freely transferable and convertible into Dollars, and (ii) is acceptable to the Revolving Lenders and any applicable Letter of Credit Issuer.

         "Alternative Currency Sublimit" shall mean $50,000,000 (determined at the equivalent amount in Dollars for each Loan denominated in Alternative Currency).

         "Applicable Commitment Fee Rate" shall have the meaning provided in section 4.1(a).

         "Applicable Eurocurrency Margin" shall have the meaning provided in section 2.7(h).

         "Applicable Lending Office" shall mean, with respect to each Lender,
(i) such Lender's Domestic Lending Office in the case of Borrowings consisting of Prime Rate Loans or in the case of Borrowings of Swing Line Loans, and (ii) such Lender's Eurocurrency Lending Office in the case of Borrowings consisting of Eurocurrency Loans. A Revolving Lender that makes a Revolving Loan denominated in an Alternative Currency may, in addition, by notice

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to the Administrative Agent designate a branch, affiliate or correspondent office as its applicable lending office with respect to Revolving Loans denominated in that Alternative Currency.

         "Applicable Prime Rate Margin" shall have the meaning provided in section 2.7(h).

         "Applicable Utilization Fee Rate" shall have the meaning provided in section 4.1(a).

         "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Asset Sale" shall mean the sale, transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, and liquidations of a corporation, partnership or limited liability company of the interests therein of the Company or any Subsidiary) by the Company or any Subsidiary to any person other than the Company or any Subsidiary of any of their respective assets, provided that the term Asset Sale specifically excludes (i) any sales, transfers or other dispositions of inventory, or obsolete or excess furniture, fixtures, equipment or other property, real or personal, tangible or intangible, in each case in the ordinary course of business, and (ii) any Event of Loss.

         "Assignment Agreement" shall mean an Assignment Agreement substantially in the form of Exhibit E hereto.

         "Augmenting Revolving Lender" shall have the meaning provided in section 2.1(d).

         "Authorized Officer" shall mean any officer or employee of the Company designated as such in writing to the Administrative Agent by the Company.

         "Bankruptcy Code" shall have the meaning provided in section 10.1(h).

         "Borrower" shall mean each of the Company and each Foreign Subsidiary of the Company that becomes a Foreign Subsidiary Borrower pursuant to section 8.15, or any of them, as the case may be, and "Borrowers" shall mean any of them.

         "Borrowing" shall mean a Revolving Borrowing, a Swing Line Borrowing, or a Term Borrowing, as the case may be.

         "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is, in the city in which the Payment Office is located, a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurocurrency Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits or Alternative Currency in the interbank Eurocurrency market.

         "Capital Lease" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that person.

         "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Company or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities identified as "capital lease obligations" (or any similar words) on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

         "Cash Equivalents" shall mean any of the following:

                  (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United

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         States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

                  (ii) Dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender or (y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than three months from the date of acquisition;

                  (iii) commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short- term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within 90 days after the date of acquisition;

                  (iv) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iii) above;

                  (v) investments in money market funds access to which is provided as part of "sweep" accounts maintained with a Lender or an Approved Bank;

                  (vi) investments in industrial development revenue bonds which (i) "re-set" interest rates not less frequently than quarterly,
         (ii) are entitled to the benefit of a remarketing arrangement with an established broker dealer, and (iii) are supported by a direct pay letter of credit covering principal and accrued interest which is issued by an Approved Bank; and

                  (vii) investments in pooled funds or investment accounts consisting of investments of the nature described in the foregoing clause (vi).

         "Cash Proceeds" shall mean, with respect to (i) any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Company and/or any Subsidiary from such Asset Sale, and (ii) any Event of Loss, the aggregate cash payments, including all insurance proceeds and proceeds of any award for condemnation or taking, received in connection with such Event of Loss.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. (S)9601 et seq.

         "Change of Control" shall mean and include any of the following:

                  (i) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors (x) whose election by the Company's Board of Directors was, or (y) whose nomination for election by the Company's shareholders was (prior to the date of the proxy or consent solicitation relating to such nomination), approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the directors then in office;

                  (ii) any person or group (as such term is defined in section 13(d)(3) of the 1934 Act), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any members of the Current Holder Group, acquires, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of more than 50%, on a fully diluted basis, of the economic or voting interest in the Company's capital stock;

                  (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other person, other than a merger or consolidation which would result in the voting securities of the

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         Company outstanding immediately prior thereto continuing to represent
         (either by remaining outstanding or by being converted or exchanged for voting securities of the surviving or resulting entity) more than 75% of the combined voting power of the voting securities of the Company or such surviving or resulting entity outstanding after such merger or consolidation;

                  (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement or agreements for the sale or disposition by the Company of all or substantially all of the Company's assets; and/or

                  (v)  any "change in control" or any similar term as defined in
         (a) the Public Note Documents, or (b) any of the indentures, credit agreements or other instruments governing any Indebtedness of the Company or any of its Subsidiaries with an outstanding principal amount, or providing for commitments to lend in an outstanding principal amount, of at least $10,000,000 (or the equivalent amount in any other currency).

As used in this definition, the term "Current Holder Group" shall mean (i) Max Draime, (ii) those other persons who are officers and directors of the Company at the Effective Date, (iii) the spouses, heirs, legatees, descendants and blood relatives to the third degree of consanguinity of any such person, (iv) the executors and administrators of the estate of any such person, and any court appointed guardian of any such person, and (v) any trust, family partnership or similar investment entity for the benefit of any such person referred to in the foregoing clauses (i), (ii) and (iii) or any other persons (including for charitable purposes), so long as one or more members of the Current Holder Group has the exclusive or a joint right to control the voting and disposition of securities held by such trust, family partnership or other investment entity.

         "Closing Date" shall mean the date, on or after the Effective Date, upon which the conditions specified in section 6.1 are satisfied.

         "Closing Date Mortgaged Property" shall have the meaning provided in section 6.1(l).

         "Closing Date Mortgage Policy" shall have the meaning provided in section 6.1(l).

         "Closing Date Mortgages" shall have the meaning provided in section 6.1(c).

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

         "Collateral" shall mean any collateral covered by any Security
Document.

         "Collateral Agent" shall mean the Administrative Agent acting as Collateral Agent for the Lenders pursuant to the Security Documents.

         "Commitment" shall mean, with respect to each Lender, its Term Commitment, if any, its Revolving Commitment, if any, its Swing Line Commitment, if any, or any or all of such Commitments of a Lender, as applicable.

         "Commitment Fee" shall have the meaning provided in section 4.1(a).

         "Consolidated Amortization Expense" shall mean, for any period, all amortization expenses of the Company and its Subsidiaries, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Consolidated Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events amounts expended or capitalized under Capital Leases but excluding any amount representing capitalized interest) by the Company and its Subsidiaries

                                       5

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during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Company and its Subsidiaries.

         "Consolidated Cash Income Tax Expense" shall mean, for any period, all provisions for taxes based on the net income of the Company or any of its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto) to the extent actually paid in cash net of any cash refunds with respect to taxes actually received on a Consolidated basis and in accordance with GAAP.

         "Consolidated Cash Interest Expense" shall mean, for any period, Consolidated Interest Expense to the extent actually paid in cash.

         "Consolidated Depreciation Expense" shall mean, for any period, all depreciation expenses of the Company and its Subsidiaries, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period; plus, without duplication, (A) the sum of the amounts for such period included in determining such Consolidated Net Income of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, (iii) amortization or write-off of deferred financing costs and charges for prepayment penalties on prepayment of Indebtedness, (iv) impairment charges against goodwill, and (v) out-of-pocket fees and expenses incurred in connection with the closing of the transactions contemplated hereby, including, without limitation, fees and expenses incurred in connection with the termination of any Hedge Agreements existing on the date hereof; less (B) gains on sales of assets and other extraordinary gains and other non-recurring non-cash gains; all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, except that in computing Consolidated Net Income for purposes of this definition, there shall be excluded therefrom (x) the income, (or loss) of any entity (other than Wholly-Owned Subsidiaries of the Company) in which the Company or any of its Subsidiaries has a joint, minority or other equity interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Wholly-Owned Subsidiaries during such period, and (y) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

         "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period; plus the sum (without duplication) of the amounts for such period included in determining such Consolidated EBIT of (i) Consolidated Depreciation Expense, and (ii) Consolidated Amortization Expense, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Consolidated Income Tax Expense" shall mean, for any period, all provisions for taxes based on the net income of the Company or any of its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that which is capitalized, that which is attributable to Capital Leases and the pre-tax equivalent of dividends payable on Redeemable Stock) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Hedge Agreements, but excluding, however, (i) any amortization or write-off of deferred financing costs and (ii) any charges for prepayment penalties or make whole provisions incurred in connection with the closing of the transactions contemplated hereby.

         "Consolidated Net Income" shall mean, for any period, the net income (or loss), without deduction for minority interests, of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

         "Consolidated Net Working Capital" shall mean current assets (excluding cash and Cash Equivalents), minus current liabilities, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

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         "Consolidated Net Worth" shall mean, at any date of determination, all amounts which, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Company as at such date, provided that in no event shall Consolidated Net Worth include any amounts in respect of Redeemable Stock.

         "Consolidated Total Assets" shall mean with respect to any person at any date of determination the net book value of all assets which would, in conformity with GAAP, appear on a consolidated balance sheet of such person and its consolidated Subsidiaries at such date.

         "Consolidated Total Debt" shall mean the sum (without duplication) of all Indebtedness of the Company and of each of its Subsidiaries, all as determined on a consolidated basis; provided that Consolidated Total Debt shall be computed without regard to (i) the Company's existing synthetic lease transaction involving property initially valued at $10,600,000, and (ii) net obligations under Hedge Agreements.

         "Continue", "Continuation" and "Continued" each refers to a continuation of Eurocurrency Loans for an additional Interest Period as provided in section 2.8.

         "Convert", "Conversion" and "Converted" each refers to a conversion of Loans of one Type into Loans of another Type, pursuant to section 2.6, 2.8(b),
2.9 or 5.2.

         "Credit Documents" shall mean this Agreement, the Notes, the Subsidiary Guaranty, the Security Documents and any Letter of Credit Document.

         "Credit Event" shall mean the making of any Loans and/or the issuance, increase or extension of any Letter of Credit.

         "Credit Party" shall mean the Company, each Foreign Subsidiary Borrower and each of the Company's Subsidiaries and Affiliates which is a party to any Credit Document.

         "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

         "Designated Hedge Agreement" shall mean any Hedge Agreement entered into by the Company or any of its Subsidiaries with a Lender or an Affiliate of a Lender, provided that the Hedge Agreement is permitted under section 8.10 hereof, and provided further that in the case of a Hedge Agreement described in clause (i) of the definition thereof, the Hedge Agreement relates to the Obligations of the Credit Parties under this Agreement or the Notes or any other Indebtedness of the Company or its Subsidiaries with the prior written consent of the Administrative Agent.

         "Dollars", "U.S. dollars" and the sign "$" each means lawful money of the United States.

         "Domestic Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its Domestic Lending Office in its Administrative Questionnaire or in the Assignment Agreement pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

         "Domestic Subsidiary" shall mean any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia, or any United States possession, the chief executive office and principal place of business of which is located in, and which conducts the majority of its business within, the United States of America and its territories and possessions.

         "Effective Date" shall have the meaning provided in section 13.10.

         "Election to Participate" shall mean an election to participate in substantially the form of Exhibit G.

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         "Election to Terminate" shall mean an election to terminate substantially in the form of Exhibit H.

         "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), in each case which

                  (i) is not disapproved in writing by the Company in a notice given to a requesting Lender and the Administrative Agent, specifying the reasons for such disapproval, within five Business Days following the giving of notice to the Company of the identity of any proposed transferee (any such disapproval by the Company must be reasonable), provided that the Company shall not be entitled to exercise the foregoing right of disapproval if and so long as any Event of Default has occurred and is continuing, and provided, further, that for purposes of transfers by the initial Lender or Lenders hereunder on or prior to the Syndication Date, those specific or types of financial institutions which the Administrative Agent has identified to the Company prior to the Effective Date as potential Lenders hereunder and which the Company indicated at such time were acceptable to it, shall be considered Eligible Transferees; and

                  (ii) is not a direct competitor of the Company or engaged in the same or similar principal lines of business as the Company and its Subsidiaries considered as a whole, or is not an Affiliate of any such competitor of the Company and its Subsidiaries.

         "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter "Claims"), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment issued to or rendered against the Company or any of its Subsidiaries relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. (S)2601 et seq.; the Clean Air Act, 42 U.S.C. (S)7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S)3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. (S)2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. (S)11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. (S)1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. (S)651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" shall mean each person (as defined in section 3(9) of ERISA) which together with the Company or a Subsidiary of the Company would be deemed to be a "single employer" (i) within the meaning of section 414(b),(c),
(m) or (o) of the Code or (ii) as a result of the Company or a Subsidiary of the Company being or having been a general partner of such person.

         "Eurocurrency Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its Eurocurrency Lending Office in its Administrative Questionnaire or in the Assignment Agreement pursuant to which it became a Lender, or such other affiliate, branch or office or offices for Eurocurrency Loans (denominated in Dollars or an Alternative Currency) of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

         "Eurocurrency Loans" shall mean each Loan bearing interest at the rates provided in section 2.7(b).

         "Event of Default" shall have the meaning provided in section 10.1.

         "Event of Loss" shall mean, with respect to any property, (i) the actual or constructive total loss of such property or the use thereof, resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a portion of such property from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such property cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within 90 days after the occurrence of such destruction or damage, (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any property, or (iv) in the case of any property located upon a Leasehold, the termination or expiration of such Leasehold.

         "Excess Cash Flow" shall mean, for any period, the excess of (i) Consolidated EBITDA for such period, over (ii) the sum for such period of (without duplication) (A) Consolidated Cash Interest Expense, (B) Consolidated Cash Income Tax Expense, (C) Consolidated Capital Expenditures, (D) the increase, if any, in Consolidated Net Working Capital, (E) scheduled or mandatory repayments, prepayments or redemptions of the principal of Indebtedness (including required reductions in committed credit facilities) and the stated or liquidation value of Redeemable Stock and (F) without duplication of any amount included under the preceding clause (E), scheduled payments representing the principal portion of Capitalized Lease Obligations.

         "Excess Cash Flow Prepayment Amount" shall have the meaning provided in section 5.2(g).

         "Existing Indebtedness" shall have the meaning provided in section
7.17.

         "Existing Indebtedness Agreements" shall have the meaning provided in section 7.17.

         "Existing Letter of Credit" shall have the meaning provided in section 3.1(d).

         "Facility" shall mean the Revolving Facility, the Swing Line Facility, or the Term Facility, or any of them, as applicable.

         "Facing Fee" shall have the meaning provided in section 4.1(c).

         "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

         "Fees" shall mean all amounts payable pursuant to, or referred to in, section 4.1.

         "Financial Projections" shall have the meaning provided in section 7.8(d).

         "Fixed Charge Coverage Ratio" shall mean, for any Testing Period, the ratio of (i) Consolidated EBITDA minus Consolidated Capital Expenditures in each case for such Testing Period, to (ii) the sum of (A) Consolidated Cash Interest Expense, (B) Consolidated Cash Income Tax Expense, (C) scheduled repayments or redemptions of the principal of Indebtedness (including required reductions in committed credit facilities) (provided, however that for any fiscal quarter ended on or prior to March 31, 2002, scheduled repayments in respect of Existing Indebtedness consisting of obligations under the Credit Agreement referred to in
Section 6.1(h) shall be deemed to be $250,000 for any such fiscal quarter), (D) without duplication of any amount included under the preceding clause (C), scheduled payments representing the principal portion of Capitalized Lease Obligations, and (E) the sum of all payments for dividends, stock repurchases or other retirements, and other purposes described in section 9.6, if any, in each case on a consolidated basis for the Company and its Subsidiaries for such Testing Period.

         "Foreign Subsidiary" shall mean any Subsidiary (i) which is not incorporated in the United States and substantially all of whose assets and properties are located, or substantially all of whose business is carried on, outside the United States, or (ii) substantially all of whose assets consist of Subsidiaries that are Foreign Subsidiaries as defined in clause (i) of this definition.

         "Foreign Subsidiary Borrower" shall mean any Foreign Subsidiary of the Company that has become a Foreign Subsidiary Borrower pursuant to section 8.15.

         "Foreign Subsidiary Borrower Sublimit" shall mean an amount equal to $30,000,000 (determined in an equivalent amount in Dollars for each Loan denominated in Alternative Currency).

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of section 9, including defined terms as used therein, are subject (to the extent provided therein) to sections 1.3 and 13.7(a).

         "Guaranty Obligations" shall mean as to any person (without duplication) any obligation of such person guaranteeing any Indebtedness ("primary Indebtedness") of any other person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent, (a) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or
(d) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

         "Hazardous Materials" shall mean (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "restricted hazardous materials", "extremely hazardous wastes", "restrictive hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar meaning and regulatory effect, under any applicable Environmental Law.

         "Hedge Agreement" shall mean (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement, and (ii) any currency swap agreement, forward currency purchase agreement or similar agreement or arrangement designed to protect against fluctuations in currency exchange rates.

         "Increasing Revolving Lender" shall have the meaning provided in section 2.1(d).

         "Incremental Revolving Facility Amount" shall mean, at any time the excess, if any, of (a) $50,000,000 over (b) the aggregate increase in Revolving Credit Commitments established prior to such time pursuant to section 2.1(d).

         "Indebtedness" of any person shall mean without duplication:

                  (i)    all indebtedness of such person for borrowed money;

                  (ii) all bonds, notes, debentures and similar debt securities of such person;

                  (iii) the deferred purchase price of capital assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such person;

                  (iv) the face amount of all letters of credit issued for the account of such person and, without duplication, all drafts drawn thereunder;

                  (v) all obligations, contingent or otherwise, of such person in respect of bankers' acceptances;

                  (vi) all Indebtedness of a second person secured by any Lien on any property owned by such first person, whether or not such Indebtedness has been assumed;

                  (vii)  all Capitalized Lease Obligations of such person;

                  (viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all "synthetic" leases (i.e. leases accounted for by the lessee as operating leases under which the lessee is the "owner" of the leased property for Federal income tax purposes);

                  (ix) all obligations of such person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations;

                  (x)    all net obligations of such person under Hedge
         Agreements;

                  (xi) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts;

                  (xii) the stated value, or liquidation value if higher, of all Redeemable Stock of such person; and

                  (xiii) all Guaranty Obligations of such person;

provided that (x) neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness; and (y) the Indebtedness of any person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such person is a general partner) to the extent such person is liable thereon as a result of such person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such person is not liable thereon.

         "Indenture" shall mean that certain Indenture dated as of May 1, 2002 by and among Company, as Issuer, Fifth Third Bank, as Trustee, and the purchasers named therein and from time to time a party thereto pursuant to which the Public Notes were issued, as the same may be from time to time amended, restated or otherwise modified in accordance with the provisions hereof, and includes any successor thereto in connection with a Permitted Public Notes Refinancing.

         "Interest Coverage Ratio" shall mean, for any Testing Period, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Cash Interest Expense, in each case on a consolidated basis for the Company and its Subsidiaries for such Testing Period.

         "Interest Period" with respect to any Eurocurrency Loan shall mean the interest period applicable thereto, as determined pursuant to section 2.8.

         "Joint Lead Arrangers" shall have the meaning provided in the Preliminary Statements of this Agreement.

         "Leaseholds" of any person shall mean all the right, title and interest of such person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

         "Lender" shall have the meaning provided in the first paragraph of this Agreement.

         "Lender Default" shall mean (i) the refusal (which has not been retracted) or failure of a Lender in violation of the requirements of this Agreement to make available its portion of any incurrence of Loans or to fund its portion of any unreimbursed payment under section 3.4(c) or (ii) a Lender having notified the Administrative Agent and/or the Company that it does not intend to comply with the obligations under section 2.1 and/or section 3.4(c), in the case of either (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

         "Lender Register" shall have the meaning provided in section 13.16.

         "Letter of Credit" shall have the meaning provided in section 3.1(a).

         "Letter Allocating Initial Commitments" shall mean the letter delivered by the Administrative Agent to the Company, the Agents and the initial Lenders hereunder prior to the Effective Date identifying the Revolving Commitment, the Term Commitment, and/or the Swing Line Commitment, as applicable, of each of such initial Lenders. The Letter Allocating Initial Commitments provides for a Total Revolving Commitment of $100,000,000 and a Total Term Commitment of $100,000,000.

         "Letter of Credit Documents" shall have the meaning specified in section 3.2(a).

         "Letter of Credit Fee" shall have the meaning provided in section
4.1(b).

         "Letter of Credit Issuer" shall mean (i) in respect of each Existing Letter of Credit, the Lender that has issued same as of the Effective Date; and
(ii) in respect of any other Letter of Credit, (1) NCB, and/or (2) such other Lender that is requested, and agrees, to so act by the Company, and is approved by the Administrative Agent.

         "Letter of Credit Obligor" shall have the meaning provided in section 3.1(a).

         "Letter of Credit Outstandings" shall mean, at any time, the sum, without duplication, of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings.

         "Letter of Credit Request" shall have the meaning provided in section 3.2(a).

         "Leverage Ratio" shall mean, for any Testing Period, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated Total Debt to
(b) Consolidated EBITDA; provided, however, that, notwithstanding anything to the contrary contained herein, the Leverage Ratio for any such period shall be computed by giving effect to (i) the inclusion of the appropriate financial items for any Person or business unit that shall have been acquired by the Company or its Subsidiaries for any portion of such period prior to the date of acquisition, and (ii) the exclusion of the appropriate financial items for any Person or business unit that shall have been disposed of by the Company or its Subsidiaries, for the portion of such period prior to the date of disposition.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

         "Loan" shall have the meaning provided in section 2.1.

         "Margin Stock" shall have the meaning provided in Regulation U.

         "Material Adverse Effect" shall mean any or all of the following: (i) any material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of, when used with reference to the Company and/or any of its Subsidiaries, the Company and its Subsidiaries, taken as a whole, or when used with reference to any other person, such person and its Subsidiaries, taken as a whole, as the case may be; (ii) any material adverse effect on the ability of the Company or any other Credit Party to perform its obligations under the Credit Documents to which it is a party;
(iii) any material adverse effect on the ability of the Company and its Subsidiaries, taken as a whole, to pay their liabilities and obligations as they mature or become due; or (iv) any material adverse effect on the validity, effectiveness or enforceability, as against any Credit Party, of any of the Credit Documents to which it is a party.

         "Material Subsidiary" shall mean, at any time, with reference to any person, any Subsidiary of such person (i) that has assets at such time comprising 5% or more of the consolidated assets of such person and its Subsidiaries, or (ii) whose operations in the current fiscal year are expected to, or whose operations in the most recent fiscal year did (or would have if such person had been a Subsidiary for such entire fiscal year), represent 5% or more of the consolidated earnings before interest, taxes, depreciation and amortization of such person and its Subsidiaries for such fiscal year.

         "Maturity Date" shall mean the Revolving Maturity Date, the Swing Line Maturity Date, or the Term Maturity Date, as applicable.

         "Minimum Borrowing Amount" shall mean:

                  (i) with respect to Borrowings under the Term Facility consisting of (x) Prime Rate Loans, $1,000,000, with minimum increments thereafter of $500,000 or (y) Eurocurrency Loans, $5,000,000, with minimum increments thereafter of $1,000,000;

                  (ii) with respect to Borrowings under the Revolving Facility consisting of (x) Prime Rate Loans, $1,000,000 with minimum increments thereafter of $500,000, or (y) Eurocurrency Loans, $5,000,000 (or the substantial equivalent thereof in an Alternative Currency), with minimum increments thereafter of $1,000,000 (or the substantial equivalent thereof in an Alternative Currency); or

                  (iii) with respect to a Borrowing under the Swing Line Facility, $250,000, with minimum increments thereafter of $50,000.

         "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

         "Multiemployer Plan" shall mean a multiemployer plan, as defined in section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.

         "Multiple Employer Plan" shall mean an employee benefit plan, other than a Multiemployer Plan, to which the Company or any ERISA Affiliate, and one or more employers other than the Company or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Company or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

         "NCB" shall mean National City Bank, a national banking association, together with its successors and assigns.

         "Net Cash Proceeds" shall mean, with respect to (i) any Asset Sale, the Cash Proceeds resulting therefrom net of (A) reasonable and customary expenses of sale incurred in connection with such Asset Sale, and other reasonable and customary fees and expenses incurred, and all state, and local taxes paid or reasonably estimated to be payable by such person, as a consequence of such Asset Sale and the payment of principal, premium and interest of Indebtedness (other than the Obligations) secured by the asset which is the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale, (B) amounts of any distributions payable to holders of minority interests in the relevant person or in the relevant property or assets and (C) incremental federal, state and local income taxes paid or payable as a result thereof; and (ii) any Event of Loss, the Cash Proceeds resulting therefrom net of (A) reasonable and customary expenses incurred in connection with such Event of Loss, and local taxes paid or reasonably estimated to be payable by such person, as a consequence of such Event of Loss and the payment of principal, premium and interest of Indebtedness (other than the Obligations) secured by the asset which is the subject of the Event of Loss and required to be, and which is, repaid under the terms thereof as a result of such Event of Loss, (B) amounts of any distributions payable to holders of minority interests in the relevant person or in the relevant property or assets and (C) incremental federal, state and local income taxes paid or payable as a result thereof

         "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Non-Defaulting Lender" shall mean each Lender other than a Defaulting Lender.

         "Non-Increasing Revolving Lender" shall have the meaning provided in section 2.1(d).

         "Note" shall mean a Revolving Note, a Swing Line Note, or a Term Note, as applicable.

         "Notice of Borrowing" shall have the meaning provided in section
2.3(a).

         "Notice of Conversion" shall have the meaning provided in section 2.6.

         "Notice of Continuation" shall have the meaning provided in section
2.8.

         "Notice Office" shall mean the office of the Administrative Agent at National City Center, 629 Euclid Avenue, Cleveland, Ohio 44114, Attention:
Agency Services Group (facsimile: (216) 222-0012), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Company from time to time.

         "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by the Company or any other Credit Party to the Administrative Agent, the Collateral Agent, any Lender or any Letter of Credit Issuer pursuant to the terms of this Agreement or any other Credit Document.

         "Participant" shall have the meaning provided in section 3.4(a).

         "Payment Office" shall mean the office of the Administrative Agent at National City Center, 629 Euclid Avenue, Cleveland, Ohio 44114, Attention:
Agency Services Group (facsimile: (216) 222-0012), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Company from time to time.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to section 4002 of ERISA, or any successor thereto.

         "Permitted Acquisition" shall mean and include any Acquisition as to which all of the following conditions are satisfied:

                  (i) such Acquisition (A) involves a line or lines of business which is complementary to the lines of business in which the Company and its Subsidiaries, considered as an entirety, are engaged on the Effective Date, and (B) involves a line or lines of business which has generated a positive earnings before interest, income taxes, depreciation and amortization for its most recently completed four full fiscal quarters for which financial information is available, unless the Required Lenders specifically approve or consent to such Acquisition in writing;

                  (ii) such Acquisition is not actively opposed by the Board of Directors (or similar governing body) of the selling person or the person whose equity interests are to be acquired, unless all of the Lenders specifically approve or consent to such Acquisition in writing;

                  (iii) the aggregate consideration for such Acquisition and all other Acquisitions completed within the most recently completed 12 months, including the principal amount of any assumed Indebtedness and (without duplication) any Indebtedness of any acquired person or persons, does not exceed $40,000,000, unless the Required Lenders specifically approve or consent to such Acquisition in writing, provided, however, that this clause (iii) shall not apply if the Leverage Ratio of the Company is less than 3.25 to 1.00, both as demonstrated in the most recently delivered compliance certificate delivered pursuant to section 8.1(c) and upon giving effect to the Acquisition on a pro forma basis;

                  (iv) the Company would, after giving effect to such Acquisition, on a pro forma basis, be in compliance with the financial covenant contained in section 9.7;

                  (v) at least 10 Business Days prior to the completion of such transaction the Company shall have delivered to the Lenders a certificate of a responsible financial or accounting officer of the Company demonstrating, in reasonable detail, the computation of the Leverage Ratio of the Company on a pro forma basis, such pro forma ratios being determined as if (x) such Acquisition had been completed at the beginning of the most recent Testing Period for which financial information for the Company and the business or person to be acquired is available and has been delivered to the Lenders at least 10 Business Days prior to the completion of such transaction (which shall, in the case of the acquired business, include audited financial statements for the most recent fiscal year, unless the same are unavailable and unaudited financial statements are acceptable to the Required Lenders), and (y) any such Indebtedness, or other Indebtedness incurred to finance such Acquisition, had been outstanding for such entire Testing Period; and

                  (vi) after giving effect to the Acquisition, the Unutilized Total Revolving Commitments shall be at least $10,000,000;

provided, that the term Permitted Acquisition specifically excludes any loans, advances or minority investments otherwise permitted pursuant to section 9.5.

         "Permitted Liens" shall mean Liens permitted by section 9.3.

         "Permitted Public Notes Refinancing" shall mean a replacement or refinancing of the Public Notes in existence on the date hereof, provided that such replacement or refinancing (i) does not provide for an interest rate in excess of the rate applicable to the Public Notes on the date hereof, (ii) does not increase the aggregate principal amount thereof or reduce the average weighted life to maturity thereof, and (iii) contains covenants and events of default which are no more onerous than those contained in the Indenture as in existence on the date hereof.

         "person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" shall mean any multiemployer or single-employer plan as defined in section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute by) the Company or a Subsidiary of the Company or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Company, or a Subsidiary of the Company or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

         "Pledge Agreement" shall have the meaning provided in section 6.1(c).

         "Prime Rate" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (i) the rate of interest established by NCB in Cleveland, Ohio, from time to time, as its prime rate, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; and (ii) the Federal Funds Effective Rate in effect from time to time plus 1/2 of 1% per annum.

         "Prime Rate Loan" shall mean each Loan bearing interest at the rate provided in section 2.7(a).

         "Prohibited Transaction" shall mean a transaction with respect to a Plan that is prohibited under section 4975 of the Code or section 406 of ERISA and not exempt under section 4975 of the Code or section 408 of ERISA.

         "Public Note Documents" shall mean the Indenture, the Public Notes and each other document executed in connection therewith, and, in the case of a Permitted Public Notes Refinancing, the documents related thereto.

         "Public Noteholder" shall mean the holder or purchaser of any Public Note under the Indenture.

         "Public Notes" shall mean the Company's 11-1/2% Senior Notes due 2012 issued on the Closing Date pursuant to the Indenture, including any notes issued in exchange therefor pursuant to the Registration Rights Agreement between the Company and the initial purchasers of the Public Notes, and includes any Indebtedness issued in connection with a Permitted Public Notes Refinancing.

         "Quoted Rate" shall mean a fixed rate per annum equal to the interest rate quoted from time to time to the Company as the "overnight" borrowing rate for a particular Swing Line Loan as provided in section 2.3(c).

         "Quoted Rate Loan" shall mean a Loan bearing interest at the Quoted Rate therefor.

         "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. (S)6901 et seq.

         "Real Property" of any person shall mean all of the right, title and interest of such person in and to land, improvements and fixtures, including Leaseholds.

         "Redeemable Stock" shall mean with respect to any person any capital stock or similar equity interests of such person that (i) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time prior to the latest Maturity Date; or (ii) otherwise is required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, at the option of the holder or holders thereof, or otherwise, at any time prior to the latest Maturity Date under this Agreement, other than any such repurchase or retirement occasioned by a "change of control" or similar event.

         "Reference Banks" shall mean (i) NCB and (ii) any other Lender or Lenders selected as a Reference Bank by the Administrative Agent and the Required Lenders, provided, that if any of such Reference Banks is no longer a Lender, such other Lender or Lenders as may be selected by the Administrative Agent acting on instructions from the Required Lenders.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

         "Reportable Event" shall mean an event described in section 4043 of ERISA or the regulations thereunder with respect to a Plan, other than those events as to which the notice requirement is waived under subsections .22, .23, ..25, .27, .28, .29, .30, .31, .32, .34, .35, .62, .63, .64, .65 or .67 of PBGC
Regulation section 4043.

         "Required Lenders" shall mean Non-Defaulting Lenders whose outstanding Loans and Unutilized Commitments constitute at least 51% of the sum of the total outstanding Loans and Unutilized Commitments of Non-Defaulting Lenders (provided that, for purposes hereof, neither the Company, nor any of its Affiliates, shall be included in (i) the Lenders holding such amount of the Loans or having such amount of the Unutilized Commitments, or (ii) determining the aggregate unpaid principal amount of the Loans or Unutilized Commitments).

         "Required Revolving Lenders" shall mean Non-Defaulting Lenders whose outstanding Revolving Loans and Unutilized Revolving Commitments constitute at least 51% of the sum of the total outstanding Revolving Loans and Unutilized Revolving Commitments of Non-Defaulting Lenders (provided that, for purposes hereof, neither the Company, nor any of its Affiliates, shall be included in (i) the Lenders holding such amount of the Revolving Loans or having such amount of the Unutilized Revolving Commitments, or (ii) determining the aggregate unpaid principal amount of the Revolving Loans or Unutilized Revolving Commitments).

         "Required Term Lenders" shall mean Non-Defaulting Lenders whose outstanding Term Loans and Unutilized Term Commitments constitute at least 51% of the sum of the total outstanding Term Loans and Unutilized Term Commitments of Non-Defaulting Lenders (provided that, for purposes hereof, neither the Company, nor any of its Affiliates, shall be included in (i) the Lenders holding such amount of the Term Loans or

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

having such amount of the Unutilized Term Commitments, or (ii) determining the aggregate unpaid principal amount of the Term Loans or Unutilized Term Commitments).

         "Revolving Borrowing" shall mean the incurrence of Revolving Loans consisting of one Type of Loan by the applicable Borrower from all of the Lenders having Commitments in respect thereof on a pro rata basis on a given date (or resulting from Conversions or Continuations on a given date), having in the case of Eurocurrency Loans the same Interest Period.

         "Revolving Commitment" shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name in the Letter Allocating Initial Commitments as its "Revolving Commitment" as the same may be reduced from time to time pursuant to section 4.2, 4.3 and/or 10.2 or adjusted from time to time as a result of assignments to or from such Lender pursuant to section 13.4.

         "Revolving Facility" shall mean the credit facility evidenced by the Total Revolving Commitment.

         "Revolving Facility Percentage" shall mean at any time for any Lender with a Revolving Commitment, the percentage obtained by dividing such Lender's Revolving Commitment by the Total Revolving Commitment, provided, that if the Total Revolving Commitment has been terminated, the Revolving Facility Percentage for each Lender shall be determined by dividing such Lender's Revolving Commitment immediately prior to such termination by the Total Revolving Commitment immediately prior to such termination.

         "Revolving Loan" shall have the meaning provided in section 2.1(b).

         "Revolving Maturity Date" shall mean April 30, 2007, or such earlier date on which the Total Revolving Commitment is terminated.

         "Revolving Note" shall have the meaning provided in section 2.5(a).

         "Sale and Lease-Back Transaction" shall mean any arrangement with any person providing for the leasing by the Company or any Subsidiary of the Company of any property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Company and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Company or such Subsidiary to such person.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

         "Scheduled Repayment" shall have the meaning provided in section
5.2(a).

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

         "Section 5.4(b)(ii) Certificate" shall have the meaning provided in section 5.4(b)(ii).

         "Security Agreement" shall have the meaning provided in section 6.1(c).

         "Security Documents" shall mean the Security Agreement, the Pledge Agreement, each Closing Date Mortgage, and each other document pursuant to which any Lien or security interest is granted by any Credit Party to the Collateral Agent as security for any of the Obligations.

         "Standard Permitted Liens" shall mean the following:

                  (i) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established;

                  (ii) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or any Subsidiary;

                  (iii) Liens created by this Agreement or the other Credit Documents;

                  (iv) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under section 10.1(g);

                  (v) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; and mechanic's Liens, carrier's Liens, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;

                  (vi) Leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries and any interest or title of a lessor under any lease not in violation of this Agreement;

                  (vii) easements, rights-of-way, zoning or other restrictions, charges, encumbrances, defects in title, prior rights of other persons, and obligations contained in, or to which the rights of the owner or lessor are subject, arising under coal leases, deeds, damage or subsidence waivers, and similar instruments, in each case which do not involve, and are not likely to involve at any future time, either individually or in the aggregate, a Material Adverse Effect; and

                  (viii) Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Agreement, provided that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor);

         "Stated Amount" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).

         "Subsidiary" of any person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Company.

         "Subsidiary Guarantor" shall mean any Subsidiary which is a party to the Subsidiary Guaranty.

         "Subsidiary Guaranty" shall have the meaning provided in section
6.1(c).

         "Subordinated Indebtedness" shall mean any Indebtedness which has been subordinated to the Obligations in such manner and to such extent as the Administrative Agent (acting on instructions from the Required Lenders) may require.

         "Swing Line Borrowing" shall mean Borrowing of a Swing Line Loan from the Swing Line Lender.

         "Swing Line Cap" shall mean $10,000,000.

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

         "Swing Line Commitment" shall mean, with respect to the Swing Line Lender, the amount set forth opposite such Lender's name in the Letter Allocating Initial Commitments as its "Swing Line Commitment" as the same may be reduced from time to time pursuant to section 4.2, 4.3 and/or 10.2 or adjusted from time to time as a result of assignments to or from the Swing Line Lender pursuant to section 13.4.

         "Swing Line Exposure" shall mean, with respect to any Lender at any time, such Lender's obligation to refund or purchase a participation equal to, its Revolving Facility Percentage of the aggregate Swing Line Loans outstanding.

         "Swing Line Facility" shall mean the credit facility evidenced by the Swing Line Commitment.

         "Swing Line Lender" shall mean the Lender indicated in the Letter Allocating Initial Commitments as having the "Swing Line Commitment" and shall include any other single Lender to whom the Swing Line Lender has transferred its entire Swing Line Commitment and any Swing Line Loans.

         "Swing Line Loan" shall have the meaning provided in section 2.1(c).

         "Swing Line Maturity Date" shall mean April 30, 2007, or such earlier date on which the Swing Line Commitment is terminated.

         "Swing Line Note" shall have the meaning provided in section 2.5(a).

         "Syndication Date" shall mean the date which the Administrative Agent determines in its sole discretion (and the Administrative Agent notifies the Company) that the primary syndication by the initial Lender or Lenders hereunder of portions of its Term Loan Commitment and its Revolving Commitment to new Lenders has been completed.

         "Taxes" shall have the meaning provided in section 5.4.

         "Term Borrowing" shall mean the incurrence of Term Loans consisting of one Type of Loan, by the Company from all of the Lenders having Commitments in respect thereof on a pro rata basis on a given date (or resulting from Conversions or Continuations on a given date), having in the case of Eurocurrency Loans the same Interest Period.

         "Term Commitment" shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name in the Letter Allocating Initial Commitments as its "Term Commitment" as the same may be reduced from time to time pursuant to sections 4.2, 4.3 and/or 10.2 or adjusted from time to time as a result of assignments to or from such Lender pursuant to section 13.4.

         "Term Facility" shall mean the credit facility evidenced by the Total Term Commitment.

         "Term Loan" shall have the meaning provided in section 2.1(a).

         "Term Maturity Date" shall mean April 30, 2008 or such earlier date on which the Total Term Commitment is terminated.

         "Term Note" shall have the meaning provided in section 2.5(a).

         "Testing Period" shall mean for any determination a single period consisting of the four consecutive fiscal quarters of the Company then last ended (whether or not such quarters are all within the same fiscal year), except that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended which are so indicated in such provision.

         "Title Company" shall have the meaning provided in section 6.1(k).

         "Total Commitment" shall mean the sum of the Total Revolving Commitment, the Swing Line Commitment, and the Total Term Commitment.

         "Total Revolving Commitment" shall mean the sum of the Revolving Commitments of the Lenders.

         "Total Term Commitment" shall mean the sum of the Term Commitments of the Lenders.

         "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Prime Rate Loan, a Eurocurrency Loan, or a Quoted Rate Loan.

         "UCC" shall mean the Uniform Commercial Code.

         "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

         "United States" and "U.S." each means United States of America.

         "Unpaid Drawing" shall have the meaning provided in section 3.3(a).

         "Unutilized Commitment" for any Lender at any time shall mean the excess of (i) such Lender's Commitment at such time over (ii) the sum of (x) the principal amount of Loans made by such Lender and outstanding at such time and
(y) if such Lender has a Revolving Commitment, such Lender's Revolving Facility Percentage of Letter of Credit Outstandings at such time.

         "Unutilized Revolving Commitment" for any Lender at any time shall mean the excess of (i) such Lender's Revolving Commitment at such time over (ii) the sum of (x) the principal amount of Revolving Loans made by such Lender and outstanding at such time and (y) such Lender's Revolving Facility Percentage of Letter of Credit Outstandings at such time.

         "Unutilized Total Revolving Commitment" shall mean, at any time, the excess of (i) the Total Revolving Commitment at such time over (ii) the sum of
(x) the aggregate principal amount of all Revolving Loans then outstanding plus
(y) the aggregate Letter of Credit Outstandings at such time.

         "Unutilized Total Term Commitment" shall mean, at any time, the excess of (i) the Total Term Commitment at such time over (ii) the aggregate principal amount of all Term Loans then outstanding.

         "Utilization Fee" shall have the meaning provided in section 4.1(a).

         "Wholly-Owned Subsidiary" shall mean each Subsidiary of the Company at least 95% of whose capital stock, equity interests and partnership interests, other than director's qualifying shares or similar interests, are owned directly or indirectly by the Company.

         "Written", "written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

         1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         1.3 Accounting Terms. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision of section 8 or 9 hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof to such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any such provision hereof for such purposes), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with the requirements of this Agreement.

      1.4 Currency Equivalents. For purposes of this Agreement, except as otherwise specified herein, (i) the equivalent in Dollars of any Alternative Currency shall be determined by using the quoted spot rate at which the Administrative Agent offers to exchange Dollars for such Alternative Currency at its Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined, and (ii) the equivalent in any Alternative Currency of Dollars shall be determined by using the quoted spot rate at which the Administrative Agent's Payment Office offers to exchange such Alternative Currency for Dollars at the Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the date on which such equivalent is to be determined; provided, that (A) the equivalent in Dollars of each Eurocurrency Loan made in an Alternative Currency shall be, for the purposes of determining the unused portion of each Lender's Commitment, or any or all Loan or Loans outstanding on such date, calculated or recalculated, as the case may be, on the date that the Eurocurrency Rate applicable to such Loan is established, on the last day of the Interest Period applicable thereto, and on each date that it shall be necessary (or the Administrative Agent shall elect) to determine the unused portion of each Lender's Commitment; (B) the equivalent in Dollars of any Unpaid Drawing in respect of any Letter of Credit denominated in an Alternative Currency shall be determined at the time the drawing under such Letter of Credit was paid or disbursed by the applicable Letter of Credit Issuer; (C) for purposes of determining the Letters of Credit Outstandings or the Unutilized Total Revolving Commitment as contemplated by sections 2.1, 3.1(b) and 5.2, the equivalent in Dollars of the Stated Amount of any Letter of Credit denominated in an Alternative Currency shall be calculated (x) on the date of the issuance of the respective Letter of Credit, (y) on the first Business Day of each calendar month thereafter and (z) in any other case where the same is required or permitted to be calculated, on such other day as the Administrative Agent may, in its sole discretion, consider appropriate; and (D) for purposes of sections 4.1(b) and (c), the equivalent in Dollars of the Stated Amount of any Letter of Credit denominated in an Alternative Currency shall be calculated on the first day of each calendar month in the quarterly period in which the respective payment is due pursuant to said sections. Notwithstanding the foregoing, for purposes of determining the amount of the Commitment Fee payable pursuant to section 4.1(a) hereof, the equivalent in Dollars of any outstanding Revolving Loans which are denominated in Alternative Currency shall be determined by using the quoted spot rate at which the Administrative Agent offers to exchange Dollars for such Alternative Currency at its Payment Office at 9:00 A.M. (local time at the Payment Office) two Business Days prior to the commencement date of the applicable Interest Period for such Revolving Loans, unless the Administrative Agent, in its reasonable discretion, shall elect to use another day or basis for determining such equivalent in Dollars.

      1.5 Appointment of the Company as Representative. For purposes of this Agreement, each Foreign Subsidiary Borrower (i) authorizes the Company to make such requests, give such notices or furnish such certificates to the Administrative Agent or any Lender as may be required or permitted by this Agreement for the benefit of such Foreign Subsidiary Borrower and (ii) authorizes the Administrative Agent to treat such requests, notices, certificates or consents given or made by the Company to have been made, given or furnished by the applicable Foreign Subsidiary Borrower for purposes of this Agreement. The Administrative Agent and each Lender shall be entitled to rely on each such request, notice, certificate or consent made, given or furnished by the Company pursuant to the provisions of this Agreement or any other Credit Document as being made or furnished on behalf of, and with the effect of irrevocably binding, such Foreign Subsidiary Borrower.

      1.6 Addition of Borrowers. By execution of an Election to Participate by a Foreign Subsidiary, and upon acceptance thereof by the Administrative Agent and the Required Lenders, each in its sole discretion, and such person's satisfaction of all conditions and completion of all deliveries specified in the Election to Participate and in section 8.15, this Agreement shall be deemed to be amended so that such person shall become for all purposes of this Agreement as if an original signatory hereto, and shall be admitted as a Borrower hereunder, and this Agreement shall be binding for all purposes on such person as a Foreign Subsidiary Borrower as if an original signatory hereto.

      SECTION 2.   AMOUNT AND TERMS OF LOANS.

      2.1 Commitments for Loans. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a loan or loans (each a "Loan" and, collectively, the "Loans") to the Borrowers, which Loans shall be drawn, to the extent such Lender has a commitment under a Facility for the applicable Borrower, under the applicable Facility, as set forth below:

            (a) Term Loan Facility. Loans under the Term Facility (each a "Term Loan" and, collectively, the "Term Loans"): (i) can only be incurred by the Company on the Closing Date in the entire amount of the Unutilized Total Term Commitment; (ii) except as otherwise provided, may, at the option of the Company, be incurred and maintained as, or Converted into, Term Loans which are Prime Rate Loans or Eurocurrency Loans, in each case denominated in Dollars, provided that all Term Loans made as part of the same Term Borrowing shall, unless otherwise specifically provided herein, consist of Term Loans of the same Type; and (iii) shall not exceed for any Lender at the time of incurrence thereof the aggregate principal amount of the Term Loan Commitment, if any, of such Lender at such time. Once prepaid or repaid, Term Loans may not be reborrowed.

            (b) Revolving Facility. Loans under the Revolving Facility (each a "Revolving Loan" and, collectively, the "Revolving Loans"): (i) may be incurred by the Borrowers at any time and from time to time on and after the Closing Date and prior to the date the Total Revolving Commitment is terminated; (ii) except as otherwise provided, may, at the option of the applicable Borrower, be incurred and maintained as, or Converted into, Revolving Loans which are Prime Rate Loans or Eurocurrency Loans, in each case denominated in Dollars or an Alternative Currency, provided that all Revolving Loans made as part of the same Revolving Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type and currency, and provided further that Foreign Subsidiary Borrowers may borrow Revolving Loans denominated only in an Alternative Currency, and provided further that the aggregate principal amount of Revolving Loans denominated in an Alternative Currency shall not exceed at any time outstanding the Alternative Currency Sublimit, and provided further that the aggregate principal amount of Revolving Loans made to Foreign Subsidiary Borrowers shall not exceed the Foreign Subsidiary Borrower Sublimit;
(iii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (iv) may only be made if after giving effect thereto the Unutilized Total Revolving Commitment exceeds the aggregate amount of outstanding Swing Line Loans; and (v) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the sum of (1) such Lender's Swing Line Exposure plus (2) the product at such time of (A) such Lender's Revolving Facility Percentage, times (B) the aggregate Letter of Credit Outstandings, equals the Revolving Commitment of such Lender at such time. In addition, no Revolving Loans shall be incurred at any time if after giving effect thereto the Borrower would be required to prepay Revolving Loans in accordance with section 5.2(b).

            (c) Swing Line Facility. Loans to the Company under the Swing Line Facility (each a "Swing Line Loan" and, collectively, the "Swing Line Loans"):
(i) shall be made only by the Swing Line Lender; (ii) may be made at any time and from time to time on and after the Closing Date and prior to the earlier of
(x) the date the Swing Line Commitment expires or is terminated, or (y) the date the Total Revolving Commitment expires or is terminated; (iii) shall be made only in Dollars; (iv) shall have a maturity of no longer than one Business Day;
(v) may be incurred only as a Quoted Rate Loan; (vi) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (vii) may only be made if after giving effect thereto the Unutilized Total Revolving Commitment exceeds the outstanding Swing Line Loans; and (viii) shall not exceed for the Swing Line Lender at any time outstanding its Swing Line Commitment at such time; and (ix) shall not exceed in the aggregate, the Swing Line Cap. In addition, no Swing Line Loan may be incurred at any time if at such time, and in lieu of incurring such Swing Line Loan, the Borrowers would not have been entitled to make a Revolving Borrowing consisting of Prime Rate Loans for the same aggregate principal amount, ignoring for such purposes the difference in the Minimum Borrowing Amount between Swing Line Loans and Revolving Loans.

            (d)   Increase in Revolving Credit Commitments.

                  (i) The Company may, by written notice to the Administrative Agent from time to time, request that the Total Revolving Commitment be increased by an amount not to exceed the Incremental Revolving Facility Amount at such time. Upon the approval of such request by the Administrative Agent (which approval shall not be unreasonably withheld), the Administrative Agent shall deliver a copy thereof to each Lender with a Revolving Commitment. Such notice shall set forth the amount of the requested increase in the Total Revolving Commitment (which shall be in minimum increments of $5,000,000 and a minimum amount of $10,000,000 or equal to the remaining Incremental Revolving Facility Amount) and the date on which such increase is requested to become effective (which shall be not less than 10 Business Days nor more than 60 days after the date of such notice and which, in any event, must be on or prior to the Revolving Maturity Date), and shall offer each such Lender the opportunity to increase its Revolving Commitment by its Revolving Facility Percentage of the

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

proposed increased amount. Each such Lender shall, by notice to the Company and the Administrative Agent given not more than 10 days after the date of the Administrative Agent's notice, either agree to increase its Revolving Commitment by all or a portion of the offered amount (each such Lender so agreeing being an "Increasing Revolving Lender") or decline to increase its Revolving Commitment (and any such Lender that does not deliver such a notice within such period of 10 days shall be deemed to have declined to increase its Revolving Commitment), each Lender so declining or being deemed to have declined being a "Non-Increasing Revolving Lender"). In the event that, on the 10th day after the day the Administrative Agent has delivered a notice pursuant to the second sentence of this paragraph, the Increasing Revolving Lenders have agreed pursuant to the preceding sentence to increase their Revolving Commitments by an aggregate amount less than the increase in the Total Revolving Commitment requested by the Company, the Company may arrange for one or more banks or other entities (any such bank or other entity referred to in this clause being an "Augmenting Revolving Lender"), which may include any Lender, to extend Revolving Commitments or increase their existing Revolving Commitments in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Revolving Lender, if not already a Lender with a Revolving Commitment hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), and the Company and each Augmenting Revolving Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence its Revolving Commitment and/or its status as a Lender with a Revolving Commitment hereunder. Any increase in the Total Revolving Commitment may be made in an amount which is less than the increase requested by the Company if the Company is unable to arrange for, or chooses not to arrange for, Augmenting Revolving Lenders.

            (ii) Each of the parties hereto agrees that the Administrative Agent may take any and all actions as may be reasonably necessary to ensure that, after giving effect to any increase in the Total Revolving Commitment pursuant to this section 2.1(d), the outstanding Revolving Loans (if any) are held by the Lenders with Revolving Commitments in accordance with their new Revolving Facility Percentages. This may be accomplished at the discretion of the Administrative Agent (w) by requiring the outstanding Revolving Loans to be prepaid with the proceeds of new Revolving Borrowings, (x) by causing Non-Increasing Revolving Lenders to assign portions of their outstanding Revolving Loans to Increasing Revolving Lenders and Augmenting Revolving Lenders, (y) by permitting the Revolving Borrowings outstanding at the time of any increase in the Total Revolving Commitment pursuant to this section 2.1(d) to remain outstanding until the last days of the respective Interest Periods therefor, even though the Lenders would hold such Revolving Borrowings other than in accordance with their new Revolving Facility Percentages, or (z) by any combination of the foregoing. Any prepayment or assignment described in this paragraph (ii) shall be subject to section 2.10 hereof but otherwise without premium or penalty.

            (iii) Notwithstanding the foregoing, no increase in the Total Revolving Commitment (or in the Revolving Credit Commitment of any Lender) or addition of a new Lender shall become effective under this section 2.1(d) unless, (1) on the date of such increase, the conditions set forth in section
6.2 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a responsible financial officer of the Company, (2) the Company shall have provided to the Administrative Agent and the Lenders an officer's certificate, signed by an Authorized Officer, and otherwise in form and substance satisfactory to the Administrative Agent, certifying that all of the Obligations (including any increase in the Total Revolving Commitment) constitute and will continue to constitute "Permitted Indebtedness" (as defined in the Indenture), and (3) the Administrative Agent shall have received (with sufficient copies for each of the Lenders with Revolving Commitments) legal opinions, board resolutions and an officer's certificate consistent with those delivered on the Closing Date under sections 6.1(e), (g) and (o).

   2.2   Minimum Borrowing Amounts, etc.; Pro Rata Borrowings.

        (a) The aggregate principal amount of each Borrowing by the Borrowers shall not be less than the Minimum Borrowing Amount. More than one Borrowing may be incurred by the Borrowers on any day, provided that (i) if there are two or more Borrowings on a single day by the Borrowers under the same Facility which consist of Eurocurrency Loans, each such Borrowing shall have a different initial Interest Period, and (ii) at no time shall there be more than 8 Borrowings of Eurocurrency Loans outstanding hereunder.

        (b) All Borrowings under a Facility shall be made by the Lenders having Commitments under such Facility pro rata on the basis of their respective Commitments under such Facility. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitment hereunder.

     2.3  Procedures for Borrowing or Disbursements of Funds; Notice of
Borrowing.

          (a) Whenever any Borrower desires to incur Loans, it shall give the Administrative Agent at its Notice Office,

                (A) Borrowings of Prime Rate Loans under the Revolving and Term Facility: in the case of any Borrowing under the Term Facility or the Revolving Facility of Prime Rate Loans to be made hereunder, prior to 12:00 noon (local time at its Notice Office), on the proposed date thereof written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent); or

                (B) Borrowings of Eurocurrency Loans under the Revolving and Term Facility Denominated in Dollars: in the case of any Borrowing under a Term Facility or the Revolving Facility of Eurocurrency Loans denominated in Dollars to be made hereunder, prior to 12:00 noon (local time at its Notice Office), at least three Business Days' prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent); or

                (C) Borrowings of Eurocurrency Loans under the Revolving Facility Denominated in an Alternative Currency: in the case of any Borrowing under the Revolving Facility of Eurocurrency Loans denominated in an Alternative Currency to be made hereunder, prior to 12:00 noon (local time at its Notice Office), at least five Business Days' prior written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent); or

                (D) Borrowings under the Swing Line Facility: in the case of any Borrowing under the Swing Line Facility, if the Administrative Agent shall have furnished the Company with a Quoted Rate therefor, prior to 1:00 P.M. (local time at its Notice Office), on the proposed date thereof written or telephonic notice thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent), which proposed Borrowing shall be within such period as the Administrative Agent shall have specified for such Quoted Rate.

Each such notice (each such notice, a "Notice of Borrowing") shall (if requested by the Administrative Agent to be confirmed in writing), be substantially in the form of Exhibit B-1, and in any event shall be irrevocable and shall specify:
(i) the Facility under which such Borrowing is to be incurred, and if applicable, the Borrower incurring the Loan; (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing; (iii) the date of the Borrowing (which shall be a Business Day); (iv) whether the Borrowing shall consist of Prime Rate Loans, Eurocurrency Loans or Quoted Rate Loans; (v) if the Borrowing consists of a Swing Line Loan, the Quoted Rate therefor; (vi) if the requested Borrowing consists of Eurocurrency Loans, the Interest Period to be initially applicable thereto; and (vii) in the case of requested Borrowing of Revolving Loans which are Eurocurrency Loans whether the loans are to be denominated in Dollars or an Alternative Currency. The Administrative Agent shall promptly give each Lender which has a Commitment under any applicable Facility written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing under such Facility, of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing relating thereto.

          (b) Borrowings of Eurocurrency Loans Denominated in Alternative Currency. In the case of a proposed Borrowing comprised of Revolving Loans which are Eurocurrency Loans denominated in an Alternative Currency, the obligation of each affected Lender to make its Eurocurrency Loan in Alternative Currency as part of such Borrowing is subject to the confirmation by the Administrative Agent to the Company not later than the fourth Business Day before the requested date of such Borrowing that the requested Alternative Currency is readily and freely transferable and convertible into Dollars.

If the Administrative Agent has not provided the confirmation referred to above, the Administrative Agent shall promptly notify the Company and each Lender, whereupon the Company or the applicable Borrower may, or if the Borrower is a Foreign Subsidiary Borrower, the Borrower shall, by notice to the Administrative Agent not later than the third Business Day before the requested date of such Borrowing, withdraw the Notice of Borrowing relating to such requested Borrowing. If the Borrower does so withdraw such Notice of Borrowing, the Borrowing requested in such Notice of Borrowing shall not occur and the Administrative Agent shall promptly so notify each Lender. If the applicable Borrower does not so withdraw such Notice of Borrowing, the Administrative Agent shall promptly so notify each Lender and such Notice of Borrowing shall be deemed to be a Notice of Borrowing which requests a Borrowing of Loans comprised of Eurocurrency Loans in an aggregate amount in Dollars equivalent, on the date the Administrative Agent so notifies each Lender, to the amount of the originally requested Borrowing in the Alternative Currency; and in such notice by the Administrative Agent to each Lender the Administrative Agent shall state such aggregate equivalent amount of such Borrowing in Dollars and such Lender's ratable portion of such Borrowing.

          (c) Borrowings of Quoted Rate Loans. Whenever the Company proposes to submit a Notice of Borrowing with respect to a Swing Line Loan, it will, prior to submitting such Notice of Borrowing, notify the Administrative Agent of its intention and request the Administrative Agent to obtain the Quoted Rate to be applicable thereto prior to the proposed maturity thereof. The Administrative Agent will immediately so notify the Swing Line Lender, and if the Swing Line Lender is agreeable to a particular interest rate for the proposed Quoted Rate Loan if such Loan is made on or prior to a specified date, the Administrative Agent shall quote such interest rate to the Company as the Quoted Rate applicable to such proposed Quoted Rate Loan if made on or before such specified date for a maturity of one Business Day as so proposed by the Company. The Swing Line Lender contemplates that any Quoted Rate will be a rate of interest which reflects a margin corresponding to (or greater than) the Applicable Eurocurrency Margin in effect at the time of quotation of any Quoted Rate over the then prevailing fully absorbed average cost of funds of the Swing Line Lender, Federal Funds Effective Rate, commercial paper, call money, overnite repurchase or other commonly quoted interest rate, in each case as selected by the Swing Line Lender. Nothing herein shall be deemed to permit any Lender other than the Swing Line Lender any right of approval with respect to a Quoted Rate.

          (d) Telephonic Notice. Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Company entitled to give telephonic notices under this Agreement on behalf of such Borrower. In each such case, the Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

          (e)   Disbursement of Funds.

                (i) No later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing, each Lender will make available its pro rata share, if any, of each Borrowing requested to be made on such date in the manner provided below. All amounts shall be made available to the Administrative Agent in Dollars or the applicable Alternative Currency and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the applicable Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent has been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to a Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the applicable Borrower, and such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the applicable Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by a Borrower, the then applicable rate of interest, calculated in accordance with section 2.7, for the respective Loans (but without any requirement to pay any amounts in respect thereof pursuant to section 2.10).

                (ii) Nothing herein and no subsequent termination of the Commitments pursuant to section 4.2 or 4.3 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder and in existence from time to time or to prejudice any rights which any Borrower may have against any Lender as a result of any default by such Lender hereunder.

  2.4     Refunding of, or Participation in, Swing Line Loans.

          (a) If any Event of Default exists, the Swing Line Lender may, in its sole and absolute discretion, direct that the Swing Line Loans owing to it be refunded by delivering a notice to such effect to the Administrative Agent, specifying the aggregate principal amount thereof (a "Notice of Swing Line Refunding"). Promptly upon receipt of a Notice of Swing Line Refunding, the Administrative Agent shall give notice of the contents thereof to the Lenders with Revolving Commitments and, unless an Event of Default specified in section 10.1(h) in respect of any Borrower has occurred, also to the Company. Each such Notice of Swing Line Refunding shall be deemed to constitute delivery by the Company of a Notice of Borrowing requesting Revolving Loans denominated in Dollars and consisting of Prime Rate Loans in the amount of the Swing Line Loans to which it relates. Each Lender with a Revolving Commitment (including the Swing Line Lender in its capacity as a Lender) hereby unconditionally agrees (notwithstanding that any of the conditions specified in section 6.2 hereof or elsewhere in this Agreement shall not have been satisfied, but subject to the provisions of paragraph (b) below) to make a Revolving Loan to the Company in an amount equal to such Lender's Revolving Facility Percentage of the aggregate Dollar amount of the Swing Line Loans to which such Notice of Swing Line Refunding relates. Each such Lender shall make the amount of such Revolving Loan available to the Administrative Agent in immediately available funds at the Payment Office not later than 2:00 P.M. (local time at the Payment Office), if such notice is received by such Lender prior to 11:00 A.M. (local time at its Domestic Lending Office), or not later than 2:00 P.M. (local time at the Payment Office) on the next Business Day, if such notice is received by such Lender after such time. The proceeds of such Revolving Loans shall be made immediately available to the Swing Line Lender and applied by it to repay the principal amount of the Swing Line Loans to which such Notice of Swing Line Refunding related. The Company irrevocably and unconditionally agrees that, notwithstanding anything to the contrary contained in this Agreement, Revolving Loans made as herein provided in response to a Notice of Swing Line Refunding shall constitute Revolving Loans hereunder denominated in Dollars and consisting of Prime Rate Loans.

          (b) If prior to the time a Revolving Loan would otherwise have been made as provided above as a consequence of a Notice of Swing Line Refunding, any of the events specified in section 10.1(h) shall have occurred in respect of any Borrower or one or more of the Lenders with Revolving Commitments shall determine that it is legally prohibited from making a Revolving Loan under such circumstances, each Lender (other than the Swing Line Lender), or each Lender (other than the Swing Line Lender) so prohibited, as the case may be, shall, on the date such Revolving Loan would have been made by it (the "Purchase Date"), purchase an undivided participating interest in the outstanding Swing Line Loans to which such Notice of Swing Line Refunding related, in an amount (the "Swing Line Participation Amount") equal to such Lender's Revolving Facility Percentage of such Swing Line Loans. On the Purchase Date, each such Lender or each such Lender so prohibited, as the case may be, shall pay to the Swing Line Lender in immediately available funds, such Lender's Swing Line Participation Amount, and promptly upon receipt thereof the Swing Line Lender shall, if requested by such other Lender, deliver to such Lender a participation certificate, dated the date of the Swing Line Lender's receipt of the funds from, and evidencing such Lender's participating interest in such Swing Line Loans and its Swing Line Participation Amount in respect thereof. If any amount required to be paid by a Lender to the Swing Line Lender pursuant to the above provisions in respect of any Swing Line Participation Amount is not paid on the date such payment is due, such Lender shall pay to the Swing Line Lender on demand interest on the amount not so paid at the overnight Federal Funds Effective Rate from the due date until such amount is paid in full.

          (c) Whenever, at any time after the Swing Line Lender has received from any other Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment from or on behalf of the Company on account of the related Swing Line Loans, the Swing Line Lender will promptly distribute to such Lender its Revolving Facility Percentage of such payment on account of its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

          (d) Each Lender's obligation to make Revolving Loans and/or to purchase participations in connection with a Notice of Swing Line Refunding (which shall in all events be within such Lender's Unutilized Revolving Commitment, taking into account all outstanding participations in connection with Swing Line Refundings) shall be subject to the conditions that:

                (i) such Lender shall have received a Notice of Swing Line Refunding complying with the provisions hereof, and

                (ii) at the time the Swing Line Loans which are the subject of such Notice of Swing Line Refunding were made, the Swing Line Lender had no actual written notice from another Lender notifying the Swing Line Lender that an Event of Default had occurred and was continuing under this Agreement and that any further increases in the aggregate principal amount of Swing Line Loans would not be entitled to the benefit of the participation arrangements provided in this section 2.4, but otherwise shall be absolute and unconditional, shall be solely for the benefit of the Swing Line Lender and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, any Credit Party, or any other person, or any Credit Party may have against any Lender or other person, as the case may be, for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; (C) any event or circumstance involving a Material Adverse Effect upon any Borrower; (D) any breach of any Credit Document by any party thereto; or (E) any other circumstance, happening or event, whether or not similar to any of the foregoing.

   2.5    Notes; Loan Accounts.

          (a) Forms of Notes. The obligation of each Borrower to pay the principal of, and interest on, the Loans made to it by each Lender shall be evidenced (i) if a Term Loan, and if so requested by any Lender with a Term Commitment, by a promissory note of the Company substantially in the form of Exhibit A-1 (each a "Term Note" and, collectively, the "Term Notes"), (ii) if a Revolving Loan, by a promissory note of a Borrower substantially in the form of Exhibit A-2 with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes") and (iii) if a Swing Line Loan, by a promissory note of the Company substantially in the form of Exhibit A-3 with blanks appropriately completed in conforming herewith (each, a "Swing Line Note" and collectively, the "Swing Line Notes");

          (b) Term Notes. The Term Note issued by the Company to a Lender with a Term Commitment shall: (i) be executed by the Company; (ii) be payable to the order of such Lender and be dated on or prior to the Closing Date; (iii) be payable in the principal amount of Term Loans evidenced thereby; (iv) be payable in installments as provided in section 5.2(a) and mature on the Term Maturity Date; (v) bear interest as provided in section 2.7 in respect of the Prime Rate Loans or Eurocurrency Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory prepayment as provided in section 5.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) Revolving Notes. The Revolving Note issued by any Borrower to a Lender with a Revolving Commitment shall: (i) be executed by such Borrower; (ii) be payable to the order of such Lender and be dated on or prior to the Closing Date; (iii) be payable in the principal amount of Revolving Loans evidenced thereby; (iv) mature on the Revolving Maturity Date; (v) bear interest as provided in section 2.7 in respect of the Prime Rate Loans or Eurocurrency Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory prepayment as provided in section 5.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) Swing Line Note. The Swing Line Note issued by the Company to the Swing Line Lender shall: (i) be executed by the Company; (ii) be payable to the order of such Lender and be dated on or prior to the date the first Loan evidenced thereby is made; (iii) be in a stated principal amount equal to the Swing Line Commitment of such Lender and be payable in the principal amount of Swing Line Loans evidenced thereby; (iv) mature as to any Swing Line Loan evidenced thereby on the first Business Day following the date such Swing Line Loan was made; (v) bear interest at the Quoted Rate applicable to the applicable Swing Line Loan; (vi) be subject to mandatory prepayment as provided in section 5.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) Loan Accounts of Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (f) Loan Accounts of Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof, the particular Facility under which such Loan was made, and the Interest Period and applicable interest rate if such Loan is a Eurocurrency Loan, (ii) the amount of any principal due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (g) Effect of Loan Accounts, etc. The entries made in the accounts maintained pursuant to section 2.5(e) and (f) shall be prima facie evidence of the existence and amounts and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay or prepay the Loans in accordance with the terms of this Agreement.

          (h) Endorsements of Amounts on Notes Prior to Transfer. Each Lender will, prior to any transfer of any of the Notes issued to it by any Borrower, endorse on the reverse side thereof or the grid attached thereto the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the obligations of the Borrowers in respect of such Loans.

    2.6 Conversions. The Borrower shall have the option to Convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of its Loans of one Type owing by it pursuant to a single Facility into a Borrowing or Borrowings pursuant to the same Facility of another Type of Loans denominated in the same currency which can be made pursuant to such Facility, provided that:

                (i)   no Conversions may be made with respect to Swing Line
Loans;

                (ii) no partial Conversion of a Borrowing of Eurocurrency Loans shall reduce the outstanding principal amount of the Eurocurrency Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto;

                (iii) any Conversion of Eurocurrency Loans into Prime Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurocurrency Loans;

                (iv) Prime Rate Loans may only be Converted into Eurocurrency Loans if no Default under section 10.1(a) or Event of Default is in existence on the date of the Conversion unless the Required Revolving Lenders or the Required Term Lenders, as applicable, otherwise agree;

                (v) Prime Rate Loans may not be Converted into Eurocurrency Loans during any period when such Conversion is not permitted under section 2.9; and

                (vi)  Borrowings of Eurocurrency Loans resulting from this section 2.6 shall conform to the requirements of section 2.2. Each such Conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 12:00 noon (local time at such Notice Office), at least three Business Days', in the case of Conversion into a Eurocurrency Loans (or prior to 12:00 noon (local time at such Notice Office) same Business Day's, in the case of a Conversion into Prime Rate Loans), prior written notice (or telephonic notice promptly confirmed in writing if so requested by the Administrative Agent) (each a "Notice of Conversion"), substantially in the form of Exhibit B-2, specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurocurrency Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed

Conversion affecting any of its Loans. For the avoidance of doubt, the prepayment or repayment of any Revolving Loans out of the proceeds of other Revolving Loans by the Borrower is not considered a Conversion of Revolving Loans into other Revolving Loans.

Revolving Loans denominated in an Alternative Currency may be continued as Revolving Loans denominated in such Alternative Currency, bearing interest based on the Eurocurrency Rate, at the end of any Interest Period.

   2.7    Interest.

          (a) Interest on Prime Rate Loans. During such periods as a Loan is a Prime Rate Loan, it shall bear interest at a fluctuating rate per annum which shall at all times be equal to the Prime Rate in effect from time to time plus the Applicable Prime Rate Margin for such Loan.

          (b) Interest on Eurocurrency Loans. During such periods as a Loan is a Eurocurrency Loan, it shall bear interest at a rate per annum which shall at all times during an Interest Period therefor be relevant Adjusted Eurocurrency Rate for such Eurocurrency Loan for such Interest Period plus the Applicable Eurocurrency Margin for such Loan.

          (c) Interest on Quoted Rate Loans. During such periods as a Swing Line Loan is a Quoted Rate Loan, it shall bear interest until maturity (whether by acceleration or otherwise) at the rate per annum which shall be equal to the Quoted Rate therefor.

          (d) Default Interest. Notwithstanding the above provisions, if a Default under section 10.1(a) or Event of Default is in existence, all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each Loan shall bear interest, payable on demand, at a rate per annum equal to 2% per annum above the interest rate which is or would be applicable from time to time pursuant to section 2.7(a). If any amount (other than the principal of and interest on the Loans) payable by any Borrower under the Credit Documents is not paid when due, such amount shall bear interest, payable on demand, at a rate per annum equal to 2% per annum above the interest rate which is or would be applicable from time to time pursuant to section 2.7(a).

          (e) Accrual and Payment of Interest. Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable:

                (i) in respect of any Swing Line Loan, monthly in arrears on the first Business Day of the next succeeding month;

                (ii) in respect of each Prime Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, and

                (iii) in respect of each Eurocurrency Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates which are successively three months after the commencement of such Interest Period, and

                (iv) on any repayment, prepayment or Conversion (on the amount repaid, prepaid or Converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (f) Computations of Interest. All computations of interest hereunder shall be made in accordance with section 13.7(b).

          (g) Information as to Interest Rates. Each Reference Bank agrees to furnish the Administrative Agent timely information for the purpose of determining the Adjusted Eurocurrency Rate for any Borrowing consisting of Eurocurrency Loans. If any one or more of the Reference Banks does not timely furnish such information, the Administrative Agent shall determine the Adjusted Eurocurrency Rate on the basis of timely information furnished by the remaining Reference Banks. The Administrative Agent upon determining the interest rate for any Borrowing shall promptly notify the Company (on behalf of any applicable Borrower) and the Lenders thereof.

          (h) Interest Rate Margins. As used herein the terms "Applicable Prime Rate Margin" and "Applicable Eurocurrency Margin" shall mean the applicable rates determined in accordance with the following provisions.

                (i) Applicable Margin for Term Loans. In the case of the Term Loans, the Applicable Prime Rate Margin is 175 basis points per annum and the Applicable Eurocurrency Margin is 325 basis points per annum.

                (ii) Applicable Margins for Revolving Loans. In the case of the Revolving Loans, the Applicable Prime Rate Margin or Applicable Eurocurrency Margin, as the case may be, is the particular rate per annum determined by the Administrative Agent in accordance with the Pricing Grid Table which appears below, based on the Company's Leverage Ratio and such Pricing Grid Table, and the following provisions:

                (A)   Initially, until changed hereunder in accordance with the

         following provisions, the Applicable Prime Rate Margin for Revolving Loans will be 150 basis points per annum, and the Applicable Eurocurrency Margin for Revolving Loans will be 300 basis points per annum.

                (B) Commencing with the fiscal quarter of the Borrower ended on or nearest to September 30, 2002 and continuing with each fiscal quarter thereafter, the Administrative Agent will determine the Applicable Prime Rate Margin or Applicable Eurocurrency Margin for any Revolving Loan in accordance with the Pricing Grid Table, based on the Company's Leverage Ratio for the Testing Period ended on the last day of the fiscal quarter and identified in such Pricing Grid Table. Changes in the Applicable Prime Rate Margin or Applicable Eurocurrency Margin based upon changes in such ratio shall become effective on the first day of the month following the receipt by the Administrative Agent pursuant to section 8.1(a) or (b) of the financial statements of the Company, accompanied by the certificate and calculations referred to in section 8.1(c), demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements.

                (C) Notwithstanding the above provisions, in no event shall there be any reduction during the period of six months following the Closing Date in (1) the Applicable Prime Rate Margin for Revolving Loans, or (2) the Applicable Eurocurrency Margin for Revolving Loans.

                (D) Notwithstanding the above provisions, during any period when (1) the Company has failed to timely deliver its consolidated financial statements referred to in section 8.1(a) or (b), accompanied by the certificate and calculations referred to in section 8.1(c), (2) a Default under section 10.1(a) has occurred and is continuing, or (3) an Event of Default has occurred and is continuing, the Applicable Prime Rate Margin and the Applicable Eurocurrency Margin for Revolving Loans shall be the highest rate per annum indicated therefor in the Pricing Grid Table, regardless of the Company's Leverage Ratio at such time, provided that in the case of clause (1) above, the Applicable Prime Rate Margin or Applicable Eurocurrency Margin shall be determined in accordance with the provisions of this section 2.7 upon delivery of such financial statements and certificates.

                (E) Any changes in the Applicable Prime Rate Margin or Applicable Eurocurrency Margin for Revolving Loans shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent will promptly provide notice of such determinations to the Company and the Lenders. Any such determination by the Administrative Agent pursuant to this section 2.7(h) shall be conclusive and binding absent manifest error.

                                                      PRICING GRID TABLE

                                                  (Expressed in Basis Points)

==============================================================================================================================
           Leverage Ratio             Applicable Prime       Applicable             Applicable        Applicable Utilization
                                         Rate Margin     Eurocurrency Margin   Commitment Fee Rate              Fee
==============================================================================================================================
**3.50 to 1.00                             150.00              300.00                 50.00                    25.00
------------------------------------------------------------------------------------------------------------------------------
**3.00 to 1.00 and # 3.50 to 1.00          125.00              275.00                 50.00                    25.00
------------------------------------------------------------------------------------------------------------------------------

**greater than

=========================================================================================================
         Leverage Ratio                Applicable      Applicable       Applicable        Applicable
                                       Prime Rate     Eurocurrency    Commitment Fee    Utilization Fee
                                         Margin          Margin            Rate
---------------------------------------------------------------------------------------------------------
**2.50 to 1.00 and # 3.00 to 1.00        100.00          250.00            50.00             25.00
---------------------------------------------------------------------------------------------------------
**2.00 to 1.00 and # 2.50 to 1.00         75.00          225.00            37.50             25.00
---------------------------------------------------------------------------------------------------------
**2.00                                    50.00          200.00            37.50             12.50
=========================================================================================================

** denotes greater than

     2.8  Selection and Continuation of Interest Periods.

          (a)  Each Borrower shall have the right

          (x) at the time it gives a Notice of Borrowing or Notice of Conversion in respect of the making of, Conversion into, a Borrowing of Eurocurrency Loans, to select in such Notice the Interest Period to be applicable to such Borrowing, and

          (y) prior to 12:00 noon (local time at the Notice Office) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing under a Facility of Eurocurrency Loans, to elect by giving the Administrative Agent written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) to Continue all or the Minimum Borrowing Amount of the principal amount of such Loans as one or more Borrowings of Eurocurrency Loans and to select the Interest Period to be applicable to any such Borrowing (any such notice, a "Notice of Continuation"), which Interest Period shall, at the option of such Borrower, be a one, two, three or six month period; provided, that notwithstanding anything to the contrary contained above, each Borrower's right to select an Interest Period or to effect any Continuation shall be subject to the applicable provisions of section 2.9 and to the following:

               (i) the initial Interest Period for any Borrowing of Eurocurrency Loans shall commence on the date of such Borrowing (the date of a Borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

               (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

               (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (iv) subject to the foregoing clauses (i) through (iii), (A) only a one month Interest Period will be available to be selected prior to the earlier of (x) the Syndication Date or (y) 30 days after the Effective Date; and
(B) all Loans which constitute Eurocurrency Loans and are outstanding during such period shall have been incurred or Converted or Continued into one or more Borrowings, with all such Borrowings to have an Interest Period which commences and ends on the same date;

               (v) no Interest Period for any Eurocurrency Loan may be selected which would end after the Maturity Date applicable thereto;

               (vi) no Interest Period with respect to any Term Borrowing may be elected that would extend beyond any date upon which a Scheduled Repayment is required to be made in respect of the Term Loans if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Term Loans maintained as Eurocurrency Loans with Interest Periods ending after such date would exceed the aggregate principal amount of Term Loans permitted to be outstanding after such Scheduled Repayment;

               (vii) each Borrowing resulting from a Continuation shall be in at least the Minimum Borrowing Amount applicable thereto; and

               (viii) no Interest Period may be elected at any time when a Default under section 10.1(a) or an Event of Default is then in existence unless the Required Revolving Lenders or the Required Term Lenders, as applicable, otherwise agree.

          (b) If upon the expiration of any Interest Period the applicable Borrower has failed to (or does not) elect a new Interest Period to be applicable to the respective Borrowing of Eurocurrency Loans as provided above, the Borrower shall be deemed to have elected to Convert such Borrowing to Prime Rate Loans effective as of the expiration date of such current Interest Period, and in the case of any Eurocurrency Loans that are denominated in an Alternative Currency, such Borrower shall be deemed to have elected effective as of the expiration of the current Interest Period to continue such Loans in such Alternative Currency with an Interest Period of one month.

     2.9  Increased Costs, Illegality, etc.

          (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender, has determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

               (i) on any date for determining the Adjusted Eurocurrency Rate for any Interest Period that, by reason of any changes arising after the Effective Date affecting the interbank Eurocurrency market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted Eurocurrency Rate; or

               (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Lender deems material with respect to any Eurocurrency Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the Eurocurrency Rate pursuant to the definition thereof) and/or
(y) other circumstances adversely affecting the interbank Eurocurrency market or the position of such Lender in such market; or

               (iii) at any time, that the making or continuance of any Eurocurrency Loan has become unlawful by compliance by such Lender in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies or has become impracticable as a result of a contingency occurring after the Effective Date which materially adversely affects the interbank Eurocurrency market;

then, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on or promptly following such date or time and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Company and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurocurrency Loans shall no longer be available until such time as the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing, Notice of Conversion or Notice of Continuation given by any Borrower with respect to Eurocurrency Loans which have not yet been incurred, Converted or Continued shall be deemed rescinded by such Borrower or, in the case of a Notice of Borrowing, shall, at the option of such Borrower, be deemed converted into a Notice of Borrowing for Prime Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, the applicable Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Company by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the applicable Borrower shall take one of the actions specified in section 2.9(b) as promptly as possible and, in any event, within the time period required by law.

             (b) At any time that any Eurocurrency Loan is affected by the circumstances described in section 2.9(a)(ii) or (iii), the applicable Borrower may (and in the case of a Eurocurrency Loan affected pursuant to section 2.9(a)(iii), shall) either (i) if the affected Eurocurrency Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that such Borrower was notified by a Lender pursuant to section 2.9(a)(ii) or (iii), cancel said Borrowing, or, if the Borrower is not a Foreign Subsidiary Borrower, convert the related Notice of Borrowing into one requesting a Borrowing of Prime Rate Loans or require the affected Lender to make its requested Loan as a Prime Rate Loan, or (ii) if the affected Eurocurrency Loan is then outstanding, or, if the Borrower is not a Foreign Subsidiary Borrower, upon at least one Business Day's notice to the Administrative Agent, require the affected Lender to Convert each such Eurocurrency Loan into a Prime Rate Loan, or in the case of a Foreign Subsidiary Borrower, repay such Eurocurrency Loan, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this section 2.9(b).

             (c) If any Lender has determined that after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this section 2.9(c), will give prompt written notice thereof to the Company, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrowers' obligations to pay additional amounts pursuant to this section 2.9(c) upon the subsequent receipt of such notice.

             (d)   Notwithstanding anything in this Agreement to the contrary,
(i) no Lender shall be entitled to compensation or payment or reimbursement of other amounts under section 2.9, 3.5 or 5.4 for any amounts incurred or accruing more than 180 days prior to the giving of notice to the Company of additional costs or other amounts of the nature described in such sections, and (ii) no Lender shall demand compensation for any reduction referred to in section 2.9(c) or payment or reimbursement of other amounts under section 3.5 or 5.4 if it shall not at the time be the general policy or practice of such Lender to demand such compensation, payment or reimbursement in similar circumstances under comparable provisions of other credit agreements.

       2.10 Breakage Compensation. Each Borrower shall compensate each applicable Lender, upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurocurrency Loans or Quoted Rate Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Eurocurrency Loans or Quoted Rate Loans does not occur on a date specified therefor in a Notice of Borrowing, Notice of Conversion or Notice of Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to section 2.9(a)); (ii) if any repayment, prepayment or Conversion of any of its Eurocurrency Loans occurs on a date which is not the last day of an Interest Period applicable thereto or any Quoted Rate Loans is repaid or prepaid on a date that is not the maturity date thereof; (iii) if any prepayment of any of its Eurocurrency Loans or Quoted Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurocurrency Loans or Quoted Rate Loans when required by the terms of this Agreement or (y) an election made pursuant to section 2.9(b).

       2.11  Change of Lending Office; Replacement of Lenders.

             (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of section 2.9(a)(ii) or (iii), 2.9(c), 3.5 or 5.4 with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans or Commitment affected by such event, provided that such designation is made on such terms that such Lender and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section.

             (b) If any Lender requests any compensation, reimbursement or other payment under section 2.9(a)(ii) or (iii), 2.9(c) or 3.5 with respect to such Lender, or if any Borrower is required to pay any additional amount to any Lender or governmental authority pursuant to section 5.4, or if any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in section 13.4(c)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts, including any breakage compensation under section 2.10 hereof), and (iii) in the case of any such assignment resulting from a claim for compensation, reimbursement or other payments required to be made under section 2.9(a)(ii) or
(iii), 2.9(c) or 3.5 with respect to such Lender, or resulting from any required payments to any Lender or governmental authority pursuant to section 5.4, such assignment will result in a reduction in such compensation, reimbursement or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

             (c) Nothing in this section 2.11 shall affect or postpone any of the obligations of any Borrower or the right of any Lender provided in section 2.9, 3.5 or 5.4.

       SECTION 3.  LETTERS OF CREDIT.

       3.1   Letters of Credit.

             (a) Subject to and upon the terms and conditions herein set forth, any Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Closing Date and prior to the date that is 15 Business Days prior to the Revolving Maturity Date to issue, for the account of such Borrower, any of its Subsidiaries, or any Affiliate which is at least 45% owned by the Company and its Subsidiaries (the Company, any such Subsidiary or any such Affiliate, a "Letter of Credit Obligor"), and in support of worker compensation, liability insurance, releases of contract retention obligations, contract performance guarantee requirements and other bonding obligations of the Company or any such other Letter of Credit Obligor incurred in the ordinary course of its business, and such other standby obligations of the Company and the other Letter of Credit Obligors that are acceptable to the Letter of Credit Issuer, and subject to and upon the terms and conditions herein set forth, such Letter of Credit Issuer agrees to issue from time to time, irrevocable standby letters of credit denominated and payable in Dollars or an Alternative Currency in such form as may be approved by such Letter of Credit Issuer and the Administrative Agent (each such letter of credit (and each Existing Letter of Credit described in section 3.1(d)), a "Letter of Credit" and collectively, the "Letters of Credit").

             (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time, would exceed either (x) $10,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding, an amount equal to the Total Revolving Commitment at such time; (ii) no individual Letter of Credit (other than any Existing Letter of Credit) shall be issued which has an initial Stated Amount less than $100,000 unless such lesser

Stated Amount is acceptable to the Letter of Credit Issuer; and (iii) each Letter of Credit shall have an expiry date (including any renewal periods) occurring not later than the earlier of (A) one year from the date of issuance thereof, unless a longer period is approved by the relevant Letter of Credit Issuer and Lenders (other than any Defaulting Lender) holding a majority of the Total Revolving Commitment, and (B) 15 Business Days prior to the Maturity Date, in each case on terms acceptable to the Administrative Agent and the relevant Letter of Credit Issuer. In addition, no Letter of Credit shall be issued or increased in amount if after giving effect thereto the Borrower would be required to prepay Revolving Loans in accordance with section 5.2(b).

             (c) Notwithstanding the foregoing, in the event a Lender Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless either (i) such Letter of Credit Issuer has entered into arrangements satisfactory to it and the Company to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' Revolving Facility Percentage of the Letter of Credit Outstandings; or (ii) the issuance of such Letter of Credit, taking into account the potential failure of the Defaulting Lender or Lenders to risk participate therein, will not cause the Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to Revolving Loans and Letter of Credit Outstandings in excess of its Revolving Commitment, and the Company has undertaken, for the benefit of such Letter of Credit Issuer, pursuant to an instrument satisfactory in form and substance to such Letter of Credit Issuer, not to thereafter incur Loans or Letter of Credit Outstandings hereunder which would cause the Letter of Credit Issuer to incur aggregate credit exposure hereunder with respect to Revolving Loans and Letter of Credit Outstandings in excess of its Revolving Commitment.

             (d) Annex V hereto contains a description of all letters of credit outstanding on, and to continue in effect after, the Closing Date. Each such letter of credit issued by a bank that is or becomes a Lender under this Agreement on the Effective Date (each, an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement, issued, for purposes of section 3.4(a), on the Closing Date, and the Borrower, the Administrative Agent and the applicable Lenders hereby agree that, from and after such date, the terms of this Agreement shall apply to such Letters of Credit, superseding any other agreement theretofore applicable to them to the extent inconsistent with the terms hereof.

       3.2   Letter of Credit Requests: Notices of Issuance.

             (a) Whenever it desires that a Letter of Credit be issued, the applicable Borrower shall give the Administrative Agent and the Letter of Credit Issuer written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) which, if in the form of written notice shall be substantially in the form of Exhibit B-3, or transmit by electronic communication (if arrangements for doing so have been approved by the Letter of Credit Issuer), prior to 12:00 noon (local time at its Notice Office) at least three Business Days (or such shorter period as may be acceptable to the relevant Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each a "Letter of Credit Request"), which Letter of Credit Request shall include such supporting documents that such Letter of Credit Issuer customarily requires in connection therewith (including, in the case of a Letter of Credit for an account party other than the Company or a Foreign Subsidiary Borrower, an application for, and if applicable a reimbursement agreement with respect to, such Letter of Credit). Any such documents executed in connection with the issuance of a Letter of Credit, including the Letter of Credit itself, are herein referred to as "Letter of Credit Documents". In the event of any inconsistency between any of the terms or provisions of any Letter of Credit Document and the terms and provisions of this Agreement respecting Letters of Credit, the terms and provisions of this Agreement shall control. The Administrative Agent shall promptly notify each Lender of each Letter of Credit Request.

             (b) Each Letter of Credit Issuer shall, on the date of each issuance of a Letter of Credit by it, give the Administrative Agent, each applicable Lender and the Company written notice of the issuance of such Letter of Credit, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by it. Each Letter of Credit Issuer shall provide to the Administrative Agent a quarterly (or monthly if requested by any applicable Lender) summary describing each Letter of Credit issued by such Letter of Credit Issuer and then outstanding and an identification for the relevant period of the daily aggregate Letter of Credit Outstandings represented by Letters of Credit issued by such Letter of Credit Issuer.

       3.3   Agreement to Repay Letter of Credit Drawings.

          (a) Each Borrower hereby agrees to reimburse (or cause any Letter of Credit Obligor for whose account a Letter of Credit was issued to reimburse) each Letter of Credit Issuer, by making payment directly to such Letter of Credit Issuer in immediately available funds at the payment office of such Letter of Credit Issuer, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date on which, such Letter of Credit Issuer notifies such Borrower (or any such other Letter of Credit Obligor for whose account such Letter of Credit was issued) of such payment or disbursement (which notice to such Borrower (or such other Letter of Credit Obligor) shall be delivered reasonably promptly after any such payment or disbursement), such payment to be made in Dollars (and in the amount which is the Dollar equivalent of any such payment or disbursement made or denominated in an Alternative Currency), with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (local time at the payment office of the Letter of Credit Issuer) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the rate then applicable to Revolving Loans which are Prime Rate Loans (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), any such interest also to be payable on demand.

          (b) Each Borrower's obligation under this section 3.3 to reimburse, or cause another Letter of Credit Obligor to reimburse, each Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower or any other Letter of Credit Obligor may have or have had against such Letter of Credit Issuer, the Administrative Agent, any other Letter of Credit Issuer or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing, provided, however that no Borrower shall be obligated to reimburse, or cause another Letter of Credit Obligor to reimburse, a Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer.

     3.4  Letter of Credit Participations.

          (a) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit (and on the Closing Date with respect to any Existing Letter of Credit), such Letter of Credit Issuer shall be deemed to have sold and transferred to each Lender with a Revolving Commitment, and each such Lender (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Revolving Facility Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder, the obligations of the Borrowers under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the Lenders as provided in section 4.1(b) and the Participants shall have no right to receive any portion of any fees of the nature contemplated by section 4.1(c)), the obligations of any Letter of Credit Obligor under any Letter of Credit Documents pertaining thereto, and any security for, or guaranty pertaining to, any of the foregoing. Upon any change in the Revolving Commitments of the Lenders pursuant to section 13.4(c), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this section 3.4 to reflect the new Revolving Facility Percentages of the assigning and assignee Lender.

          (b) In determining whether to pay under any Letter of Credit, a Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by a Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Letter of Credit Issuer any resulting liability.

          (c) In the event that a Letter of Credit Issuer makes any payment under any Letter of Credit and a Borrower shall not have reimbursed (or caused any applicable Letter of Credit Obligor to reimburse) such amount in full to such Letter of Credit Issuer pursuant to section 3.3(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such

Letter of Credit Issuer, the amount of such Participant's Revolving Facility Percentage of such payment in U.S. Dollars (the Administrative Agent having determined in the case of any payment by a Letter of Credit Issuer made in an Alternative Currency the equivalent thereof in Dollars) and in same day funds, provided, however, that no Participant shall be obligated to pay to the Administrative Agent its Revolving Facility Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer. If the Administrative Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (local time at its Notice Office) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer such Participant's Revolving Facility Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Revolving Facility Percentage of the amount of such payment available to the Administrative Agent for the account of the relevant Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at the Federal Funds Effective Rate. The failure of any Participant to make available to the Administrative Agent for the account of the relevant Letter of Credit Issuer its Revolving Facility Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Letter of Credit Issuer its Revolving Facility Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other Participant's Revolving Facility Percentage of any such payment.

          (d) Whenever a Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to section 3.4(c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Revolving Facility Percentage thereof, in U.S. dollars and in same day funds, an amount equal to such Participant's Revolving Facility Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations, as and to the extent so received.

          (e) The obligations of the Participants to make payments to the Administrative Agent for the account of each Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

               (ii) the existence of any claim, set-off defense or other right which the Borrower (or any other Letter of Credit Obligor) may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any person for whom any such transferee may be acting), the Administrative Agent, any Letter of Credit Issuer, any Lender, or other person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Borrower (or any other Letter of Credit Obligor) and the beneficiary named in any such Letter of Credit), other than any claim which the Borrower (or any other Letter of Credit Obligor which is the account party with respect to a Letter of Credit) may have against any applicable Letter of Credit Issuer for gross negligence or willful misconduct of such Letter of Credit Issuer in making payment under any applicable Letter of Credit;

               (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents: or

               (v)   the occurrence of any Default or Event of Default.

          (f) To the extent the Letter of Credit Issuer is not indemnified by a Borrower, the Participants will reimburse and indemnify the Letter of Credit Issuer, in proportion to their respective Revolving Facility Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its respective duties in any way related to or arising out of its issuance of Letters of Credit, provided that no Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from the Letter of Credit Issuer's gross negligence or willful misconduct.

     3.5 Increased Costs. If after the Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Lender with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency (in each case made subsequent to the Effective Date) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Lender's participation therein, or (ii) shall impose on such Letter of Credit Issuer or any Lender any other conditions affecting this Agreement, any Letter of Credit or such Lender's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Lender of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Lender hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the Borrower by such Letter of Credit Issuer or such Lender (a copy of which notice shall be sent by such Letter of Credit Issuer or such Lender to the Administrative Agent), the applicable Borrower shall pay to such Letter of Credit Issuer or such Lender such additional amount or amounts as will compensate any such Letter of Credit Issuer or such Lender for such increased cost or reduction. A certificate submitted to the Company by any Letter of Credit Issuer or any Lender, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Lender to the Administrative Agent), setting forth, in reasonable detail, the basis for the determination of such additional amount or amounts necessary to compensate any Letter of Credit Issuer or such Lender as aforesaid shall be conclusive and binding on the Borrowers absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of the Borrowers' obligations to pay additional amounts pursuant to this section 3.5. Reference is hereby made to the provisions of section 2.9(d) for certain limitations upon the rights of a Letter of Credit Issuer or Lender under this section.

     3.6 Guaranty of Letter of Credit Obligations of Other Letter of Credit Obligors.

          (a) The Company hereby unconditionally guarantees, for the benefit of the Administrative Agent and the Lenders, the full and punctual payment of the Obligations of each other Letter of Credit Obligor under each Letter of Credit Document to which such Other Letter of Credit Obligor is now or hereafter becomes a party. Upon failure by any such Other Letter of Credit Obligor to pay punctually any such amount, the Company shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any applicable Letter of Credit Document.

          (b) As a separate, additional and continuing obligation, the Company unconditionally and irrevocably undertakes and agrees, for the benefit of the Administrative Agent and the Lenders, that, should any amounts not be recoverable from the Company under section 3.6(a) for any reason whatsoever (including, without limitation, by reason of any provision of any Credit Document or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, the Administrative Agent, any of their respective Affiliates, or any other person, at any time, the Company as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Lenders and the Administrative Agent, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Credit Documents.

          (c) The obligations of the Company under this section shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

               (i) any extension, renewal, settlement, compromise, waiver or release in respect to any obligation of any Other Letter of Credit Obligor under any Letter of Credit Document, by operation of law or otherwise;

               (ii) any modification or amendment of or supplement to this Agreement, any Note or any other Credit Document;

               (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of any Borrower under this Agreement, any Note or any other Credit Document or of any Other Letter of Credit Obligor under any Letter of Credit Document;

               (iv) any change in the corporate existence, structure or ownership of any Other Letter of Credit Obligor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Other Letter of Credit Obligor or its assets or any resulting release or discharge of any obligation of any Other Letter of Credit Obligor contained in any Letter of Credit Document;

               (v) the existence of any claim, set-off or other rights which any Borrower may have at any time against any Other Letter of Credit Obligor, the Administrative Agent, any Lender or any other person, whether in connection herewith or any unrelated transactions;

               (vi) any invalidity or unenforceability relating to or against any Other Letter of Credit Obligor for any reason of any Letter of Credit Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Other Letter of Credit Obligor of any Obligations in respect of any Letter of Credit; or

               (vii) any other act or omission to act or delay of any kind by any Other Letter of Credit Obligor, the Administrative Agent, any Lender or any other person or any other circumstance whatsoever which might, but for the provisions of this section, constitute a legal or equitable discharge of the Company's obligations under this section.

          (d) The Company's obligations under this section shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Company under the Credit Documents and by any Other Letter of Credit Obligor under the Letter of Credit Documents shall have been paid in full. If at any time any payment of any of the Obligations of any Other Letter of Credit Obligor in respect of any Letter of Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Other Letter of Credit Obligor, the Company's obligations under this section with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

          (e) The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Other Letter of Credit Obligor or any other person, or against any collateral or guaranty of any other person.

          (f) Until the indefeasible payment in full of all of the Obligations and the termination of the Commitments of the Lenders hereunder, the Company shall have no rights, by operation of law or otherwise, upon making any payment under this section to be subrogated to the rights of the payee against any Other Letter of Credit Obligor with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any Other Letter of Credit Obligor in respect thereof.

          (g) In the event that acceleration of the time for payment of any amount payable by any Other Letter of Credit Obligor under any Letter of Credit Document is stayed upon insolvency, bankruptcy or reorganization of such Other Letter of Credit Obligor, all such amounts otherwise subject to acceleration under the terms of any applicable Letter of Credit Document shall nonetheless be payable by the Company under this section forthwith on demand by the Administrative Agent.

     SECTION 4.  FEES; COMMITMENTS.

     4.1  Fees.

          (a)  Commitment Fees; Utilization Fees.

               (i) The Company agrees to pay to the Administrative Agent fees ("Commitment Fees") for the account of each Non-Defaulting Lender which has a Revolving Commitment for the period from and including the Effective Date to, but not including, the Revolving Maturity Date or, if earlier, the date upon which the Total Revolving Commitment has been terminated, computed for each day at a rate per annum equal to the Applicable Commitment Fee Rate for such day on the amount of such Lender's Revolving Facility Percentage of the Unutilized Total Revolving Commitment for such day. In addition, the Company agrees to pay to the Administrative Agent fees ("Utilization Fees") for the account of each Non-Defaulting Lender which has a Revolving Commitment for the period from and including the Effective Date to, but not including, the Revolving Maturity Date or, if earlier, the date upon which the Total Revolving Commitment has been terminated, for each day on which the Unutilized Total Revolving Commitment equals or exceeds 50% of the Total Revolving Commitment at a rate per annum equal to the Applicable Utilization Fee for such day on the amount of such Lender's Revolving Facility Percentage of the Unutilized Total Revolving Commitment for such day. Commitment Fees and Utilization Fees shall be due and payable in arrears on the last Business Day of each March, June, September and December and on the Revolving Maturity Date or, if earlier, the date upon which the Total Revolving Commitment has been terminated.

               (ii) As used herein the terms "Applicable Commitment Fee Rate" and "Applicable Utilization Fee Rate" shall mean the particular rate per annum determined by the Administrative Agent in accordance with the Pricing Grid Table which appears in section 2.7(h), based on the Company's Leverage Ratio and such Pricing Grid Table, and the following provisions:

               (A) Initially, until changed hereunder in accordance with the following provisions, the Applicable Commitment Fee Rate will be 50 basis points per annum and the Applicable Utilization Fee Rate will be 25 basis points per annum.

               (B) Commencing with the fiscal quarter of the Borrower ended on or nearest to September 30, 2002, and continuing with each fiscal quarter thereafter, the Administrative Agent will determine the Applicable Commitment Fee Rate and Applicable Utilization Fee Rate in accordance with the Pricing Grid Table, based on the Company's Leverage Ratio for the Testing Period ended on the last day of the fiscal quarter and identified in such Pricing Grid Table. Changes in the Applicable Commitment Fee Rate based upon changes in such ratio shall become effective on the first day of the month following the receipt by the Administrative Agent pursuant to section 8.1(a) or (b) of the financial statements of the Company, accompanied by the certificate and calculations referred to in section 8.1(c), demonstrating the computation of such ratio, based upon the ratio in effect at the end of the applicable period covered (in whole or in part) by such financial statements.

               (C) Notwithstanding the above provisions, in no event shall there be any reduction during the period of six months following the Closing Date in the Applicable Commitment Fee Rate.

               (D) Notwithstanding the above provisions, during any period when (1) the Borrower has failed to timely deliver its consolidated financial statements referred to in section 8.1(a) or (b), accompanied by the certificate and calculations referred to in section 8.1(c), (2) a Default under section 10.1(a) has occurred and is continuing, or (3) an Event of Default has occurred and is continuing, the Applicable Commitment Fee Rate and Applicable Utilization Fee Rate shall each be the highest rate per annum indicated therefor in the Pricing Grid Table, regardless of the Company's Leverage Ratio at such time, provided that in the case of clause
     (1) above, the Applicable Commitment Fee Rate and Applicable Utilization Fee Rate shall be determined in accordance with the provisions of this section 4.1(a) upon the delivery of such financial statements and certificates.

               (E) Any changes in the Applicable Commitment Fee Rate or the Applicable Utilization Fee Rate shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent will promptly provide notice of such determinations to the Company and the Lenders. Any such determination by the Administrative Agent pursuant to this section 4.1(a)(ii) shall be conclusive and binding absent manifest error.

          (b) Letter of Credit Fees. The Company agrees to pay to the Administrative Agent, for the account of each Non-Defaulting Lender which has a Revolving Commitment, pro rata on the basis of its Revolving Facility Percentage, a fee in respect of each Letter of Credit (the "Letter of Credit Fee"), computed for each day at the rate per annum equal to the Applicable Eurocurrency Margin then in effect for Revolving Loans on the Stated Amount of all Letters of Credit oustanding on such day. Letter of Credit Fees shall accrue and be payable quarterly in arrears on the last Business Day of each fiscal quarter and on the date the Total Commitment is terminated and no Letters of Credit remain outstanding. The Company also agrees to pay additional Letter of Credit Fees, on demand, at the rate of 200 basis points per annum, on the Stated Amount of each Letter of Credit, for any period when a Default under section 10.1(a) or Event of Default is in existence.

          (c) Facing Fees. The Company agrees to pay directly to each Letter of Credit Issuer, for its own account, a fee in respect of each Letter of Credit issued by it (a "Facing Fee"), payable on the date of issuance (or any increase in the amount, or renewal or extension) thereof, computed at the rate of 1/8 of 1% per annum on the Stated Amount thereof for the period from the date of issuance (or increase, renewal or extension) to the expiration date thereof (including any extensions of such expiration date which may be made at the election of the beneficiary thereof).

          (d) Additional Charges of Letter of Credit Issuer. The Company agrees to pay directly to each Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment, extension, renewal or transfer of, a Letter of Credit issued by it such amount as shall at the time of such issuance, drawing, amendment, extension, renewal or transfer be the administrative or processing charge which such Letter of Credit Issuer is customarily charging for issuances of, drawings under or amendments, extensions, renewals or transfers of, letters of credit issued by it.

          (e) Other Fees. The Company shall pay to the Administrative Agent on the Effective Date and thereafter, for its own account and/or for distribution to the Lenders, such fees as heretofore agreed by the Company and the Administrative Agent.

          (f) Computations of Fees. All computations of Fees shall be made in accordance with section 13.7(b).

     4.2 Voluntary Termination/Reduction of Commitments. Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Company shall have the right to:

          (a) terminate the Total Commitment, provided that (i) all outstanding Loans are contemporaneously prepaid in accordance with section 5.1, and (ii) either (A) no Letters of Credit remain outstanding, or (B) the Company shall contemporaneously either (x) cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions acceptable to the Required Revolving Lenders), or (y) the Company shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to 100% of the Letter of Credit Outstandings and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Company hereunder in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Company (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Company until the proceeds are applied to the secured obligations);

          (b) terminate the Total Term Commitment, provided that all outstanding Term Loans are contemporaneously prepaid in accordance with section 5.1;

          (c) partially and permanently reduce the Unutilized Total Revolving Commitment, provided that (i) any such reduction shall apply to proportionately and permanently reduce the Revolving Commitment of each of the Lenders; (ii) any partial reduction of the Unutilized Total Revolving Commitment pursuant to this section 4.2(c) shall be in the amount of at least $10,000,000 (or, if greater, in integral multiples of $1,000,000); and (iii) after giving effect to any such partial reduction of the Unutilized Total Revolving Commitment, the Unutilized Total Revolving Commitment then in effect shall exceed the then aggregate outstanding principal amount of the Term Loans by at least $10,000,000; and/or

          (d) after the incurrence of Term Loans on the Closing Date, partially and permanently reduce the Total Term Commitment only by making Scheduled Repayments of Term Loans pursuant to section 5.2, and prepayments of Term Loans pursuant to sections 5.1 and 5.2.

The Company may not reduce the Unutilized Total Term Commitment, in whole or in part, prior to the Borrowing of Term Loans on the Closing Date.

     4.3  Mandatory Adjustments of Commitments, etc.

          (a) The Total Commitment (and the Commitment of each Lender) shall terminate on May 8, 2002, unless the Closing Date has occurred on or prior to such date.

          (b) The Total Term Commitment shall terminate (and the Term Commitment of each Lender shall terminate) on the earlier of (x) the Term Maturity Date and (y) the date on which a Change of Control occurs.

          (c) The Total Revolving Commitment (and the Revolving Commitment of each Lender) shall terminate on the earlier of (x) the Revolving Maturity Date and (y) the date on which a Change of Control occurs.

          (d) The Swing Line Commitment shall terminate on the earlier of (x) the Swing Line Maturity Date and (y) the date on which a Change of Control occurs.

          (e) The Total Term Commitment shall be permanently reduced at the time of each

               (i) voluntary prepayment of Term Loans pursuant to section 5.1, without premium or penalty,

               (ii) Scheduled Repayment of Term Loans pursuant to section 5.2, without premium or penalty, and

               (iii) mandatory prepayment of Term Loans pursuant to section 5.2, without premium or penalty, in an amount equal to the aggregate principal amount of the Term Loans so repaid or prepaid.

          (f) The Total Revolving Commitment shall be permanently reduced, without premium or penalty, at the time that any mandatory prepayment of Revolving Loans would be made pursuant to section 5.2(h), (i), (j) or (k) (including, in each case, as contemplated by section 5.2(o)), as if Revolving Loans were then outstanding in the full amount of the Total Revolving Commitment, in an amount equal to the required prepayment of principal of Revolving Loans which would be required to be made in such circumstance. Any such required reduction shall apply to proportionately and permanently reduce the Revolving Commitment of each of the affected Lenders. The Company will provide at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), of any reduction of the Total Revolving Commitment pursuant to this section 4.3(f), specifying the date and amount of the reduction.

     SECTION 5.  PAYMENTS.

     5.1 Voluntary Prepayments. The Borrowers shall have the right to prepay any of the Loans, in whole or in part, without premium or penalty (except as specified below), from time to time on the following terms and conditions:

           (a) the applicable Borrower shall give the Administrative Agent at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of its intent to prepay the Loans, the amount of such prepayment and (in the case of Eurocurrency Loans or Quoted Rate Loans) the specific Borrowing(s) pursuant to which made, which notice shall be received by the Administrative Agent by

                 (i) 12:00 noon (local time at the Notice Office) three Business Days prior to the date of such prepayment, in the case of any prepayment of Eurocurrency Loans, or

                 (ii) 12:00 noon (local time at the Notice Office) on the date of such prepayment, in the case of any prepayment of Prime Rate Loans, and which notice shall promptly be transmitted by the Administrative Agent to each of the affected Lenders;

           (b) in the case of prepayment of any Borrowings under the Revolving Facility, each partial prepayment of any such Borrowing shall be in an aggregate principal of at least $1,000,000 or an integral multiple of $500,000 in excess thereof, in the case of Prime Rate Loans, and at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof, in the case of Eurocurrency Loans;

           (c) in the case of prepayment of any Borrowers under the Swing Line Facility, each partial prepayment of such Borrower shall be in an aggregate principal amount of $100,000 or an integral multiple of $50,000 in excess thereof;

           (d) in the case of prepayment of any Borrowings under the Term Facility, (i) such prepayment shall be applied to reduce the Scheduled Repayments in respect of such Facility in inverse order of maturity, and (ii) each partial prepayment of any such Borrowing shall be in an aggregate principal of at least $1,000,000 or an integral multiple of $500,000 in excess thereof, in the case of Prime Rate Loans, and at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof, in the case of Eurocurrency Loans;

           (e) no prepayment of any Term Loans pursuant to this section 5.1 shall be made if after giving effect thereto and any Revolving Borrowings made in connection therewith the Unutilized Total Revolving Commitment would not be at least $20,000,000;

           (f) no partial prepayment of any Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of such Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

           (g) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; and

           (h) each prepayment of Eurocurrency Loans or Quoted Rate Loans pursuant to this section 5.1 on any date other than the last day of the Interest Period applicable thereto in the case of Eurocurrency Loans, or on the Maturity date thereof, in the case of Quoted Rate Loans, shall be accompanied by any amounts payable in respect thereof under section 2.10.

     5.2 Scheduled Repayments and Mandatory Prepayments. The Loans shall be subject to mandatory repayment or prepayment in accordance with the following provisions:

           (a) Scheduled Repayments of Term Loans. On each of the dates set forth below the Company shall be required to, and shall, repay the principal amount of its Term Loans in the amount set forth opposite such date, except that the payment due on the Term Maturity Date shall in any event be in the amount of the entire remaining principal amount of the outstanding Term Loans (each such repayment, as the same may be reduced pursuant to section 5.1(c) or sections 5.2(g), (h), (i), (j) or (k)), a "Scheduled Repayment"):

          =============================================================
                     DATE                      TERM LOANS

          -------------------------------------------------------------
          June 30, 2002                        $   250,000
          -------------------------------------------------------------
          September 30, 2002                   $   250,000
          -------------------------------------------------------------
          December 31, 2002                    $   250,000
          -------------------------------------------------------------
          March 31, 2003                       $   250,000
          -------------------------------------------------------------
          June 30, 2003                        $   250,000
          -------------------------------------------------------------
          September 30, 2003                   $   250,000
          -------------------------------------------------------------
          December 31, 2003                    $   250,000
          -------------------------------------------------------------
          March 31, 2004                       $   250,000
          -------------------------------------------------------------
          June 30, 2004                        $   250,000
          -------------------------------------------------------------
          September 30, 2004                   $   250,000
          -------------------------------------------------------------
          December 31, 2004                    $   250,000
          -------------------------------------------------------------
          March 31, 2005                       $   250,000
          -------------------------------------------------------------
          June 30, 2005                        $   250,000
          -------------------------------------------------------------
          September 30, 2005                   $   250,000
          -------------------------------------------------------------
          December 31, 2005                    $   250,000
          -------------------------------------------------------------
          March 31, 2006                       $   250,000
          -------------------------------------------------------------
          June 30, 2006                        $   250,000
          -------------------------------------------------------------
          September 30, 2006                   $   250,000
          -------------------------------------------------------------
          December 31, 2006                    $   250,000
          -------------------------------------------------------------
          March 31, 2007                       $   250,000
          -------------------------------------------------------------
          June 30, 2007                        $   250,000
          -------------------------------------------------------------
          September 30, 2007                   $   250,000
          -------------------------------------------------------------
          December 31, 2007                    $   250,000
          -------------------------------------------------------------
          March 31, 2008                       $   250,000
          -------------------------------------------------------------
          April 30, 2008                       $94,000,000
          =============================================================

          (b) Mandatory Prepayment of Revolving Loans, etc. if Outstanding Revolving Loans, Swing Line Loans and Letter of Credit Outstandings Exceed Total Revolving Commitment. If on any date (after giving effect to any other payments on such date) the sum of (i) the aggregate outstanding principal amount of Revolving Loans plus (ii) the aggregate outstanding principal amount of Swing Line Loans plus (iii) the aggregate amount of Letter of Credit Outstandings, exceeds the Total Revolving Commitment as then in effect, the Borrowers shall prepay on such date that principal amount of Revolving Loans and, after Revolving Loans have been paid in full, Unpaid Drawings, in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of Revolving Loans to the requirements as to the amounts of partial prepayments of Loans which are contained in section 5.1. If, after giving effect to the prepayment of Swing Line Loans, Revolving Loans and Unpaid Drawings, the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Commitment as then in effect, the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Company hereunder in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Company (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Company until the proceeds are applied to the secured obligations).

          (c) Mandatory Prepayment---If Loans Denominated In Alternative Currency Exceed Alternative Currency Sublimit If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Revolving Loans denominated in Alternative Currency exceeds the Alternative Currency Sublimit, the Borrowers shall prepay on such date Revolving Loans denominated in Alternative Currency in an aggregate principal amount at least equal to such excess and conforming in the case of partial prepayments of Revolving Loans to the requirements as to the amounts of partial prepayments which are contained in section 5.1.

          (d) Mandatory Prepayment---If Loans to Foreign Subsidiary Borrowers Exceed the Foreign Subsidiary Borrower Sublimit. If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Revolving Loans made to Foreign Subsidiary Borrowers exceeds the Foreign Subsidiary Borrower Sublimit, the Foreign Subsidiary Borrowers shall prepay on such date Revolving Loans in an aggregate principal amount at least equal to such excess and conforming in the case of partial prepayments of Revolving Loans to the requirements as to the amounts of partial prepayments which are contained in section 5.1.

          (e) Mandatory Prepayment---If Swing Line Loans Exceed Unutilized Total Revolving Commitment. If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Swing Line Loans exceeds the Unutilized Total Revolving Commitment as then in effect, the Company shall prepay on such date Swing Line Loans in an aggregate principal amount at least equal to such excess and conforming in the case of partial prepayments of Swing Line Loans to the requirements as to the amounts of partial prepayments which are contained in section 5.1.

          (f) Mandatory Prepayment---If Swing Line Loans Exceed Swing Line Commitment. If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Swing Line Loans exceeds the Swing Line Commitment as then in effect, the Company shall prepay on such date Swing Line Loans in an aggregate principal amount at least equal to such excess and conforming in the case of partial prepayments of Loans to the requirements as to the amounts of partial prepayments which are contained in section 5.1.

          (g) Mandatory Prepayment---Excess Cash Flow. Within 10 days after the date in each calendar year on which the Company delivers its audited financial statements to the Lenders pursuant to section 8.1(a) hereof with respect to the preceding fiscal year of the Company (or, if the Company fails to do so as required by said section 8.1(a), within 10 days after the last date by which such audited financial statements are required to have been so delivered pursuant to said section 8.1(a)), commencing with the financial statements for the fiscal year ended December 31, 2002, if the Company's Leverage Ratio for the Testing Period then ended exceeds 3.25 to 1.00, then the Company shall prepay the principal of the Loans in an aggregate amount (an "Excess Cash Flow Prepayment Amount"), conforming to the requirements as to the amount of partial prepayments contained in section 5.1, at least equal to 50% of the amount of Excess Cash Flow for such fiscal year. Prepayments of the Loans pursuant to this section 5.2(g) shall be applied (i) first, to the Term Loan, and with the Excess Cash Flow Prepayment Amount being applied to reduce the Scheduled Repayments in inverse order of their maturity, and (ii) second, after no Term Loans are outstanding, to the Revolving Loans. The Company shall be entitled to credit against the Excess Cash Flow Prepayment Amount payable on any date the principal amount of Term Loans prepaid pursuant to section 5.1 subsequent to the end of the preceding fiscal year and on or prior to the date such Excess Cash Flow Prepayment Amount is payable.

          (h) Mandatory Prepayment---Certain Proceeds of Asset Sales. If during any fiscal year of the Company, the Company and its Subsidiaries have received cumulative Cash Proceeds during such fiscal year from one or more Asset Sales of at least $10,000,000 not later than the third Business Day following the date of receipt of any Cash Proceeds in excess of such amount, an amount, conforming to the requirements as to the amount of partial prepayments contained in section 5.1, equal to 100% of the Net Cash Proceeds then received in excess of such amount from any Asset Sale shall be applied as a mandatory prepayment of principal of first, the outstanding Term Loans and second, after no Term Loans are outstanding, the outstanding Revolving Loans; provided, that (i) if no Default under section 10.1(a) or Event of Default has occurred and is continuing, (ii) the Company and its Subsidiaries have scheduled Consolidated Capital Expenditures during the following 12 months, and (iii) the Company notifies the Administrative Agent of the amount and nature thereof and of its intention to reinvest all or a portion of such Net Cash Proceeds in such Consolidated Capital Expenditures during such 12 month period, then no such prepayment shall be required to the extent of the amount of such Net Cash Proceeds as to which the Company so indicates such reinvestment will take place. If at the end of any such 12 month period any portion of such Net Cash Proceeds has not been so reinvested, the Company will immediately make a prepayment of the principal of first, the outstanding Term Loans, and second, after no Term Loans are outstanding, the outstanding Revolving Loans, as provided above, in an amount, conforming to the requirements as to amount of partial prepayments contained in section 5.1, at least equal to such remaining amount. Prepayments of the Term Loans pursuant to this section 5.2(h) shall be applied to the Scheduled Repayments in inverse order of their maturity.

          (i) Mandatory Prepayment---Certain Proceeds of Equity Sales. Not later than the Business Day following the date of the receipt by the Company and/or any Subsidiary of the cash proceeds (net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated therewith) from any sale or issuance of equity securities by the Company or any Subsidiary after the Closing Date (other than (i) any inter-company sale to the Company or any Subsidiary, (ii) any sale or issuance to management, employees (or key employees) or directors pursuant to stock option or similar plans for the benefit of management, employees (key employees) or directors generally, and
(iii) other sales or issuances to members of senior management of the Company), the Company will prepay the principal of first, the outstanding Term Loan, and second, after no Term Loans are outstanding, the outstanding Revolving Loans, in an aggregate amount, conforming to the requirements as to the amounts of partial prepayments contained in section 5.1, which is not less than (x) 100% of such net proceeds, or (y) if less, an amount equal to the then aggregate outstanding principal amount of the outstanding Loans, if any. Prepayments of the Term Loan pursuant to this section 5.2(i) shall be applied to the Scheduled Repayments in inverse order of their maturity.

          (j) Mandatory Prepayment---Certain Proceeds of Debt. Not later than the Business Day following the date of the receipt by the Company of the cash proceeds (net of underwriting discounts and commissions, placement agent fees and other customary fees and costs associated therewith) from any sale or issuance of debt securities by the Company or any subsidiary after the Closing Date in an underwritten public offering, Rule 144A offering, or private placement with one or more institutional investors, or from any type of loan transaction (other than as permitted by section 9.4), the Company will prepay the principal of first, the outstanding Term Loans, and second, after no Term Loans are outstanding, the outstanding Revolving Loans, in an aggregate amount, conforming to the requirements as to the amounts of partial prepayments contained in section 5.1, which is not less than (x) 100% of such net proceeds, or (y) if less, an amount equal to the then aggregate outstanding principal amount of the outstanding Loans, if any. Prepayments of the Term Loans pursuant to this section 5.2(j) shall be applied to the Scheduled Repayments in inverse order of their maturity.

          (k) Mandatory Prepayment---Certain Proceeds of an Event of Loss. If during any fiscal year of the Company, the Company and its Subsidiaries have received cumulative Cash Proceeds during such fiscal year from one or more Events of Loss of at least $10,000,000, not later than the third Business Day following the date of receipt of any Cash Proceeds in excess of such amount, an amount, conforming to the requirements as to the amount of partial prepayments contained in section 5.1, at least equal to 100% of the Net Cash Proceeds then received in excess of such amount from any Event of Loss, shall be applied as a mandatory prepayment of principal of first, the outstanding Term Loan, and second, after no Term Loans are outstanding, the outstanding Revolving Loans; provided, that notwithstanding the foregoing, any such Net Cash Proceeds representing proceeds of business interruption insurance may instead be applied first, to the principal of outstanding Revolving Loans, and second, after no Revolving Loans are outstanding, to the principal of Term Loans, but otherwise in accordance with the above provisions. Prepayments of the Term Loans pursuant to this section 5.2(k) shall be applied to the Scheduled Repayments in inverse order of their maturity.

          Notwithstanding the foregoing, in the event any property suffers an Event of Loss and (i) the Cash Proceeds received in any fiscal year as a result of such Event of Loss are less than $20,000,000, (ii) no Default under section 10.1(a) or Event of Default has occurred and is continuing,
     (iii) the Company notifies the Administrative Agent and the Lenders in writing that it intends to rebuild or restore the affected property, that such rebuilding or restoration can be accomplished within 18 months out of such Cash Proceeds and other funds available to the Company, then no such prepayment of the Loans shall be required if the Company immediately deposits such Cash Proceeds in a cash collateral deposit account over which the Collateral Agent shall have sole dominion and control, and which shall constitute part of the Collateral under the Security Documents and may be applied as provided in section 10.3 if an Event of Default occurs and is continuing. So long as no Default under section 10.1(a) or Event of Default has occurred and is continuing, the Collateral Agent is authorized to disburse amounts from such cash collateral deposit account to or at the direction of the Company for application to the costs of rebuilding or restoration of the affected property. Any amounts not so applied to the costs of rebuilding or restoration or as provided in section 10.3 shall be applied to the prepayment of the Loans as provided above.

          (l) Mandatory Prepayment---Change of Control. On the date on which a Change of Control occurs, notwithstanding anything to the contrary contained in this Agreement, no further Borrowings shall be made and the then outstanding principal amount of all Loans, if any, and other Obligations, shall become due and payable and shall be prepaid in full, together with accrued interest and Fees (and in the case of any such required prepayment of Term Loans, any premium which would then be payable if such prepayment had instead been made pursuant to section 5.1) and the Company shall contemporaneously either (i) cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions acceptable to the Required Revolving Lenders), or (ii) the Company shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to 100% of the Letter of Credit Outstandings and the Administrative Agent shall hold such payment as security for the reimbursement obligations of the Company hereunder in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and the Company (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent and the Company until the proceeds are applied to the secured obligations).

          (m) Right of Term Lenders to Forego Certain Mandatory Prepayments. Each Term Lender shall have the right to forego the application to its Term Loans of any mandatory prepayment of Loans required to be made pursuant to section 5.2(g) in accordance with the following provisions:

               (i) The Administrative Agent shall, on or prior to 3:00 P.M. (local time at the Notice Office) on the date it receives immediately available funds from the Borrower in respect of a mandatory prepayment of Loans pursuant to section 5.2(g) give each Term Lender written or telephonic notice of (A) the amount of such mandatory prepayment, (B) the portion thereof proposed to be applied to the Term Loans of such Term Lender in accordance with section 5.2(g) and (C) such Term Lender's right to forego the application to its Term Loans of the portion of such mandatory prepayment, which notice shall request such Term Lender to confirm to the Administrative Agent whether or not it wishes to forego such application to its Term Loans.

               (ii) If any Term Lender so indicates its desire to forego such application to the prepayment of its Term Loans by giving the Administrative Agent written or telephonic notice to such effect by 5:00 P.M. (local time at the Notice Office) on the second Business Day after the date such Term Lender receives such written or telephonic notice from the Administrative Agent, the amount of the applicable prepayment which otherwise would have been applied to its Term Loans shall, notwithstanding anything to the contrary contained in this section 5.2, be applied instead to the prepayment of the Revolving Loans, or, at the option of the Company, applied as a voluntary prepayment of the Term Loans in accordance with the provisions of section 5.1 hereof.

               (iii) The Administrative Agent may act without liability upon the basis of any such telephonic notice or written notice believed by the Administrative Agent in good faith to be from an authorized representative of a Term Lender. In the case of each such telephonic notice, the Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

               (iv) Any Term Lender which does not respond to the Administrative Agent within the time period specified above to a notice from the Administrative Agent requesting it to confirm whether or not it wishes to exercise its right to forego the application of its portion of such prepayment to its Term Loans pursuant to this section 5.2(m) shall be deemed to have waived such right to forego such application.

               (v) Notwithstanding anything to the contrary contained in this Agreement, the Administrative Agent may defer, until the next Business Day, the distribution to the Lenders of any portion of any mandatory prepayment of Loans received by the Administrative Agent pursuant to section 5.2(g) as to which the Administrative Agent is determining whether or not the Term Lenders wish to exercise their rights under this section 5.2(m).

          (n) Particular Loans to be Prepaid. With respect to each repayment or prepayment of Loans required by this section 5.2, the applicable Borrower shall designate the Types of Loans which are to be repaid or prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made, provided that (i) the Borrowers shall first so designate all Loans that are Prime Rate Loans and Eurocurrency Loans with Interest Periods ending on the date of repayment or prepayment prior to designating any other Eurocurrency Loans for repayment or prepayment, (ii) if the outstanding principal amount of Eurocurrency Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such repayment or prepayment, then all the Loans outstanding pursuant to such Borrowing shall be converted into Prime Rate Loans, and (iii) each repayment and prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by a Borrower as described in the preceding sentence, the

Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under section 2.10. Any repayment or prepayment of Eurocurrency Loans or Quoted Rate Loans pursuant to this section 5.2 shall in all events be accompanied by such compensation as is required by section 2.10.

          (o) Certain Applications of Proceeds. If an Event of Default shall have occurred (and whether or not such Event of Default shall have been waived), and, unless otherwise agreed by the Required Revolving Lenders, the proceeds of any prepayment required to be made pursuant to section 5.2(g), (h), (i), (j) or
(k) above shall be applied to the outstanding principal amount of all Loans on a pro rata basis. Any amounts to be distributed for application to a Lender's liabilities with respect to any Letter of Credit shall be held by the Collateral Agent in an interest bearing trust account (the "Special Trust Account") as collateral security for such liabilities until a drawing on any Letter of Credit, at which time such amounts, together with interest accrued thereon, shall be released by the Collateral Agent and applied to such liabilities. If any such Letter of Credit shall expire without having been drawn upon in full, the amounts held in the Special Trust Account with respect to the undrawn portion of such Letter of Credit, together with interest accrued thereon, shall be applied to the outstanding principal amount of all Loans and Letters of Credit on a pro rata basis.

     5.3 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on its pro rata share) account of the Lenders entitled thereto, not later than 12:00 noon (local time at the Payment Office) on the date when due and shall be made at the Payment Office in immediately available funds and in lawful money of the United States of America (in the case of Loans denominated in Dollars) or in the applicable Alternative Currency (in the case of Loans denominated in Alternative Currency), it being understood that written notice by the Company to the Administrative Agent to make a payment from the funds in the Company's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 12:00 noon (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

     5.4  Net Payments.

          (a) All payments made by the Borrowers hereunder, under any Note or any other Credit Document, will be made without setoff, counterclaim or other defense. Except as provided for in section 5.4(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction under which such Lender is organized or the jurisdiction in which the principal office or Applicable Lending Office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non excluded taxes, levies imposts, duties, fees, assessments or other charges (all such nonexcluded taxes levies, imposts, duties, fees assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Company agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment by it of all amounts due hereunder, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes will not be less than the amount provided for herein or in such Note or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Company agrees to reimburse each Lender, upon the written request of such Lender for taxes imposed on or measured by the net income or profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or Applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or Applicable Lending Office of such Lender is located and for any withholding of income or similar taxes imposed by the United States of America as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence, which request shall be accompanied by a statement from such Lender setting forth, in reasonable detail, the computations used in determining such amounts. The Company will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts, or other evidence satisfactory to the Lender, evidencing such payment by the Company. The Company will indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent or such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Lender.

          (b) Each Lender that is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes agrees to provide to the Company and the Administrative Agent on or prior to the Effective Date, or in the cases of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to section 13.4 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this section 5.4(b)), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service W-8BEN or W-8EIC (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, any Note or any other Credit Document, or (ii) if the Lender is not a "bank" within the meaning of section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8EIC pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit F (any such certificate, a "Section 5.4(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement, any Note or any other Credit Document. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Company and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8BEN or W-8EIC, or Form W-8 and a Section 5.4(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, any Note or any other Credit Document, or it shall immediately notify the Company and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this section 5.4(b). Notwithstanding anything to the contrary contained in section 5.4(a), but subject to section 13.4(c) and the immediately succeeding sentence,
(x) the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for United States federal income tax purposes and which has not provided to the Company such forms that establish a complete exemption from such deduction or withholding and (y) the Company shall not be obligated pursuant to section 5.4(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States or any additional amounts with respect thereto (I) if such Lender has not provided to the Company the Internal Revenue Service forms required to be provided to the Company pursuant to this section 5.4(b) or (II) in the case of a payment other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this section 5.4 and except as specifically provided for in section 13.4(c), the Company agrees to pay additional amounts and indemnify each Lender in the manner set forth in section 5.4(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the previous sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

          (c) If any Lender, in its sole opinion, determines that it has finally and irrevocably received or been granted a refund in respect of any Taxes paid as to which indemnification has been paid by the Company pursuant to this section, it shall promptly remit such refund (including any interest received in respect thereof), net of all out-of-pocket costs and expenses; provided, that the Company agrees to promptly return any such refund (plus interest) to such Lender in the event such Lender is required to repay such refund to the relevant taxing authority. Any such Lender shall provide the Company with a copy of any notice of assessment from the relevant taxing authority (redacting any unrelated confidential information contained therein) requiring repayment of such refund. Nothing contained herein shall impose an obligation on any Lender to apply for any such refund.

          (d) Reference is hereby made to the provisions of section 2.9(d) for certain limitations upon the rights of a Lender under this section.

     SECTION 6.   CONDITIONS PRECEDENT.

     6.1 Conditions Precedent at Closing Date. The obligation of the Lenders to make Loans, and of any Letter of Credit Issuer to issue Letters of Credit, is subject to the satisfaction of each of the following conditions on the Closing
Date:

           (a) Effectiveness; Notes. On or prior to the Closing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender each appropriate Note executed by the appropriate Borrowers, in each case, in the amount, maturity and as otherwise provided herein.

           (b) Fees, etc. The Company shall have paid or caused to be paid all fees required to be paid by it on or prior to such date pursuant to section 4.1 hereof and all reasonable fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent which have been invoiced on or prior to such date in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby.

           (c) Other Credit Documents. The Credit Parties named therein shall have duly executed and delivered and there shall be in full force and effect, and original counterparts shall have been delivered to the Administrative Agent, in sufficient quantities for the Administrative Agent and the Lenders, of (i) the Subsidiary Guaranty (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Subsidiary Guaranty"), substantially in the form attached hereto as Exhibit C-1, (ii) the Security Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Security Agreement"), substantially in the form attached hereto as Exhibit C-2; (iii) the Collateral Assignment of Patents and Security Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Collateral Assignment of Patents"), substantially in the form attached hereto as Exhibit C-3; (iv) the Collateral Assignment of Trademarks and Security Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Collateral Assignment of Trademarks"), substantially in the form attached hereto as Exhibit C-4; (v) the Pledge Agreement (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement"), substantially in the form attached hereto as Exhibit C-5; and (vi) the mortgages, deeds of trust and similar instruments (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Closing Date Mortgages"), substantially in the respective forms attached hereto as Exhibits C-6 through C-16, encumbering the following properties:

                 (1) 166,100 square foot division office and manufacturing facility and related property owned by the Company and located in Boston, Massachusetts;

                 (2) 126,000 square foot division office and manufacturing facility and related property owned by the Company and located in Canton, Massachusetts;

                 (3) 72,000 square foot manufacturing facility and related property owned by the Company and located in Orwell, Ohio;

                 (4) 196,000 square foot manufacturing facility and related property owned by the Company and located in Portland, Indiana; and

                 (5) 7,500 square foot corporate office and related property owned by the Company and located in Warren, Ohio.

                 (6) 9,000 square foot storage facility located at 2650 Whitfield Avenue, Manatee County, Florida;

                 (7) 11,0000 square foot fabrication facility located at 320 South Mill Street, in Lexington, Ohio;

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               (8)   144,000 square foot manufacturing and assembly facility
     located at 345 South Mill Street, in Lexington, Ohio;

               (9) 140,000 square foot manufacturing and assembly facility located at 7290 26th Court East, Manatee County, Florida;

               (10) 25,000 square foot corporate office facility located at 7292 26th Court East, Manatee County, Florida; and

               (11) 4,000 square foot tool and die facility located at 1414 Park Avenue East, Mansfield, Madison Township, Ohio.

          (d) Charter and By-Laws, Good Standing of the Borrowers. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, (i) a copy of the certificate or articles of incorporation of each Credit Party, including any amendments or restatements thereof, certified as of a recent date by the Secretary of State or other governmental official of the jurisdiction of its formation, and certified as true, correct and in full force and effect by the Secretary or an Assistant Secretary of each Credit Party; (ii) a copy of the By-Laws or equivalent governing documents of each Credit Party, certified as true, correct and in full force and effect by the Secretary or an Assistant Secretary of each Credit Party; and (iii) a copy of a certificate of good standing for each Credit Party, issued as of a recent date by the Secretary of State or other governmental official of the jurisdiction of its formation and in each other jurisdiction where such Credit Party is required to be qualified to do business.

          (e) Corporate Resolutions and Approvals. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, certified copies of the resolutions of the Board of Directors of the Company and each other Credit Party, approving the Credit Documents to which the Company or any such other Credit Party, as the case may be, is or may become a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the execution, delivery and performance by the Company or any such other Credit Party of the Credit Documents to which it is or may become a party.

          (f) Incumbency Certificates. The Administrative Agent shall have received, in sufficient quantity for the Administrative Agent and the Lenders, a certificate of the Secretary or an Assistant Secretary of the Company and of each other Credit Party, certifying the names and true signatures of the officers of the Company or such other Credit Party, as the case may be, authorized to sign the Credit Documents to which the Company or such other Credit Party is a party and any other documents to which the Company or any such other Credit Party is a party which may be executed and delivered in connection herewith.

          (g) Opinion of Counsel. On the Closing Date, the Administrative Agent shall have received an opinion, addressed to the Administrative Agent and each of the Lenders and dated the Closing Date, from Baker & Hostetler LLP, special counsel to the Company, covering such matters incident to the transactions contemplated hereby as the Administrative Agent may reasonably request, such opinion to be in form and substance satisfactory to the Administrative Agent.

          (h) Existing Credit Agreement. Contemporaneously with the Closing Date, the Company shall have terminated the commitments of the lenders under its Credit Agreement, dated as of December 30, 1998, as amended, prepaid any borrowings thereunder, and if required in connection with such termination, made effective provision for any letters of credit issued thereunder to become Existing Letters of Credit deemed issued hereunder.

          (i) Recordation of Security Documents, Delivery of Collateral, Taxes, etc. The Security Documents (or proper notices or financing statements in respect thereof) shall have been duly recorded, published and filed in such manner and in such places as is required by law to establish, perfect, preserve and protect the rights and security interests of the parties thereto and their respective successors and assigns, all collateral items required to be physically delivered to the Collateral Agent thereunder shall have been so delivered, accompanied by any appropriate instruments of transfer, and all taxes, fees and other charges then due and payable in connection with the execution, delivery, recording, publishing and filing of such instruments and the issue and delivery of the Notes shall have been paid in full.

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          (j)  Evidence of Insurance. The Collateral Agent shall have received certificates of insurance and other evidence, satisfactory to it, of compliance with the insurance requirements of this Agreement and the Security Documents.

          (k) Search Reports. The Administrative Agent shall have received completed requests for information on Form UCC-11, or search reports from one or more commercial search firms acceptable to the Administrative Agent, listing all of the effective financing statements filed against any Credit Party which is a party to any Security Document in any jurisdiction in which such Credit Party maintains an office or in which any Collateral of such Credit Party is located, together with copies of such financing statements.

          (l) Title Policies and Other Documents Relating to Closing Date Mortgaged Properties. As to each Real Property subjected to the Lien of a Closing Date Mortgage (a "Closing Date Mortgaged Property"), the Collateral Agent shall have received:

               (i) an American Land Title Association ( ALTA) mortgagee title insurance policy or policies, or unconditional commitments therefor (a "Closing Date Mortgage Policy") issued by a title insurance company reasonably satisfactory to the Collateral Agent (a "Title Company"), in an amount not less than the amount reasonably required therefor by the Administrative Agent (taking into account the estimated value of the property involved), insuring fee simple title to, or a valid leasehold interest in, such Closing Date Mortgaged Property vested in the Company and assuring the Collateral Agent that the applicable Closing Date Mortgage creates a valid and enforceable first priority mortgage lien on the respective Closing Date Mortgaged Property encumbered thereby, subject only to a standard survey exception, which Closing Date Mortgage Policy
(1) shall include an endorsement for mechanics' liens, for revolving, "variable rate" and future advances under this Agreement and for any other matters reasonably requested by any Agent and (2) shall provide for affirmative insurance and such reinsurance as any Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Administrative Agent;

               (ii) a title report issued by the Title Company with respect thereto dated not more than 30 days prior to the Closing Date and satisfactory in form and substance to the Administrative Agent;

               (iii) copies of all recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policy or in such title report;

               (iv) evidence, which may be in the form of a letter from the Title Company or from an insurance broker, surveyor or engineer, as to whether
(1) such Closing Date Mortgaged Property is a Flood Hazard Property, and (2) the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and if such Closing Date Mortgaged Property is a Flood Hazard Property, evidence that the Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System;

               (v) a certificate of the Company identifying any Phase I, Phase II or other environmental report received in draft or final form by any Credit Party during the two year period prior to the Closing Date with respect to such Closing Date Mortgaged Property and/or the operations conducted therefrom, or stating that no such draft or final form reports have been requested or received by any Credit Party (or its counsel), together with true and correct copies of all such environmental reports so listed (in draft form, if not finalized); and all such environmental reports shall be satisfactory in form and substance to the Administrative Agent; and

               (vi) an opinion of local counsel admitted to practice in the jurisdiction in which such Closing Date Mortgaged Property is located, addressed to the Collateral Agent and authorizing the other Agents and the Lenders and their successors, assigns and participants to rely thereon, satisfactory in form and substance to the Administrative Agent, as to the validity and effectiveness of such Closing Date Mortgage as a lien on the Closing Date Mortgaged Property encumbered thereby, and covering such other matters of law in connection with the execution, delivery, recording and enforcement of such Closing Date Mortgage as any Agent may reasonably request.

In addition, the Company shall have paid or caused to be paid all costs and expenses payable in connection with all of such actions, including but not limited to (x) all mortgage, intangibles or similar taxes or fees, however

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characterized, payable in respect of this Agreement, the execution and delivery of the Notes, any of the Closing Date Mortgages or any of the other Credit Documents or the recording of any of the same or any other documents related thereto; and (y) all expenses and premiums of the Title Company in connection with the issuance of such policy or policies of title insurance and to all costs and expenses required for the recording of the Closing Date Mortgages or any other Credit Documents or any other related documents in the appropriate public records. Notwithstanding the foregoing, if and to the extent that the requirements contained in section 6.1(l)(iv) above are not satisfied as of the Closing Date, the Company shall cause such requirements to be satisfied within 30 days following the Closing Date.

          (m) Proceeds of Public Notes. The Company shall have received proceeds of no less than $175,000,000 from the issuance of the Public Notes on terms and conditions satisfactory to the Administrative Agent in its sole discretion, (ii) the maturity date of the Public Notes shall be May 1, 2012 or later, and (iii) the Public Notes shall be unsecured obligations of the Company.

          (n) Public Note Documents. With respect to the Public Note Documents, the Company shall have provided to the Administrative Agent and the Lenders (i) a copy of the Public Note Documents, together with any amendments or supplements thereto, certified by an officer of the Company as being true and complete; and
(ii) an officer's certificate, signed by an Authorized Officer, and otherwise in form and substance satisfactory to the Administrative Agent and the Lenders, certifying (A) that no "Default" (as defined in the Indenture) or "Event of Default" (as defined in the Indenture) exists under the Indenture, nor will exist after the making of the first Loan hereunder, (B) that all of the Obligations constitute "Permitted Indebtedness" (as defined in the Indenture), and (C) such other matters with respect to the Public Note Documents as the Administrative Agent shall deem necessary or appropriate.

          (o) Company's Closing Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date, of a responsible financial or accounting officer of the Company to the effect that, at and as of the Closing Date and both before and after giving effect to the initial Borrowings hereunder and the application of the proceeds thereof, (x) the Company is in compliance with all of the covenants contained in sections 8 and 9 of this Agreement, (y) no Default or Event of Default has occurred or is continuing, and
(z) all representations and warranties of the Credit Parties contained herein or in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing Date, except that as to any such representations and warranties which expressly relate to an earlier specified date, such representations and warranties are only represented as having been true and correct in all material respects as of the date when made.

          (p) Solvency Certificate. The Administrative Agent shall have received, in sufficient quantities for the Lenders, a duly executed solvency certificates substantially in the form attached hereto as Exhibit D, and such certificate shall be satisfactory in form and substance to each of the Lenders.

          (q) Unused Availability. After giving effect to the use of the proceeds of the initial Borrowings hereunder and giving effect to any Letters of Credit issued or deemed to be issued hereunder, the Unutilized Total Revolving Commitment shall be at least $80,000,000.

          (r) Proceedings and Documents. All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Administrative Agent and the Lenders and the Administrative Agent and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Administrative Agent or its special counsel or any Lender may reasonably request.

          (s) Absence of Litigation. There shall not be any action, suits or proceedings pending or threatened with respect to the Company or its Subsidiaries (i) that have, or could reasonably be expected to have, a Material Adverse Effect, (ii) that question the validity or enforceability of any of the Credit Documents, or of any action to be taken by the Company or any of the Credit Parties pursuant to any of the Credit Documents, or (iii) that question the validity or the enforceability of the Public Note Documents, or the transactions contemplated hereby or thereby, or of any action to be taken by the Company or its Subsidiaries thereunder.

          (t) No Material Adverse Change in Loan Syndication or Capital Markets; Minimum Commitments. There shall not have occurred a material disruption or material adverse change in financial,

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

banking, loan syndication or capital market conditions generally or in the market for new issuance of high yield securities or syndicated leveraged loans which, in the Administrative Agent's sole judgment, could be expected to materially adversely affect the syndication of portions or all of the Facilities to additional Lenders. In addition, the Administrative Agent shall have received commitments from Lenders for at least $25,000,000 of the Revolving Loans.

          (u) Material Adverse Change. There shall not have been any change in the condition, business or affairs (financial or otherwise) of the Company and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes, none of which, individually or in the aggregate, has had or is reasonably likely to have, a Material Adverse Effect, as determined by the Administrative Agent in its sole discretion.

          (v) Ratings from Rating Agencies. The Company shall have obtained rating letters from Moody's and S&P containing ratings on the Revolving Facility and the Term Facility which are acceptable to the Administrative Agent in its sole discretion.

     6.2 Conditions Precedent to All Credit Events. The obligations of the Lenders to make each Loan and/or of a Letter of Credit Issuer to issue each Letter of Credit is subject, at the time thereof, to the satisfaction of the following conditions:

          (a) Notice of Borrowing, etc. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of section 2.3 with respect to the incurrence of Loans or a Letter of Credit Request meeting the requirement of section 3.2 with respect to the issuance of a Letter of Credit.

          (b) No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of the Credit Parties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

          (c) No Excess Cash. In the case of a Credit Event consisting of the Borrowing of a Revolving Loan or a Swing Line Loan by the Company, the aggregate amount of cash and Cash Equivalents held by the Company and its Domestic Subsidiaries shall not exceed $20,000,000 in the aggregate (after giving effect to the incurrence of such Revolving Loan or such Swing Line Loan, as the case may be, and the application of proceeds therefrom). In the case of a Credit Event consisting of the Borrowing of a Revolving Loan by a Foreign Subsidiary Borrower, the aggregate amount of cash and Cash Equivalents held by the Foreign Subsidiaries of the Company domiciled in Europe shall not exceed $15,000,000 in the aggregate (after giving effect to the incurrence of such Revolving Loan and the application of proceeds therefrom).

     6.3 First Borrowing by any Foreign Subsidiary Borrower. The obligations of the Lenders to make any Revolving Loan on the occasion of the first Borrowing by any Foreign Subsidiary Borrower hereunder is subject to the satisfaction of the following conditions:

          (a) Notes. Receipt by the Administrative Agent for the account of each applicable Lender of each appropriate Note or Notes executed by such Foreign Subsidiary Borrower, in each case, in the amount, maturity and as otherwise provided herein.

          (b) Certified Resolutions and Incumbency. Receipt by the Administrative Agent, in sufficient quantities for the Revolving Lenders, of certified resolutions and an incumbency certificate for such Foreign Subsidiary Borrower, satisfactory in form and substance to the Administrative Agent.

          (c) Election to Participate. Receipt by the Administrative Agent, in sufficient quantities for the Revolving Lenders, of a duly executed Election to Participate of such Foreign Subsidiary Borrower, satisfactory in form and substance to the Administrative Agent, and acceptance of such Election to Participate by the

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

Administrative Agent (which acceptance shall be effected by the Administrative Agent only pursuant to the instructions, or with the consent, of the Required Revolving Lenders).

          (d) Guarantys; Security. (i) Receipt by the Administrative Agent of a duly executed guaranty in form and substance acceptable to the Administrative Agent in its sole discretion of each such Foreign Subsidiary Borrower's parent and each Foreign Subsidiary domiciled in the same country as such Foreign Subsidiary Borrower of such Foreign Subsidiary Borrower's obligations hereunder; receipt by the Administrative Agent of a duly executed guaranty of the Company in form and substance acceptable to the Administrative Agent in its sole discretion; and (ii) upon request of the Administrative Agent, receipt by the Administrative Agent of a duly executed security agreement in form and substance acceptable to the Administrative Agent in its sole discretion (or other appropriate documentation granting a security interest to the Administrative Agent for the benefit of the Lenders) of each Foreign Subsidiary domiciled in the same country as such Foreign Subsidiary Borrower, and of such Foreign Subsidiary Borrower and its parent, and a pledge by such parent of such Foreign Subsidiary Borrower's capital stock if so required by the Administrative Agent it is sole discretion.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Company to each of the Lenders that all of the applicable conditions specified in section 6.1 and/or 6.2 and/or 6.3, as the case may be, have been satisfied as of the times referred to in sections 6.1,
6.2 and 6.3. All of the certificates, legal opinions and other documents and papers referred to in this section 6, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Agents and the Lenders and, except for the Notes, in sufficient counterparts for each of the Agents and the Lenders, and the Administrative Agent will promptly distribute to the other Agents and the Lenders their respective Notes and the copies of such other certificates, legal opinions and documents.

     SECTION 7. REPRESENTATIONS AND WARRANTIES.

     In order to induce the Lenders to enter into this Agreement and to make the Loans, and/or to issue and/or to participate in the Letters of Credit provided for herein, the Company makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and each Credit Event:

     7.1 Corporate Status, etc. Each of the Company and its Subsidiaries (i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

     7.2 Subsidiaries. Annex I hereto lists, as of the date hereof, each Subsidiary of the Company (and the direct and indirect ownership interest of the Company therein).

     7.3 Corporate Power and Authority, etc. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents and the Public Note Documents to which it is party. Each Credit Party has duly executed and delivered each Credit Document and Public Note Document to which it is party and each Credit Document and Public Note Document to which it is party constitutes the legal, valid and binding agreement or obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

     7.4 No Violation. Neither the execution, delivery and performance by any Credit Party of the Credit Documents or Public Note Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to such Credit Party or its properties and assets, (ii) will conflict with or

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

result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than the Liens created pursuant to the Security Documents) upon any of the property or assets of such Credit Party pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject, or (iii) will violate any provision of the certificate or articles of incorporation, code of regulations or by-laws, or other charter documents of such Credit Party.

     7.5 Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by any Credit Party of any Credit Document or Public Note Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Credit Document to which any Credit Party is a party, except the filing and recording of financing statements and other documents necessary in order to perfect the Liens created by the Security Documents.

     7.6 Litigation. There are no actions, suits or proceedings pending or, to, the knowledge of the Company, threatened with respect to the Company or any of its Subsidiaries (i) that have, or could reasonably be expected to have, a Material Adverse Effect, or (ii) which question the validity or enforceability of any of the Credit Documents, or of any action to be taken by the Company or any of the other Credit Parties pursuant to any of the Credit Documents.

     7.7 Use of Proceeds; Margin Regulations. (a) The proceeds of all Loans and Credit Events shall be utilized for lawful purposes not inconsistent with the requirements of this Agreement.

          (b) No part of the proceeds of any Credit Event will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Company or of the Company and its consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

     7.8 Financial Statements, etc. (a) The Company has furnished to the Lenders and the Agents complete and correct copies of (i) the audited consolidated balance sheets of the Company and its consolidated subsidiaries as of December 31, 2001 and December 31, 2000 and the related audited consolidated statements of income, shareholders' equity, and cash flows of the Company and its consolidated subsidiaries for the fiscal years then ended, accompanied by the report thereon of Arthur Andersen LLP; and (ii) the condensed consolidated balance sheets of the Company and its consolidated subsidiaries as of March 31, 2002, and the related condensed consolidated statements of income and of cash flows of the Company and its consolidated subsidiaries for the three fiscal quarter period then ended, as included in the Company's Report on Form 10-Q filed with the SEC. All such financial statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), and fairly present, in all material respects, the financial position of the entities described in such financial statements as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, subject in the case of any such financial statements which are unaudited, to normal audit adjustments, none of which will involve a Material Adverse Effect. The Company and its Subsidiaries did not have, as of the date of the latest financial statements referred to above, and will not have as of the Closing Date after giving effect to the incurrence of Loans hereunder, any material or significant contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto in accordance with GAAP and which in any such case is material in relation to the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries.

          (b) The Company has received consideration which is the reasonable equivalent value of the obligations and liabilities that the Company has incurred to the Administrative Agent and the Lenders. The Company now has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature and the Company, as of the Closing Date, owns property having a value, both at fair valuation and at present fair salable value, greater than the

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

amount required to pay the Company's debts; and the Company is not entering into the Credit Documents with the intent to hinder, delay or defraud its creditors. For purposes of this section 7.8(b), "debt" means any liability on a claim, and "claim" means (x) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (c) The Company has delivered to the Lenders prior to the execution and delivery of this Agreement a copy of the Company's Report on Form 10-K as filed (without Exhibits) with the SEC for its fiscal year ended December 31, 2001, which contains a general description of the business and affairs of the Company and its Subsidiaries.

          (d) The Company has delivered or caused to be delivered to the Lenders prior to the execution and delivery of this Agreement financial projections prepared by management of the Company for the Company and its Subsidiaries (the "Financial Projections"). The Financial Projections were prepared on behalf of the Company in good faith after taking into account historical levels of business activity of the Company and its Subsidiaries, known trends, including general economic trends, and all other information, assumptions and estimates considered by management of the Company and its Subsidiaries to be pertinent thereto; provided, that no representation or warranty is made as to the impact of future general economic conditions or as to whether the Company's projected consolidated results as set forth in the Financial Projections will actually be realized. No facts are known to the Company at the date hereof which, if reflected in the Financial Projections, would result in a material adverse change in the assets, liabilities, results of operations or cash flows reflected therein.

     7.9 No Material Adverse Change. Since December 31, 2001, there has been no change in the condition, business, affairs or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, except for changes none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

     7.10 Tax Returns and Payments. Each of the Company and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. The Company and each of its Subsidiaries has established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. The Company knows of no proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Company and its Subsidiaries have made, could reasonably be expected to have a Material Adverse Effect.

     7.11 Title to Properties, etc. The Company and each of its Subsidiaries has good and marketable title, in the case of real property, and good title (or valid Leaseholds, in the case of any leased property), in the case of all other property, to all of its properties and assets free and clear of Liens other than Liens permitted by section 9.3. The interests of the Company and each of its Subsidiaries in the properties reflected in the most recent balance sheet referred to in section 7.8, taken as a whole, were sufficient, in the judgment of the Company, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Company and such Subsidiaries. On the date hereof, neither the Company nor any of its Domestic Subsidiaries owns any Real Property other than the Closing Date Mortgaged Property.

     7.12 Lawful Operations, etc. Except for known situations or incidents which are reserved for on the most recent consolidated balance sheet referred to in section 7.8 or which, if not so reserved, could not reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries is in full compliance with all material requirements imposed by law, whether federal or state, including (without limitation) Environmental Laws and zoning ordinances.

     7.13 Environmental Matters. (a) The Company and each of its Subsidiaries is in compliance with all Environmental Laws governing its business, except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not reasonably be expected to have a Material Adverse

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Effect. All licenses, permits, registrations or approvals required for the business of the Company and each of its Subsidiaries under any Environmental Law have been secured and the Company and each of its Subsidiaries is in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received written notice, or otherwise knows, that it is in any respect in noncompliance with, breach of or default under any Environmental Laws, and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect. There are no Environmental Claims pending or, to the best knowledge of the Company, threatened wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect.

          (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Company or any of its Subsidiaries or (ii) released on any such Real Property, in each case where such occurrence or event is not in compliance with Environmental Laws and is reasonably likely to have a Material Adverse Effect.

     7.14 Compliance with ERISA. Compliance by the Company with the provisions hereof and Credit Events contemplated hereby will not involve any prohibited transaction within the meaning of ERISA or section 4975 of the Code. The Company and each of its Subsidiaries, (i) has fulfilled all obligations under minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan or a Multiple Employer Plan, (ii) has satisfied all respective contribution obligations in respect of each Multiemployer Plan and each Multiple Employer Plan, (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan, each Multiemployer Plan and each Multiple Employer Plan, and (iv) has not incurred any liability under the Title IV of ERISA to the PBGC with respect to any Plan, any Multiemployer Plan, any Multiple Employer Plan, or any trust established thereunder. No Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multiemployer Plan or Multiple Employer Plan, which termination or Reportable Event will or could result in the termination of such Plan, Multiemployer Plan or Multiple Employer Plan and give rise to a material liability of the Company or any ERISA Affiliate in respect thereof. Neither the Company nor any ERISA Affiliate is at the date hereof, or has been at any time within the two years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a "contributing sponsor" (as such term is defined in section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan. Neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Lenders in writing.

     7.15 Intellectual Property, etc. The Company and each of its Subsidiaries has obtained or has the right to use all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, except for such patents, trademarks, service marks, trade names, copyrights, licenses and rights, the loss of which, and such conflicts, which in any such case individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     7.16 Investment Company Act, etc. Neither the Company nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Borrower Act of 1940, as amended, the Interstate Commerce Act, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law.

     7.17 Existing Indebtedness. Annex II sets forth a true and complete list, as of the date or dates set forth therein, of all Indebtedness of the Company and each of its Subsidiaries, on a consolidated basis, which (i) has an outstanding principal amount of at least $1,000,000, or may be incurred pursuant to existing commitments or lines of credit, or (ii) is secured by any Lien on any property of the Company or any Subsidiary, and which will be outstanding on the Closing Date after giving effect to any Borrowing hereunder which is expected to be made on the Closing Date, other than the Indebtedness created under the Credit Documents (all such Indebtedness, whether or not in a principal amount meeting such threshold and required to be so listed on Annex II, herein the "Existing Indebtedness"). The Company has provided to the Administrative Agent prior to the date of execution hereof true and complete copies (or summary descriptions) of all agreements and instruments governing the Indebtedness listed on Annex II (the "Existing Indebtedness Agreements").

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     7.18  Burdensome Contracts; Labor Relations. Neither the Company nor any of
its Subsidiaries (i) is subject to any burdensome contract, agreement, corporate restriction, judgment, decree or order, (ii) is a party to any labor dispute affecting any bargaining unit or other group of employees generally, (iii) is subject to any material strike, slow down, workout or other concerted interruptions of operations by employees of the Company or any Subsidiary, whether or not relating to any labor contracts, (iv) is subject to any significant pending or, to the knowledge of the Company, threatened, unfair labor practice complaint, before the National Labor Relations Board, and (v) is subject to any significant pending or, to the knowledge of the Company, threatened, grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement, (vi) is subject to any significant pending or, to the knowledge of the Company, threatened, significant strike, labor dispute, slowdown or stoppage, or (vii) is, to the knowledge of the Company, involved or subject to any union representation organizing or certification matter with respect to the employees of the Company or any of its Subsidiaries, except (with respect to any matter specified in any of the above clauses), for such matters as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     7.19 Security Interests. Once executed and delivered, and until terminated in accordance with the terms thereof, each of the Security Documents creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto from time to time, in favor of the Collateral Agent for the benefit of the Secured Creditors referred to in the Security Documents, superior to and prior to the rights of all third persons and subject to no other Liens, except that the Collateral under the Security Documents may be subject to Permitted Liens. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof. All recording, stamp, intangible or other similar taxes required to be paid by any person under applicable legal requirements or other laws applicable to the property encumbered by the Security Documents in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement thereof have been paid.

     7.20 Indenture. No Event of Default (as defined in the Indenture) or Default (as defined in the Indenture) exists, nor will any such Event of Default or Default exist under the Indenture (or any other Public Note Document) immediately after the making of any Loan or other extension of credit hereunder.

     7.21 Material Agreements. Except as disclosed on Annex VI hereto, neither the Company nor any of its Subsidiaries is a party to any (a) debt instrument;
(b) lease (capital, operating or otherwise), whether as a lessee or lessor thereunder, (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its "Affiliates" (as such term is defined in the Securities Exchange Act of 1934, as amended); (e) management or employment contract for personal services with any of its Affiliates that is not otherwise terminable at will or on less the 90 days' notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement that, as to subsections
(a) through (g), above, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect.

     7.22 Insurance. The Company and each of its Subsidiaries maintains with financially sound and reputable insurers insurance coverage and limits as required by law and as is customary with persons engaged in the same business as the Company and its Subsidiaries.

     7.23 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Company or any of its Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein, other than the Financial Projections (as to which representations are made only as provided in section 7.8), is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such person in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, except that any such future information consisting of financial projections prepared by the Company is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results.

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     SECTION 8. AFFIRMATIVE COVENANTS.

     The Company hereby covenants and agrees that on the Effective Date and thereafter so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Credit Documents, have been paid in full:

     8.1 Reporting Requirements. The Borrower will furnish to each Lender and the Administrative Agent:

           (a) Annual Financial Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, the consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholders' equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the opinion with respect to such consolidated financial statements of independent public accountants of recognized national standing selected by the Company, which opinion shall be unqualified and shall (i) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles, or (ii) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization).

           (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the quarterly accounting periods in each fiscal year of the Company, the unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited consolidated statements of income and of cash flows for such quarterly period and/or for the fiscal year to date, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which shall be certified on behalf of the Company by the Chief Financial Officer or other Authorized Officer of the Company, subject to changes resulting from normal year-end audit adjustments.

           (c) Officer's Compliance Certificates; Management Reports. At the time of the delivery of the financial statements provided for in sections 8.1(a) and (b), a certificate on behalf of the Company of the Chief Financial Officer or other Authorized Officer of the Company to the effect that, to the best knowledge of the Company, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the actions the Company proposes to take with respect thereto, which certificate shall set forth the calculations required to establish compliance with the provisions of sections 9.4(d), 9.4(e), 9.6, 9.7, 9.8, 9.9, 9.10, 9.11, and 9.12 of this Agreement.

           (d) Budgets and Forecasts. Not later than 30 days prior to the commencement of any fiscal year of the Company and its Subsidiaries, a consolidated budget in reasonable detail for each of the four fiscal quarters of such fiscal year, and (if and to the extent prepared by management of the Company) for any subsequent fiscal years, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the forecasted balance sheet, income statement, operating cash flows and capital expenditures of the Company and its Subsidiaries for the period covered thereby, and the principal assumptions upon which forecasts and budget are based.

           (e) Notice of Default, Litigation or Certain Matters Involving Major Customers or Suppliers. Promptly, and in any event within three Business Days, in the case of clause (i) below, or five Business Days, in the case of clause
(ii) or (iii) below, after the Company or any of its Subsidiaries obtains knowledge thereof, notice of

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                    (i)    the occurrence of any event which constitutes a
Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto,

                    (ii) any litigation or governmental or regulatory proceeding pending against the Company or any of its Subsidiaries which is likely to have a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations hereunder or under any other Credit Document, and

                    (iii) any significant adverse change (in the Company's reasonable judgment) in the Company's or any Subsidiary's relationship with, or any significant event or circumstance which is in the Company's reasonable judgment likely to adversely affect the Company's or any Subsidiary's relationship with, (A) any customer (or related group of customers) representing more than 10% of the Company's consolidated revenues during its most recent fiscal year, or (B) any supplier which is material to the operations of the Company and its Subsidiaries considered as an entirety.

               (f) ERISA. Promptly, and in any event within 10 days after the Company, any Subsidiary of the Company or any ERISA Affiliate knows of the occurrence of any of the following, the Company will deliver to each of the Lenders a certificate on behalf of the Company of an Authorized Officer of the Company setting forth the full details as to such occurrence and the action, if any, that the Company, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:

                    (i) that a Reportable Event has occurred with respect to any Plan;

                    (ii) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other person to terminate any Plan;

                    (iii) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan;

                    (iv) the institution of any steps by the Company or any Subsidiary to withdraw from any Multiemployer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) in excess of $2,000,000;

                    (v) a non-exempt "prohibited transaction" within the meaning of section 406 of ERISA in connection with any Plan;

                    (vi) that a Plan has an Unfunded Current Liability exceeding $5,000,000;

                    (vii) any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement welfare liability; or

                    (viii) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

               (g) Environmental Matters. Promptly upon, and in any event within 10 Business Days after, an officer of the Company or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters: (i) any pending or threatened material Environmental Claim against the Company or any of its Subsidiaries or any Real Property owned or operated by the Company or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Company or any of its Subsidiaries that (A) results in material noncompliance by the Company or any of its Subsidiaries with any applicable Environmental Law or (B) would reasonably be expected to form the basis of a material Environmental Claim against the Company or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned, leased or operated by the Company or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by the Company or any of its Subsidiaries of such Real Property under any Environmental Law; and

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(iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Company or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the Environmental Claim, the Company's or such Subsidiary's response thereto and the potential exposure in dollars of the Company and its Subsidiaries with respect thereto.

          (h) SEC Reports and Registration Statements. Promptly after transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and all annual, quarterly or current reports that the Company or any of its Subsidiaries files with the SEC on Form 10-K, 10-Q or 8-K (or any successor forms).

          (i) Annual and Quarterly Reports, Proxy Statements and other Reports Delivered to Stockholders Generally. Promptly after transmission thereof to its stockholders, copies of all annual, quarterly and other reports and all proxy statements that the Company furnishes to its stockholders generally.

          (j) Press Releases. Promptly after the release thereof to any news organization or news distribution organization, copies of any press releases and other similar statements intended to be made available generally by the Company or any of its Subsidiaries to the public concerning material developments relating to the Company or any of its Subsidiaries.

          (k) Indenture Notices. Written notice contemporaneously with any notice provided to the trustee or the Public Noteholders under the Indenture, the Public Notes or any of the other Public Note Documents.

          (l) Other Information. With reasonable promptness, such other information or documents (financial or otherwise) relating to the Company or any of its Subsidiaries as any Lender may reasonably request from time to time.

     8.2 Books, Records and Inspections. The Company will, and will cause each of its Subsidiaries to, (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company or such Subsidiaries, as the case may be, in accordance with GAAP; and (ii) permit, upon at least two Business Days' notice to the Chief Financial Officer of the Company (unless an Event of Default shall have occurred and be continuing, in which case, no such notice shall be required), officers and designated representatives of the Administrative Agent or any of the Lenders to visit and inspect any of the properties or assets of the Company and any of its Subsidiaries in whomsoever's possession (but only to the extent the Company or such Subsidiary has the right to do so to the extent in the possession of another person), to examine the books of account of the Company and any of its Subsidiaries, and make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of the Company and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any of the Lenders may request.

     8.3 Insurance. (a) The Company will, and will cause each of its Subsidiaries to, (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Company and its Subsidiaries at the date hereof, and (ii) forthwith upon any Lender's written request, furnish to such Lender such information about such insurance as such Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Lender and certified by an Authorized Officer of the Company.

          (b) The Company will, and will cause each of its Subsidiaries which is a Credit Party to, at all times keep their respective property which is subject to the Lien of any Security Document insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Company or any such Subsidiary) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee (with respect to Collateral) or, to the extent permitted by applicable law, as an additional insured), (ii) shall state that such insurance policies shall not be canceled without 30 days' prior written notice thereof (or 10 days' prior written notice in the case of cancellation for the non-payment of premiums) by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of

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subrogation with respect to the Collateral Agent and the Lenders, and (iv)
shall in the case of any such certificates or endorsements in favor of the Collateral Agent, be delivered to or deposited with the Collateral Agent. In no event shall the Company be required to deposit the actual insurance policies with the Collateral Agent. The Administrative Agent shall deliver copies of any certificates of insurance to a Lender upon such Lender's reasonable request.

          (c) If the Company or any of its Subsidiaries shall fail to maintain all insurance in accordance with this section 8.3, or if the Company or any of its Subsidiaries shall fail to so endorse and deliver or deposit all endorsements or certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon prior written notice to the Company, to procure such insurance and the Company agrees to reimburse the Administrative Agent or the Collateral Agent, as the case may be, on demand, for all costs and expenses of procuring such insurance.

     8.4 Payment of Taxes and Claims. The Company will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Company or any of its Subsidiaries; provided that neither the Company nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP; and provided, further, that the Company will not be considered to be in default of any of the provisions of this sentence if the Company or any Subsidiary fails to pay any such amount which, individually or in the aggregate, is immaterial. Without limiting the generality of the foregoing, the Company will, and will cause each of its Subsidiaries to, pay in full all of its wage obligations to its employees in accordance with the Fair Labor Standards Act (29 U.S.C. sections 206-207) and any comparable provisions of applicable law.

     8.5 Corporate Franchises. The Company will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, rights and authority, provided that nothing in this section 8.5 shall be deemed to prohibit (i) any transaction permitted by section 9.2; (ii) the termination of existence of any Subsidiary if (A) the Company determines that such termination is in its best interest and (B) such termination is not adverse in any material respect to the Lenders; or (iii) the loss of any rights, authorities or franchises if the loss thereof, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     8.6 Good Repair. The Company will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements, thereto, to the extent and in the manner customary for companies in similar businesses.

     8.7 Compliance with Statutes, etc. The Company will, and will cause each of its Subsidiaries to, comply, in all material respects, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, other than those the noncompliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect.

     8.8 Compliance with Environmental Laws. Without limitation of the covenants contained in section 8.7 hereof,

          (a) The Company will comply, and will cause each of its Subsidiaries to comply, in all material respects, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Company or any of its Subsidiaries, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, except to the extent that such compliance with Environmental Laws is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, and an adverse outcome in such proceedings is not reasonably expected to have a Material Adverse Effect.

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          (b)  The Company will keep or cause to be kept, and will cause each of its Subsidiaries to keep or cause to be kept, all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws which are not permitted under section 9.3.

          (c) Neither the Company nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Company or any of its Subsidiaries or transport or permit the transportation of Hazardous Materials to or from any such Real Property other than in compliance with applicable Environmental Laws and in the ordinary course of business, except for such noncompliance as would not have, and which would not be reasonably expected to have, a Material Adverse Effect.

          (d) If required to do so under any applicable order of any governmental agency, the Company will undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Company or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders of all governmental authorities, except to the extent that the Company or such Subsidiary is contesting such order in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP.

          (e) In the event the Administrative Agent notifies the Company that the Required Lenders have determined on the basis of an environmental report or assessment delivered by the Company pursuant to the provisions of this section 8.8(e), or otherwise, that a Closing Date Mortgage encumbering any particular Closing Date Mortgaged Property should be released and discharged because of substantial concerns of the Required Lenders with respect to environmental matters revealed in such environmental report or assessment, or otherwise recognized by the Required Lenders, the Required Lenders may cause the Collateral Agent to release and discharge such Closing Date Mortgage, subject to any later determination by the Required Lenders notified to the Company by the Administrative Agent that an Additional Security Document in the form of a mortgage, deed of trust or similar instrument covering such Closing Date Mortgaged Property should be executed and delivered hereunder.

          (f) At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time after the Lenders receive notice under section 8.1(g) for any Environmental Claim involving potential expenditures by the Company or any of its Subsidiaries in excess of $5,000,000 in the aggregate for any Real Property, the Company will provide, at its sole cost and expense, an environmental site assessment report concerning any such Real Property now or hereafter owned, leased or operated by the Company or any of its Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or a remedial action in connection with any Hazardous Materials on such Real Property. If the Company fails to provide the same within 90 days after such request was made, the Administrative Agent may order the same, and the Company shall grant and hereby grants, to the Administrative Agent and the Lenders and their agents, access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Company's expense.

     8.9 Fiscal Years, Fiscal Quarters. If the Company shall change any of its or any of its Subsidiaries' fiscal years or fiscal quarters (other than the fiscal year or fiscal quarters of a person which becomes a Subsidiary, made at the time such person becomes a Subsidiary to conform to the Company's fiscal year and fiscal quarters), the Company will promptly, and in any event within 30 days following any such change, deliver a notice to the Administrative Agent and the Lenders describing such change and any material accounting entries made in connection therewith and stating whether such change will have any impact upon any financial computations to be made hereunder, and if any such impact is foreseen, describing in reasonable detail the nature and extent of such impact. If the Required Lenders determine that any such change will have any impact upon any financial computations to be made hereunder which is adverse to the Lenders, the Company will, if so requested by the Administrative Agent, enter into an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, modifying any of the financial covenants or related provisions hereof in such manner as the Required Lenders determine is necessary to eliminate such adverse effect.

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     8.10 Hedge Agreements, etc. (a) The Company and its Subsidiaries may enter into Hedge Agreements in order to provide protection to the Company or any such Subsidiary from fluctuations and other changes in interest rates and currency exchange rates, as and to the extent considered reasonably necessary by the Company, but without exposing the Company or its Subsidiaries to predominantly speculative risks unrelated to the amount of assets, Indebtedness or other liabilities intended to be subject to coverage on a notional basis under all such Hedge Agreements; provided that, in the case of any Hedge Agreement entered into after the Effective Date, (i) the Hedge Agreement is entered into in the ordinary course of business; (ii) the institution providing such protection is a reputable financial institution, and (iii) the Borrower has given the Administrative Agent prior notice of the Hedge Agreement if the Hedge Agreement is material.

          (b) The Company shall obtain, and thereafter maintain in effect for a period of two years after the Effective Date, Interest Rate Protection with respect to 50% of the sum of (i) the outstanding principal balance of the Term Loans, and (ii) the outstanding principal balance of the Public Notes; for the purposes of this section 8.10(b), "Interest Rate Protection" shall mean either
(x) such Indebtedness has a fixed rate of interest (and the Company or any Subsidiary has not thereafter entered into an interest rate swap agreement or similar agreement pursuant to which the Company or such Subsidiary has exchanged the obligation to pay the fixed rate of interest for an obligation to pay a floating rate of interest) or (y) the Company has entered into a Hedge Agreement or Hedge Agreements protecting against fluctuations in interest rates with respect thereto complying with the requirements of section 8.10(a) above.

     8.11 Certain Subsidiaries to Join in Subsidiary Guaranty.

          (a)  In the event that at any time after the Closing Date

          (x) the Company has any Subsidiary (other than a Foreign Subsidiary as to which section 8.11(b) applies) which is not a party to a Subsidiary Guaranty, or

          (y) an Event of Default has occurred and is continuing and the Company has any Subsidiary which is not a party to a Subsidiary Guaranty,

the Company will notify the Administrative Agent in writing of such event, identifying the Subsidiary in question and referring specifically to the rights of the Administrative Agent and the Lenders under this section. The Company will, within 30 days following request therefor from the Administrative Agent (who may give such request on its own initiative or upon request by the Required Lenders), cause such Subsidiary to deliver to the Administrative Agent, in sufficient quantities for the Lenders, (i) a Subsidiary Guaranty duly executed by such Subsidiary as a guarantor thereunder, and (ii) if such Subsidiary is a corporation, resolutions of the Board of Directors of such Subsidiary, certified by the Secretary or an Assistant Secretary of such Subsidiary as duly adopted and in full force and effect, authorizing the execution and delivery of such Subsidiary Guaranty, or if such Subsidiary is not a corporation, such other evidence of the authority of such Subsidiary to execute such joinder supplement as the Administrative Agent may reasonably request. Notwithstanding anything herein to the contrary, in the event that any Foreign Subsidiary of the Company is at any time a guarantor under the Public Note Documents or has guaranteed any other Indebtedness of the Company or its Domestic Subsidiaries, such Subsidiary shall have executed and delivered a Subsidiary Guaranty hereunder in form and substance acceptable to the Administrative Agent in its discretion.

          (b) Notwithstanding the foregoing or the provisions of section 8.12 hereof, the Company shall not, unless an Event of Default has occurred and is continuing, be required to pledge (or cause to be pledged) any stock or other equity interests in any Foreign Subsidiary which is not a first tier Foreign Subsidiary, or more than 65% of the stock or other equity interests in any Foreign Subsidiary which is a first tier Foreign Subsidiary, or to cause a Foreign Subsidiary to join in a Subsidiary Guaranty or to become a party to the Security Agreement or any other Security Document, if (i) to do so would subject the Company to liability for additional United States income taxes by virtue of section 956 of the Code in an amount the Company considers material, and (ii) the Company provides the Administrative Agent with documentation, including computations prepared by the Company's internal tax officer, its independent accountants or tax counsel, reasonably acceptable to the Required Lenders, in support thereof.

     8.12 Additional Security; Further Assurances.

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               (a) In the event that at any time after the Closing Date

               (x) the Company or any Subsidiary acquires, or a person which has become a Subsidiary owns or holds, an interest in any Real Property, assets, stock, securities or any other property or interest, located in the United States or arising out of business conducted in or from the United States, which is not at the time included in the Collateral and is not subject to a Permitted Lien securing Indebtedness, the Company will notify the Administrative Agent in writing of such event, identifying the property or interests in question and referring specifically to the rights of the Administrative Agent and the Lenders under this section,

               (y) the Company or any Subsidiary at any time owns or holds an interest in any Real Property, assets, stock, securities or any other property or interest, located in the United States or arising out of business conducted in or from the United States, (1) which is not at the time included in the Collateral and is not subject to a Permitted Lien securing Indebtedness, and (2) as to which the Administrative Agent on its own initiative or upon instructions from the Required Lenders has notified the Company that it requires that the same be included in the Collateral, or

               (z) an Event of Default has occurred and is continuing and the Company or any Subsidiary at any time owns or holds an interest in any Real Property, assets, stock, securities or any other property or interest, located within or outside of the United States or arising out of business conducted from any location within or outside the United States, which is not at the time included in the Collateral and is not subject to a Permitted Lien securing Indebtedness, the Company will, or will cause such Subsidiary to, within 30 days following request by the Collateral Agent (who may make such request on its own initiative or upon instructions from the Required Lenders), grant the Collateral Agent for the benefit of the Secured Creditors (as defined in the Security Documents) security interests and mortgages or deeds of trust, pursuant to new documentation (each an "Additional Security Document") or joinder in any existing Security Document, in such assets, interests or properties of the Company or any Subsidiary, subject to obtaining any required consents from third parties (including third party lessors and co-venturers) necessary to be obtained for the granting of a Lien on the interests or assets involved (with the Company hereby agreeing to use its reasonable best efforts to obtain such consents), and also subject to the provisions of section 8.11(b); provided that notwithstanding the foregoing, the Company need not notify the Administrative Agent under this section 8.12(a) of any leasehold interest which is acquired or held by the Company or any Subsidiary.

          (b) Each Additional Security Document (i) shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent, which documentation shall in the case of Real Property owned in fee be accompanied by such Phase I environmental reports or assessments, a mortgage policy of title insurance (subject to a standard survey exception), and other supporting documentation requested by and reasonably satisfactory in form and substance to the Administrative Agent; and (ii) shall constitute a valid and enforceable perfected Lien upon the interests or properties so included in the Collateral, superior to and prior to the rights of all third persons and subject to no other Liens except those permitted by section 9.3 or otherwise agreed by the Administrative Agent at the time of perfection thereof and (in the case of Real Property or interests therein) such other encumbrances as may be set forth in the mortgage policy, if any, relating to such Additional Security Document which shall be delivered to the Collateral Agent together with such Additional Security Document and which shall be satisfactory in form and substance to the Collateral Agent and the Administrative Agent. The Company, at its sole cost and expense, will cause each Additional Security Document or instruments related thereto to be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens created thereby required to be granted pursuant to the Additional Security Document, and will pay or cause to be paid in full all taxes, fees and other charges payable in connection therewith. Furthermore, the Company shall cause to be delivered to the Collateral Agent such opinions of local counsel, appraisals, title insurance, surveys, environmental assessments, consents of landlords, lien waivers from landlords or mortgagees and other related documents as may be reasonably requested by the Collateral Agent or any other Agent in connection with the execution, delivery and recording of any Additional Security Document, all of which documents shall be in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent, except that no leasehold Mortgage, title insurance or surveys shall be required for any leasehold properties (unless the lessee has a nominal or bargain purchase option).

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          (c)  The Company will, and will cause each of its Subsidiaries to, at the expense of the Company, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent or any other Agent may reasonably require. If at any time the Collateral Agent or any other Agent determines, based on applicable law, that all applicable taxes (including, without limitation, mortgage recording taxes or similar charges) were not paid in connection with the recordation of any mortgage or deed of trust, the Company shall promptly pay the same upon demand.

          (d) The Company will if requested by any Lender at any time, in order to meet any legal requirement applicable to such Lender, provide to the Collateral Agent and the Lenders, at the sole cost and expense of the Company, appraisals and other supporting documentation relating to any Closing Date Mortgage or any mortgage or deed of trust delivered as an Additional Security Document hereunder, as specified by any Lender, meeting the appraisal and other documentation requirements of the Real Estate Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, or any other legal requirements applicable to any Lender, which in the case of any such appraisal shall be prepared by one or more valuation firms of national standing, acceptable to the Required Lenders, utilizing appraisal standards satisfying such Amendments, Act or other legal requirements.

          (e) Notwithstanding the foregoing provisions of this section 8.12, in the event the Administrative Agent notifies the Company that the Required Lenders have determined on the basis of an environmental report or assessment delivered by the Company pursuant to the provisions of section 8.12(b) that an Additional Security Document encumbering any particular Real Property should not be delivered under this section 8.12, the Company shall be relieved of its obligation in this section 8.12 to deliver or cause to be delivered an Additional Security Document in the form of a mortgage, deed of trust or similar instrument covering such Real Property, subject to any later determination by the Required Lenders notified to the Company by the Administrative Agent that an Additional Security Document in the form of a mortgage, deed of trust or similar instrument covering such Real Property should be executed and delivered hereunder.

          (f) As promptly as practicable after the date (i) any Credit Party has any Collateral located in a jurisdiction as to which the Agents shall not previously have received a search report listing all effective UCC financing statements filed against such Credit Party in such jurisdiction and containing copies of all such effective UCC financing statements, (ii) any person first becomes a Domestic Subsidiary of the Company, or (iii) any UCC financing statement is filed against any Credit Party to perfect security interests granted pursuant to the Security Agreement, the Company will, at its expense, cause to be delivered to the Agents and the Lenders search reports listing all effective UCC financing statements filed against such person or Credit Party in each applicable jurisdiction and containing copies of all such effective UCC financing statements. In addition, whenever requested by the Administrative Agent, but not more frequently than once in any 12-month period, the Company will promptly provide the Agents and the Lenders with such new or updated title, lien, judgment, patent, trademark and UCC financing statement searches or reports as to the Company or any Domestic Subsidiary, or any Collateral of any Credit Party, as the Administrative Agent may specify to the Company in its request.

          (g) The Collateral Agent is authorized, without the consent of any of the Lenders, to (i) enter into any modification of any Security Document which the Collateral Agent reasonably believes is required to conform to the mandatory requirements of local law, or to local customs followed by financial institutions with respect to similar collateral documents involving property located in any particular jurisdiction, (ii) in the case of any Security Document relating to property located in a particular jurisdiction which imposes a tax with respect to such Security Document based on the amount of the obligations secured thereby, expressly limit the amount of such secured obligations which are secured by such property to such amount as, in the Collateral Agent's good faith judgment, is appropriate so that the amount of such tax is reasonable in light of the estimated value of the property located in such jurisdiction, and/or (iii) designate the amount of title insurance coverage for any title insurance policy provided hereunder in an amount reasonably believed by the Collateral Agent to be representative of the fair value of the property covered thereby.

          (h) The Company will provide the Administrative Agent with sufficient copies of each Additional Security Document and any additional supporting documents delivered in connection therewith for distribution of copies thereof to the other Agents and the Lenders, and the Administrative Agent will promptly so distribute such copies.

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     8.13 Casualty and Condemnation. (a) The Company will promptly (and in any event within 10 days) furnish to the Administrative Agent and the Lenders written notice of any Event of Loss involving any property included in the Collateral which is reasonably believed to be in excess of $5,000,000.

          (b) If any Event of Loss results in Net Proceeds (whether in the form of insurance proceeds, a condemnation award or otherwise), a portion or all of which is required to be applied as a prepayment of the Loans or to the rebuilding or restoration of any affected property pursuant to section 5.2, the Collateral Agent is authorized to collect such Net Proceeds and, if received by any Credit Party, the Company will, or will cause any applicable Credit Party, to pay over such Net Proceeds to the Collateral Agent.

     8.14 Landlord/Mortgagee Waivers; Bailee Letters. The Company will promptly (and in any event within 60 days following the Closing Date, in the case of any Collateral in existence as of the Closing Date) obtain, and will maintain in effect, (a) waivers from landlords and mortgagees having any interest in any Real Property on which any tangible items of Collateral having a value of at least $250,000 are located, substantially in the form attached hereto as Exhibits C-17 and C-18, or otherwise reasonably acceptable to the Administrative Agent, and (b) bailee letters, substantially in the form attached hereto as Exhibit C-19, or otherwise reasonably acceptable to the Administrative Agent, from persons unrelated to any of the Credit Parties who are parties to the Security Agreement to whom any tangible items of Collateral having a value of at least $500,000 have been delivered for storage, use in the manufacture of products for the Company and its Subsidiaries, consignment or similar purposes.

     8.15 Addition and Deletion of Foreign Subsidiary Borrowers. Whenever the Company determines that it desires for a Foreign Subsidiary which is not already a Foreign Subsidiary Borrower to become a party hereto as a Foreign Subsidiary Borrower, it will cause such Foreign Subsidiary to deliver to the Administrative Agent an Election to Participate for such Foreign Subsidiary and the other documents contemplated by section 6.3. No Election to Participate shall be effective to add a Foreign Subsidiary Borrower hereunder or for any other purposes of this Agreement unless it is accepted in writing by the Administrative Agent as evidenced by the signature of one of its officers in the space provided at the end thereof. No acceptance of an Election to Participate shall be effected by the Administrative Agent except pursuant to the instructions, or with the consent, of the Required Revolving Lenders. If at any time the Borrower determines that a Foreign Subsidiary should no longer be a Foreign Subsidiary Borrower, it may, if such Foreign Subsidiary Borrower has no outstanding Loans or other Obligations hereunder, cause such Foreign Subsidiary Borrower to deliver to the Administrative Agent an Election to Terminate with respect to such Foreign Subsidiary Borrower.

     Without limitation of the provisions of section 2.9 hereof, if the cost to any Lender of making or maintaining any Revolving Loan to a Foreign Subsidiary Borrower is increased (or the amount of any sum received or receivable by any Lender (or its Applicable Lending Office) is reduced) by an amount deemed in good faith by such Lender to be material, by reason of the fact that such Foreign Subsidiary Borrower is incorporated in, or conducts business in, a jurisdiction outside the United States, such Foreign Subsidiary Borrower shall indemnify such Lender for such increased cost or reduction within 15 days after demand by such Lender (with a copy to the Administrative Agent). A certificate of such Lender claiming compensation under this paragraph and setting forth the additional amount or amounts to be paid to it hereunder (and the basis for the calculation of such amount or amounts) shall be conclusive in the absence of manifest error.

     8.16 Most Favored Covenant Status. Should the Company at any time after the Effective Date, issue or guarantee any unsecured Indebtedness denominated in Dollars for money borrowed or represented by bonds, notes, debentures or similar securities in an aggregate amount exceeding $10,000,000, to any lender or group of lenders acting in concert with one another, or one or more institutional investors, pursuant to a loan agreement, credit agreement, note purchase agreement, indenture, guaranty or other similar instrument, which agreement, indenture, guaranty or instrument, includes affirmative or negative business or financial covenants (or any events of default or other type of restriction which would have the practical effect of any affirmative or negative business or financial covenant, including, without limitation, any "put" or mandatory prepayment of such Indebtedness upon the occurrence of a "change of control") which are applicable to the Company, other than those set forth herein or in any of the other Credit Documents, the Company shall promptly so notify the Administrative Agent and the Lenders and, if the Administrative Agent shall so request by written notice to the Company (after a determination has been made by the Required Lenders that any of the above-referenced documents or instruments contain any such provisions, which either individually or in the aggregate, are more favorable to the holders of such unsecured Indebtedness that any of the provisions set forth herein), the Company, the Administrative Agent and the Lenders shall promptly amend this Agreement to incorporate some or all of such provisions, in the discretion of the

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Administrative Agent and the Required Lenders, into this Agreement and, to the extent necessary and reasonably desirable to the Administrative Agent and the Required Lenders, into any of the other Credit Documents, all at the election of the Administrative Agent and the Required Lenders.

     SECTION 9.  NEGATIVE COVENANTS.

     The Company hereby covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Credit Documents, have been paid in full:

     9.1 Changes in Business. Neither the Company nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the Effective Date.

     9.2 Consolidation, Merger, Acquisitions, Asset Sales, etc. The Company will not, and will not permit any Subsidiary to, (1) wind up, liquidate or dissolve its affairs, (2) enter into any transaction of merger or consolidation,
(3) make or otherwise effect any Acquisition, (4) sell or otherwise dispose of any of its property or assets outside the ordinary course of business, or otherwise make or otherwise effect any Asset Sale, or (5) agree to do any of the foregoing at any future time, except that the following shall be permitted:

          (a) Certain Intercompany Mergers, etc. If no Default or Event of Default has occurred and is continuing or would result therefrom,

               (i) the merger, consolidation or amalgamation of any Domestic Subsidiary with or into the Company or another Subsidiary which is both a Domestic Subsidiary and a Wholly-Owned Subsidiary, so long as in any merger, consolidation or amalgamation involving the Company, the Company is the surviving or continuing or resulting corporation;

               (ii) the merger, consolidation or amalgamation of any Foreign Subsidiary with or into another Subsidiary which is both a Foreign Subsidiary and a Wholly-Owned Subsidiary;

               (iii) the liquidation, winding up or dissolution of any Subsidiary of the Company;

               (iv) the transfer or other disposition of any property by the Company to any Domestic Subsidiary which is a Wholly-Owned Subsidiary, or by any Domestic Subsidiary to the Company or to any other Domestic Subsidiary which is a Wholly-Owned Subsidiary of the Company; and

               (v) the transfer or other disposition of any property by a Foreign Subsidiary to the Company or to any Domestic Subsidiary, or to another Foreign Subsidiary which is a Wholly-Owned Subsidiary;

     shall each be permitted, if after giving effect thereto at least 60% of the Consolidated Total Assets of the Company are owned directly by the Company and not indirectly through Subsidiaries.

          (b) Other Mergers, etc. Involving the Company. The Company may consolidate or merge with any other corporation, or sell, transfer or otherwise dispose of all or substantially all of the property and assets of the Company and its Subsidiaries to any person, if (i) the surviving, continuing or resulting corporation of such merger or consolidation (if other than the Company) or the acquiring person unconditionally assumes the obligations of the Company under the Credit Documents pursuant to an assumption agreement in form and substance reasonably satisfactory to the Required Lenders, (ii) no Event of Default has occurred and is continuing or would result therefrom, (iii) no Change of Control would be occasioned thereby; and (iv) if any such merger or consolidation is entered into for the purpose of effecting an Acquisition, such Acquisition is permitted by section 9.2(c).

          (c) Acquisitions. If no Default or Event of Default has occurred and is continuing or would result therefrom, the Company or any Subsidiary may make any Acquisition which is a Permitted Acquisition, provided that all of the conditions contained in the definition of the term Permitted Acquisition are satisfied.

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          (d)  Permitted Dispositions. If no Default or Event of Default has
occurred and is continuing or would result therefrom, the Company or any of its Subsidiaries may (i) sell any property, land or building (including any related receivables or other intangible assets) to any person which is not a Subsidiary of the Company, or (ii) sell the entire capital stock (or other equity interests) and Indebtedness of any Subsidiary owned by the Company or any other Subsidiary to any person which is not a Subsidiary of the Company, or (iii) permit any Subsidiary to be merged or consolidated with a person which is not an Affiliate of the Company, or (iv) consummate any other Asset Sale with a person who is not a Subsidiary of the Company; provided that:

               (A) the consideration for such transaction represents fair value (as determined by management of the Company), and at least 75% of such consideration consists of cash,

               (B) the aggregate consideration for all such transactions effected in any fiscal year does not exceed $10,000,000, and

               (C) contemporaneously with the completion of such transaction the Company prepays its Loans as and to the extent required by section 5.2 hereof.

          (e) Leases. The Company or any of its Subsidiaries may enter into leases of property or assets not constituting Acquisitions, provided such leases are not otherwise in violation of this Agreement.

          (f) Capital Expenditures: The Company and it Subsidiaries shall be permitted to make any Consolidated Capital Expenditures permitted pursuant to section 9.11.

          (g) Permitted Investments. The Company and it Subsidiaries shall be permitted to make the investments permitted pursuant to section 9.5.

To the extent the Required Lenders (or all of the Lenders as may be required by section 13.12) waive the provisions of this section 9.2 with respect to the sale, transfer or other disposition of any Collateral, or any Collateral is sold, transferred or disposed of as permitted by this section 9.2, (i) such Collateral shall be sold, transferred or disposed of free and clear of the Liens created by the respective Security Documents; (ii) if such Collateral includes all of the capital stock of a Subsidiary which is a party to the Subsidiary Guaranty or whose stock is pledged pursuant to the Pledge Agreement, such capital stock shall be released from the Pledge Agreement and such Subsidiary shall be released from the applicable Subsidiary Guaranty; and (iii) the Administrative Agent and the Collateral Agent shall be authorized to take actions deemed appropriate by them in order to effectuate the foregoing.

     9.3 Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Company or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with or without recourse to the Company or any of its Subsidiaries, other than for purposes of collection of delinquent accounts in the ordinary course of business) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except that the foregoing restrictions shall not apply to:

          (a)  Standard Permitted Liens: the Standard Permitted Liens;

          (b) Existing Liens, etc.: Liens (i) in existence on the Effective Date which are listed, and the Indebtedness secured thereby and the property subject thereto on the Effective Date described, in Annex III, or (ii) arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any such Liens, provided that the principal amount of such Indebtedness is not increased and such Indebtedness is not secured by any additional assets;

          (c) Foreign Subsidiary Liens: Liens on assets and properties of Foreign Subsidiaries, securing Indebtedness permitted under section 9.4(d), but not in excess of $10,000,000 at any time outstanding (exclusive of those described in section 9.3(b) above); and

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          (d)  Purchase Money Liens and Liens on Acquired Properties: Liens
which

               (i) are placed upon equipment or machinery or improvements to Real Property (including the associated Real Property) used in the ordinary course of business of the Company or any Subsidiary at the time of (or within 180 days after) the acquisition of such equipment or machinery or the completion of such improvements by the Company or any such Subsidiary to secure Indebtedness incurred to pay or finance all or a portion of the purchase price or other cost thereof, provided that the Lien encumbering the equipment or machinery so acquired or the Real Property so improved does not encumber any other asset of the Company or any such Subsidiary; or

               (ii) are existing on property or other assets at the time acquired by the Company or any Subsidiary or on assets of a person at the time such person first becomes a Subsidiary of the Company; provided that (A) any such Liens were not created at the time of or in contemplation of the acquisition of such assets or person by the Company or any of its Subsidiaries;
(B) in the case of any such acquisition of a person, any such Lien attaches only to the property and assets of such person; and (C) in the case of any such acquisition of property or assets by the Company or any Subsidiary, any such Lien attaches only to the property and assets so acquired and not to any other property or assets of the Company or any Subsidiary;

          provided that (1) the Indebtedness secured by any such Lien does not exceed 100% of the fair market value of the property and assets to which such Lien attaches, determined at the time of the acquisition or improvement of such property or asset or the time at which such person becomes a Subsidiary of the Company (except in the circumstances described in clause (ii) above to the extent such Liens constituted customary purchase money Liens at the time of incurrence and were entered into in the ordinary course of business), and (2) the Indebtedness secured thereby is permitted by section 9.4(e).

     9.4 Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Company or any of its Subsidiaries, except:

          (a) Credit Documents: Indebtedness incurred under this Agreement and the other Credit Documents;

          (b) Public Notes: Indebtedness incurred pursuant to the Public Notes or a Permitted Public Notes Refinancing in an aggregate principal amount not to exceed $200,000,000;

          (c) Existing Indebtedness: Existing Indebtedness; and any refinancing, extension or renewal of any such Existing Indebtedness effected on terms approved by the Administrative Agent prior to the date of such refinancing, extension or renewal, such approval not to be unreasonably withheld or delayed; provided that any Existing Indebtedness identified in Annex II or otherwise referred to in section 6.1 as being intended to be refinanced by Loans incurred hereunder or otherwise retired, may not be otherwise refinanced;

          (d)  Foreign Subsidiary Borrowings and Capitalized Lease Obligations:
Indebtedness for borrowed money and Capitalized Lease Obligations incurred by Foreign Subsidiaries (exclusive of Indebtedness described in section 9.4(c) above), provided that (i) the aggregate outstanding principal amount of all such Indebtedness (including, without limitation, the amount of any intercompany loans and advances), together with the outstanding Capitalized Lease Obligations of the Foreign Subsidiaries, which is outstanding at any time, does not exceed $25,000,000, no more than $10,000,000 of which may be secured by Liens as permitted under Section 9.3(c) hereof; and (ii) at no time shall the portion of such Indebtedness and Capitalized Lease Obligations that are secured by Liens obtained by the Foreign Subsidiaries be guaranteed by, or otherwise supported by collateral granted by, the Company or any of its Domestic Subsidiaries;

          (e)  Capitalized Lease Obligations and Purchase Money Indebtedness:
Indebtedness consisting of Capital Lease Obligations of the Company and its Subsidiaries, and Indebtedness secured by a Lien on any property of the Company or any Subsidiary referred to in section 9.3(d), provided that at the time of any incurrence thereof after the date hereof, and after giving effect thereto,
(i) the Company would be in compliance with sections 9.7, 9.8, 9.9, 9.10 and 9.11, and no Event of Default has occurred and is continuing or would result therefrom; and (ii) the aggregate outstanding principal amount (using Capitalized Lease Obligations in lieu of principal amount, in the case of any Capital Lease) of all Indebtedness permitted by this clause (e) does not exceed

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

5% of the Company's Consolidated Net Worth as of the date of the financial statements then most recently furnished to the Lenders pursuant to this Agreement;

          (f) Intercompany Debt: the following: (i) unsecured Indebtedness of the Company owed to any of its Subsidiaries, provided such Indebtedness constitutes Subordinated Indebtedness; and (ii) unsecured Indebtedness of any of the Company's Subsidiaries to the Company or to another Subsidiary of the Company, provided that in the case of any such unsecured Indebtedness of Foreign Subsidiaries, such Indebtedness is within the limitations provided in section 9.4(d);

          (g) Hedge Agreements: Indebtedness of the Company and its Subsidiaries under Hedge Agreements; and

          (h)  Guaranty Obligations: any Guaranty Obligations permitted by section 9.5.

     9.5 Advances, Investments, Loans and Guaranty Obligations. The Company will not, and will not permit any of its Subsidiaries to, (1) lend money or credit or make advances to any person, (2) purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or other investment in, any person, (3) create, acquire or hold any Subsidiary, (4) be or become a party to any joint venture or partnership, or
(5) be or become obligated under any Guaranty Obligations (other than those which may be created in favor of the Lenders pursuant to the Credit Documents), except:

          (a) the Company or any of its Subsidiaries may invest in cash and Cash Equivalents; provided that during any time that Revolving Loans or Swing Line Loans are outstanding to the Company, the aggregate amount of cash and Cash Equivalents held by the Company and its Domestic Subsidiaries shall not exceed $20,000,000 in the aggregate for any period of three consecutive Business Days, and provided further that during any time that Revolving Loans are outstanding to a Foreign Subsidiary Borrower, the aggregate amount of cash and Cash Equivalents held by the Foreign Subsidiaries domiciled in Europe shall not exceed $15,000,000 in the aggregate for any period of three consecutive Business Days;

          (b) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business;

          (c) the Company and its Subsidiaries may acquire and hold receivables owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (d)  investments acquired by the Company or any of its Subsidiaries
(i) in exchange for any other investment held by the Company or any such Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment, or
(ii) as a result of a foreclosure by the Company or any of its Subsidiaries with respect to any secured investment or other transfer of title with respect to any secured investment in default;

          (e) loans and advances to employees for business-related travel expenses, moving expenses, costs of replacement homes, business machines or supplies, automobiles and other similar expenses, in each case incurred in the ordinary course of business, shall be permitted;

          (f) to the extent not permitted by the foregoing clauses, the existing loans, advances, investments and guarantees described on Annex IV hereto;

          (g)  investments of the Company and its Subsidiaries in Hedge
Agreements;

          (h) existing investments in any Subsidiaries and any additional investments in any Subsidiary Guarantor;

          (i)  intercompany loans and advances permitted by section 9.4(f);

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

          (j) the Acquisitions permitted by section 9.2; and loans, advances and investments of any person which are outstanding at the time such person becomes a Subsidiary of the Company as a result of an Acquisition permitted by section 9.2, but not any increase in the amount thereof;

          (k) any unsecured Guaranty Obligation incurred by the Company or any Subsidiary with respect to (i) Indebtedness of a Wholly-Owned Subsidiary of the Company which is permitted under section 9.4 without restriction upon the ability of the Company or any Subsidiary to guarantee the same, or (ii) other obligations of a Wholly-Owned Subsidiary of the Company which are not prohibited by this Agreement;

          (l) additional loans, advances and investments to other persons (not including any Foreign Subsidiary of the Company), not otherwise permitted by the foregoing clauses, made after the Closing Date in an aggregate cumulative amount (taking into account repayment of any loans or advances to such persons during such period) not in excess of $10,000,000, provided that at the time of any such additional loan, advance or investment and after giving effect thereto no Event of Default has occurred and is continuing or shall result therefrom.

     9.6 Dividends, etc. The Company will not (i) directly or indirectly declare, order, pay or make any dividend (other than dividends payable solely in common stock of the Company) or other distribution on or in respect of any capital stock of any class of the Company, whether by reduction of capital or otherwise, or (ii) directly or indirectly make, or permit any of its Subsidiaries to directly or indirectly make, any purchase, redemption, retirement or other acquisition of any capital stock of any class of the Company (other than for a consideration consisting solely of capital stock of the same class of the Company) or of any warrants, rights or options to acquire or any securities convertible into or exchangeable for any capital stock of the Company, except that the Company may declare and pay cash dividends on its common stock during any fiscal year if immediately prior to and immediately after giving effect to such action (A) no Default under section 10.1(a) or Event of Default has occurred and is continuing, (B) the Company shall be in compliance with section 9.7, and (C) the aggregate amount so expended is not in excess of 5% of the Company's Excess Cash Flow for the preceding fiscal year.

     9.7 Leverage Ratio. The Company will not at any time permit its Leverage Ratio for any Testing Period to exceed the ratio specified below:

     ===========================================================================
                        Testing Period                              Ratio

     ===========================================================================
     June 30, 2002                                               5.00 to 1.00
     ---------------------------------------------------------------------------
     September 30, 2002                                          4.75 to 1.00
     ---------------------------------------------------------------------------
     December 31, 2002                                           4.50 to 1.00
     ---------------------------------------------------------------------------
     March 31, 2003                                              4.50 to 1.00
     ---------------------------------------------------------------------------
     June 30, 2003                                               4.50 to 1.00
     ---------------------------------------------------------------------------
     September 30, 2003                                          4.25 to 1.00
     ---------------------------------------------------------------------------
     December 31, 2003                                           3.85 to 1.00
     ---------------------------------------------------------------------------
     March 31, 2004                                              3.75 to 1.00
     ---------------------------------------------------------------------------
     June 30, 2004                                               3.75 to 1.00
     ---------------------------------------------------------------------------
     September 30, 2004                                          3.50 to 1.00
     ---------------------------------------------------------------------------
     December 31, 2004                                           3.25 to 1.00
     ---------------------------------------------------------------------------
     March 31, 2005                                              3.25 to 1.00
     ---------------------------------------------------------------------------
     June 30, 2005                                               3.25 to 1.00
     ---------------------------------------------------------------------------
     September 30, 2005                                          3.25 to 1.00
     ---------------------------------------------------------------------------
     December 31, 2005 and thereafter                            3.00 to 1.00
     ===========================================================================

     9.8 Interest Coverage Ratio. The Company will not permit its Interest Coverage Ratio for any Testing Period to be less than the ratio specified below:

     ===========================================================================
                        Testing Period                              Ratio

     ===========================================================================
     June 30, 2002                                               1.65 to 1.00
     ---------------------------------------------------------------------------
     September 30, 2002                                          1.65 to 1.00
     ---------------------------------------------------------------------------
     December 31, 2002                                           1.75 to 1.00
     ---------------------------------------------------------------------------

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

     ===========================================================================
                         Testing Period                              Ratio

     ---------------------------------------------------------------------------
     March 31, 2003                                               1.75 to 1.00
     ---------------------------------------------------------------------------
     June 30, 2003                                                2.00 to 1.00
     ---------------------------------------------------------------------------
     September 30, 2003                                           2.00 to 1.00
     ---------------------------------------------------------------------------
     December 31, 2003                                            2.25 to 1.00
     ---------------------------------------------------------------------------
     March 31, 2004                                               2.25 to 1.00
     ---------------------------------------------------------------------------
     June 30, 2004                                                2.50 to 1.00
     ---------------------------------------------------------------------------
     September 30, 2004                                           2.75 to 1.00
     ---------------------------------------------------------------------------
     December 31, 2004 and thereafter                             3.00 to 1.00
     ===========================================================================

     9.9 Fixed Charge Coverage Ratio. The Company will not permit its Fixed Charge Coverage Ratio for any Testing Period to be less than the ratio specified below:

     ===========================================================================
                         Testing Period                              Ratio

     ===========================================================================
     June 30, 2002                                                1.00 to 1.00
     ---------------------------------------------------------------------------
     September 30, 2002                                           1.00 to 1.00
     ---------------------------------------------------------------------------
     December 31, 2002                                            1.00 to 1.00
     ---------------------------------------------------------------------------
     March 31, 2003                                               1.00 to 1.00
     ---------------------------------------------------------------------------
     June 30, 2003                                                1.00 to 1.00
     ---------------------------------------------------------------------------
     September 30, 2003                                           1.00 to 1.00
     ---------------------------------------------------------------------------
     December 31, 2003                                            1.00 to 1.00
     ---------------------------------------------------------------------------
     March 31, 2004                                               1.00 to 1.00
     ---------------------------------------------------------------------------
     June 30, 2004                                                1.00 to 1.00
     ---------------------------------------------------------------------------
     September 30, 2004                                           1.00 to 1.00
     ---------------------------------------------------------------------------
     December 31, 2004 and thereafter                             1.10 to 1.00
     ===========================================================================

     9.10 Minimum Consolidated EBITDA. The Company will not permit its Consolidated EBITDA for any Testing Period to be less than the amount specified below, provided, that in the event the Company and/or its Subsidiaries complete any Acquisition after the Effective Date, each of the amounts specified below shall be increased by an amount equal to 85% of the consolidated earnings before interest, income taxes, depreciation and amortization attributable to the business and assets acquired in each such Acquisition for the most recent period of four fiscal quarters preceding the date such Acquisition is completed:

     ===========================================================================
                         Testing Period                            Amount

     ===========================================================================
     June 30, 2002                                               $60,000,000
     ---------------------------------------------------------------------------
     September 30, 2002                                          $60,000,000
     ---------------------------------------------------------------------------
     December 31, 2002                                           $64,000,000
     ---------------------------------------------------------------------------
     March 31, 2003                                              $65,000,000
     ---------------------------------------------------------------------------
     June 30, 2003                                               $65,000,000
     ---------------------------------------------------------------------------
     September 30, 2003                                          $67,500,000
     ---------------------------------------------------------------------------
     December 31, 2003                                           $70,000,000
     ---------------------------------------------------------------------------
     March 31, 2004                                              $70,000,000
     ---------------------------------------------------------------------------
     June 30, 2004                                               $75,000,000
     ---------------------------------------------------------------------------
     September 30, 2004                                          $80,000,000
     ---------------------------------------------------------------------------
     December 31, 2004                                           $85,000,000
     ---------------------------------------------------------------------------
     March 31, 2005                                              $85,000,000
     ---------------------------------------------------------------------------
     June 30, 2005                                               $85,000,000
     ---------------------------------------------------------------------------
     September 30, 2005                                          $85,000,000
     ---------------------------------------------------------------------------
     December 31, 2005 and thereafter                            $90,000,000
     ===========================================================================

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

At the time the Company and/or its Subsidiaries complete an Acquisition requiring an adjustment to the foregoing amounts, the Company will deliver to the Administrative Agent and the Lenders a certificate of its chief financial or accounting officer or another Authorized Officer, reasonably satisfactory in form and substance to the Administrative Agent, as to the amounts of such adjustments, and setting forth the calculations and other financial information (including copies of financial statements of the business acquired in the Acquisition) used in determining such adjustments.

     9.11 Consolidated Capital Expenditures. The Company will not, and will not permit any of its Subsidiaries to, make or incur Consolidated Capital Expenditures during any fiscal year of the Company in excess of the amount specified below, except that in the event actual Consolidated Capital Expenditures for any fiscal year are less than such amount, 50% of the difference may be carried over to the next fiscal year, but not any subsequent fiscal year:

           =====================================================================
                        Fiscal Year                                  Amount

           =====================================================================
           2002                                                    $30,000,000
           ---------------------------------------------------------------------
           2003                                                    $37,500,000
           ---------------------------------------------------------------------
           2004                                                    $32,000,000
           ---------------------------------------------------------------------
           2005 and each fiscal year thereafter                    $29,500,000
           =====================================================================

     9.12 Certain Leases. The Company will not permit the aggregate payments (excluding any property taxes, insurance or maintenance obligations paid by the Company and its Subsidiaries as additional rent or lease payments) by the Company and its Subsidiaries on a consolidated basis under agreements to rent or lease any real or personal property for a period exceeding 12 months (including any renewal or similar option periods), other than any leases constituting Capital Leases, to exceed $5,000,000 during any fiscal year.

     9.13 Limitation on Certain Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist or become effective, any "negative pledge" covenant or other agreement, restriction or arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or suffer to exist any Lien upon any of its property or assets as security for Indebtedness, or (b) the ability of any such Subsidiary to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any Subsidiary of the Company, or pay any Indebtedness owed to the Company or a Subsidiary of the Company, or to make loans or advances to the Company or any of the Company's other Subsidiaries, or transfer any of its property or assets to the Company or any of the Company's other Subsidiaries, except for such restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iv) customary provisions restricting assignment of any licensing agreement entered into in the ordinary course of business, (v) customary provisions restricting the transfer or further encumbering of assets subject to Liens permitted under section 9.3(b) or (c), (vi) restrictions contained in the Existing Indebtedness Agreements as in effect on the Effective Date (and any similar restrictions contained in any agreement governing any refinancing or refunding thereof not prohibited by this Agreement), (vii) restrictions contained in the Public Note Documents as in effect on the Effective Date, (viii) customary restrictions affecting only a Subsidiary of the Company under any agreement or instrument governing any of the Indebtedness of a Subsidiary permitted pursuant to 9.4,
(ix) restrictions affecting any Foreign Subsidiary of the Company under any agreement or instrument governing any Indebtedness of such Foreign Subsidiary permitted pursuant to 9.4, and customary restrictions contained in "comfort" letters and guarantees of any such Indebtedness, (x) any document relating to Indebtedness secured by a Lien permitted by section 9.3, insofar as the provisions thereof limit grants of junior liens on the assets securing such Indebtedness, and (xi) any operating lease or Capital Lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other person.

     9.14 Prepayments and Refinancings of Other Debt, etc. The Company will not, and will not permit any of its Subsidiaries to, make (or give any notice in respect thereof) any voluntary or optional prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of, or refinance or refund, any Indebtedness of the Company or its Subsidiaries which has an outstanding principal balance (or Capitalized Lease Obligation, in the case of a Capital Lease) greater than $3,000,000 (other than the Obligations and

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

intercompany loans and advances among the Company and its Subsidiaries); provided that (i) the Company or any Subsidiary may prepay any such Indebtedness which is Existing Indebtedness in connection with a refinancing thereof effected in accordance with section 9.4(c), and (ii) any Foreign Subsidiary may prepay any such Indebtedness owed by it to banks or other financial institutions in connection with a refinancing thereof effected with other banks or financial institutions in accordance with section 9.4(d).

     9.15 Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Company, any Subsidiary, and in the case of a Subsidiary, the Company or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a person other than an Affiliate, except (i) sales of goods to an Affiliate for use or distribution outside the United States which in the good faith judgment of the Company complies with any applicable legal requirements of the Code, or (ii) agreements and transactions with and payments to officers, directors and shareholders which are either (A) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (B) entered into outside the ordinary course of business, approved by the directors or shareholders of the Company, and not prohibited by any of the provisions of this Agreement.

     9.16 Modification of Public Note Documents. Following the Closing Date, except in connection with a Permitted Public Notes Refinancing, the Company will not enter into or permit any amendment to, or modification or change of, any Public Note Document as in effect on the Closing Date, unless, prior to the effectiveness thereof, such amendment, modification or change has been approved in writing by the Administrative Agent, acting on instructions from the Required Lenders, provided that no such approval shall be required for an amendment, modification or change that does not adversely affect the Lenders.

     9.17 Plan Terminations, Minimum Funding, etc. The Company will not, and will not permit any ERISA Affiliate to, (i) terminate any Plan or Plans so as to result in liability of the Company or any ERISA Affiliate to the PBGC in excess of, in the aggregate, the amount which is equal to the greater of (x) $3,000,000, or (y) 5% of the Company's Consolidated Net Worth as of the date of the then most recent financial statements furnished to the Lenders pursuant to the provisions of this Agreement, (ii) permit to exist one or more events or conditions which reasonably present a material risk of the termination by the PBGC of any Plan or Plans with respect to which the Company or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of such amount in the aggregate, or (iii) fail to comply with the minimum funding standards of ERISA and the Code with respect to any Plan.

     SECTION 10.  EVENTS OF DEFAULT.

     10.1 Events of Default. Any of the following specified events shall constitute an Event of Default (each an "Event of Default"):

           (a) Payments: a Borrower shall (i) default in the payment when due of any principal of the Loans or any reimbursement obligation in respect of any Unpaid Drawing; or (ii) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

           (b) Representations, etc.: any representation, warranty or statement made by the Company or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

           (c) Certain Negative Covenants: the Company shall default in the due performance or observance by it of any term, covenant or agreement contained in sections 8.1(e) or 9.2 through 9.12, inclusive, of this Agreement; or

           (d) Other Covenants: the Company shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Credit Document, other than those referred to in section 10.1(a) or (b) or (c) above, and such default is not remedied within 30 days after the earlier of

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

(i) an officer of the Company obtaining actual knowledge of such default and
(ii) the Company receiving written notice of such default from the Administrative Agent or the Required Lenders (any such notice to be identified as a "notice of default " and to refer specifically to this paragraph); or

          (e) Cross Default Under Other Agreements: the Company or any of its Subsidiaries shall (i) default in any payment with respect to (x) any Indebtedness (other than the Obligations) owed to any Lender, (y) the Public Notes or (z) any Indebtedness having an unpaid principal amount or Capitalized Lease Obligation of $10,000,000 or greater, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof); or (iii) without limitation of the foregoing clauses, the Company or any of its Subsidiaries shall default in any payment obligation under a Designated Hedge Agreement, and such default shall continue after the applicable grace period, if any, specified in such Designated Hedge Agreement or any other agreement or instrument relating thereto; or

          (f) Other Credit Documents: any Subsidiary Guaranty or any Security Document (once executed and delivered) shall cease for any reason (other than termination in accordance with its terms) to be in full force and effect; or any Credit Party shall default in any payment obligation thereunder; or any Credit Party shall default in any material respect in the due performance and observance of any other obligation thereunder and such default shall continue unremedied for a period of at least 30 days after notice by the Administrative Agent or the Required Lenders; or any Credit Party shall (or seek to) disaffirm or otherwise limit its obligations thereunder otherwise than in strict compliance with the terms thereof; or

          (g) Judgments: (i) one or more judgments, orders or decrees shall be entered against the Company and/or any of its Subsidiaries involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not effectively reserved its rights) of $5,000,000 or more in the aggregate for all such judgments, orders and decrees for the Company and its Subsidiaries, and any such judgments or orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or (ii) one or more judgments, orders or decrees shall be entered against the Company and/or any of its Subsidiaries involving a required divestiture of any material properties, assets or business reasonably estimated to have a fair value in excess of $10,000,000, and any such judgments, orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or

          (h)  Bankruptcy, etc.: any of the following shall occur:

               (i) the Company, any of its Material Subsidiaries or any other Credit Party (the Company and each of such other persons, each a "Principal Party") shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or

               (ii) an involuntary case is commenced against any Principal Party under the Bankruptcy Code and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or

               (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Principal Party; or

               (iv) any Principal Party commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "conservator") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Principal Party; or

               (v) any such proceeding is commenced against any Principal Party to the extent such proceeding is consented by such person or remains undismissed for a period of 60 days; or

               (vi)   any Principal Party is adjudicated insolvent or bankrupt;
or

               (vii) any order of relief or other order approving any such case or proceeding is entered; or

               (viii) any Principal Party suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or

               (ix) any Principal Party makes a general assignment for the benefit of creditors; or

               (x) any corporate (or similar organizational) action is taken by any Principal Party for the purpose of effecting any of the foregoing; or

          (i) Public Note Documents. If (a) any Event of Default (as defined in the Indenture) shall occur under the Indenture; or (b) the Obligations, or any part thereof, shall cease to be "Permitted Indebtedness" (as defined in the Indenture); or

          (j)  ERISA: (i) any of the events described in clauses (i) through
(viii) of section 8.1(f) shall have occurred; or (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) any such event or events or any such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect.

     10.2 Acceleration, etc. Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, the Collateral Agent or any Lender to enforce its claims against the Borrowers or any other Credit Party in any manner permitted under applicable law:

          (a) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind;

          (b) declare the principal of and any accrued interest in respect of all Loans, all Unpaid Drawings and all other Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers;

          (c) terminate any Letter of Credit which may be terminated in accordance with its terms;

          (d) direct the applicable Borrower to pay (and such Borrower hereby agrees that on receipt of such notice or upon the occurrence of an Event of Default under section 10.1(h), it will pay) to the Administrative Agent an amount of cash equal to the aggregate Stated Amount of all Letters of Credit then outstanding (such amount to be held as security for such Borrower's (and any Subsidiary which is an account party) reimbursement obligations in respect thereof); and/or

          (e) exercise any other right or remedy available under any of the Credit Documents or applicable law;

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provided that, if an Event of Default specified in section 10.1(h) shall occur, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a) and/or (b) above shall occur automatically without the giving of any such notice.

     10.3 Application of Liquidation Proceeds. All monies received by the Administrative Agent, the Collateral Agent or any Lender from the exercise of remedies hereunder or under the other Credit Documents or under any other documents relating to this Agreement shall, unless otherwise required by the terms of the other Credit Documents or by applicable law, be applied as follows:

               (i) first, to the payment of all expenses (to the extent not otherwise paid by the Borrowers or any of the other Credit Parties) incurred by the Administrative Agent and the Lenders in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, reasonable documented attorneys' fees, court costs and any foreclosure expenses;

               (ii) second, to the payment pro rata of interest then accrued on the outstanding Loans;

               (iii) third, to the payment pro rata of any fees then accrued and payable to the Administrative Agent, any Letter of Credit Issuer or any Lender under this Agreement in respect of the Loans or the Letter of Credit Outstandings;

               (iv) fourth, to the payment pro rata of (A) the principal balance then owing on the outstanding Loans, (B) the amounts then due under Designated Hedge Agreements to creditors of the Company or any Subsidiary, subject to confirmation by the Administrative Agent of any calculations of termination or other payment amounts being made in accordance with normal industry practice, and (C) the Stated Amount of the Letter of Credit Outstandings (to be held and applied by the Administrative Agent as security for the reimbursement obligations in respect thereof);

               (v) fifth, to the payment to the Lenders of any amounts then accrued and unpaid under sections 2.9, 2.10, 3.5 and 5.4 hereof, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts pro rata;

               (vi) sixth, to the payment pro rata of all other amounts owed by the Borrowers to the Administrative Agent, to any Letter of Credit Issuer or any Lender under this Agreement or any other Credit Document, and to any counterparties under Designated Hedge Agreements of the Company and its Subsidiaries, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts pro rata; and

               (vii) finally, any remaining surplus after all of the Obligations have been paid in full, to the Borrowers or to whomsoever shall be lawfully entitled thereto.

     SECTION 11.  THE AGENTS.

     11.1 Appointments. (a) Each Lender hereby irrevocably designates and appoints NCB as Administrative Agent (such term to include, for the purposes of this section 11, NCB acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes NCB as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto.

           (b) Each Agent agrees to act as such upon the express conditions contained in this section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Lender or any other Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any Agent. The provisions of this section 11 are solely for the benefit of the Agents and the Lenders, and the Company and its Subsidiaries shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and

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duties under this Agreement, an Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Company or any of its Subsidiaries.

     11.2 Delegation of Duties. An Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. An Agent shall not be responsible for the negligence or misconduct of (i) any other Agent, or (ii) any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by section 11.3.

     11.3 Exculpatory Provisions. Neither an Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement (except for its or such person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders or other Agents for any recitals, statements, representations or warranties made by the Company or of its Subsidiaries or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Company or any Subsidiary of the Company or any of their respective officers to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender or any other Agent to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company or any of its Subsidiaries. An Agent shall not be responsible to any Lender or any other Agent for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by such Agent to the Lenders or any other Agent or by or on behalf of the Company or any of its Subsidiaries to any Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

     11.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any of its Subsidiaries), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or all of the Lenders, as to any matter which, pursuant to section 13.12, can only be effectuated with the consent of all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     11.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder, other than, in the case of the Administrative Agent only, a Default in the payment of principal of or interest on the Loans under section 10.1(a), unless such Agent has received notice from a Lender, another Agent or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that an Agent receives such a notice, such Agent shall give prompt notice thereof to the Lenders and the other Agents. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

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     11.6  Non-Reliance. Each Lender expressly acknowledges that neither any
Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates, have made any representations or warranties to it and that no act by any Agent hereinafter taken, including any review of the affairs of the Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by such Agent to any Lender or any other Agent. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Company and its Subsidiaries and made its own decision to make its Loans and participate in Letters of Credit hereunder, and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Company and its Subsidiaries. No Agent shall have any duty or responsibility to provide any Lender or any other Agent with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Company or any of its Subsidiaries which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     11.7 Indemnification. The Lenders agree to indemnify (to the extent not reimbursed by the Company and its Subsidiaries) each Agent in its capacity as such ratably according to their respective Loans and Unutilized Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against an Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by an Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Company, provided that no Lender shall be liable to an Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from such Agent's gross negligence or willful misconduct. If any indemnity furnished to an Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this section 11.7 shall survive the payment of all Obligations.

     11.8 The Agents in Their Individual Capacity. An Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company, its Subsidiaries and their Affiliates as though not acting as an Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, an Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

     11.9 Successor Agents. An Agent may resign as such upon 20 Business Days' notice to the Lenders and the Company. The Required Lenders shall appoint from among the Lenders a successor Agent for the Lenders, subject to (unless an Event of Default has occurred and is continuing) prior approval by the Company of such successor (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the resigning Agent, and the term "Administrative Agent" or "Collateral Agent", as applicable, shall include such successor agent effective upon its appointment, and the resigning Agent's rights, powers and duties as such Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After a retiring Agent's resignation hereunder as an Agent, the provisions of this section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

     11.10 Other Agents. Any Lender or other party hereto identified herein as an Arranger, Lead Arranger, Co-Agent, Managing Agent, Manager, Joint Lead Arranger or Documentation Agent or any other corresponding title, other than "Administrative Agent" or "Collateral Agent", shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Credit Document except in the case of any such person which is also a Lender, those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and

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will not rely, on any Lender or other person so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

     SECTION 12.  GUARANTY BY THE COMPANY.

     12.1 Guaranty of Other Credit Party Obligations. The Company hereby unconditionally guarantees, for the benefit of the Administrative Agent and the Lenders, the full and punctual payment by each other Credit Party of the principal of and interest on its Loans and all other Obligations, now or hereafter incurred, existing or arising pursuant to this Agreement or any of the other Credit Documents, including any such interest or other amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under section 362(a) of the Bankruptcy Code (collectively, the "Guaranteed Affiliate Obligations"). Upon failure by any other Credit Party to pay punctually any Guaranteed Affiliate Obligation, the Company shall forthwith on demand by the Administrative Agent pay the amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any other applicable agreement or instrument.

     12.2 Additional Undertaking. As a separate, additional and continuing obligation, the Company unconditionally and irrevocably undertakes and agrees, for the benefit of the Administrative Agent and the Lenders that, should any amounts not be recoverable from the Company under section 12.1 for any reason whatsoever (including, without limitation, by reason of any provision of any Credit Document or any other agreement or instrument executed in connection therewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by any Lender, the Administrative Agent, any of their respective Affiliates, or any other person, at any time, the Company as sole, original and independent obligor, upon demand by the Administrative Agent, will make payment to the Administrative Agent, for the account of the Lenders and the Administrative Agent, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Credit Documents or any other applicable agreement or instrument.

     12.3 Guaranty Unconditional, etc. The obligations of the Company under this section 12 shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

               (i) any extension, renewal, settlement, compromise, waiver or release in respect to any Guaranteed Affiliate Obligation of any other Credit Party under any agreement or instrument, by operation of law or otherwise;

               (ii) any modification or amendment of or supplement to this Agreement, any Note, any other Credit Document, or any agreement or instrument evidencing or relating to any Guaranteed Affiliate Obligation;

               (iii) any release, non-perfection or invalidity of any direct or indirect security for any Guaranteed Affiliate Obligation of any other Credit Party under any agreement or instrument evidencing or relating to any Guaranteed Affiliate Obligation;

               (iv) any change in the corporate existence, structure or ownership of any other Credit Party or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Credit Party or its assets or any resulting release or discharge of any obligation of any other Credit Party contained in any agreement or instrument evidencing or relating to any Guaranteed Affiliate Obligation;

               (v) the existence of any claim, set-off or other rights which the Company may have at any time against any other Credit Party, any Agent, any Lender, any of their Affiliates, or any other person, whether in connection herewith or any unrelated transactions;

               (vi) any invalidity or unenforceability relating to or against any other Credit Party for any reason of any agreement or instrument evidencing or relating to any Guaranteed Affiliate Obligation, or any provision of applicable law or regulation purporting to prohibit the payment by any other Credit Party of any Guaranteed Affiliate Obligations; or

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                (vii) any other act or omission to act or delay of any kind by any other Credit Party, any Agent, any Lender or any other person or any other circumstance whatsoever which might, but for the provisions of this section 12, constitute a legal or equitable discharge of the Company's obligations under this section 12.

     12.4 Company Obligations to Remain in Effect; Restoration. The Company's obligations under this section 12 shall remain in full force and effect until the Commitments shall have terminated, and the principal of and interest on the Notes and other Guaranteed Affiliate Obligations, and all other amounts payable by the Company or any other Credit Party under the Credit Documents or any other agreement or instrument evidencing or relating to any of the Guaranteed Affiliate Obligations, shall have been paid in full. If at any time any payment of any of the Guaranteed Affiliate Obligations of any other Credit Party in respect of any Guaranteed Affiliate Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such other Credit Party, the Company's obligations under this section with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

     12.5 Waiver of Acceptance, etc. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any other Credit Party or any other person, or against any collateral or guaranty of any other person.

     12.6 Subrogation. Until the indefeasible payment in full of all of the Obligations and the termination of the Commitments of the Lenders hereunder, the Company shall have no rights, by operation of law or otherwise, upon making any payment under this section to be subrogated to the rights of the payee against any other Credit Party with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by any other Credit Party in respect thereof.

     12.7 Effect of Stay. In the event that acceleration of the time for payment of any amount payable by any other Credit Party under any Guaranteed Affiliate Obligation is stayed upon insolvency, bankruptcy or reorganization of such other Credit Party, all such amounts otherwise subject to acceleration under the terms of any applicable agreement or instrument evidencing or relating to any Guaranteed Affiliate Obligation shall nonetheless be payable by the Company under this section forthwith on demand by the Administrative Agent.

     SECTION 13.  MISCELLANEOUS.

     13.1 Payment of Expenses etc. (a) Whether or not the transactions contemplated hereby are consummated, the Company agrees to pay (or reimburse the Administrative Agent and the Collateral Agent for) all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Collateral Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein, including, without limitation, the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent.

           (b) The Company agrees to pay (or reimburse the Administrative Agent for) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the syndication on or prior to the Syndication Date of portions of the Loans and Commitments of the initial Lenders to Eligible Transferees who may become additional Lenders hereunder, including, without limitation, the reasonable fees and disbursements of internal or special counsel for any of such persons.

           (c) The Company agrees to pay (or reimburse the Agents for) all reasonable out-of-pocket costs and expenses of the Agents and the Lenders in connection with any amendment, waiver or consent relating to any of the Credit Documents which is requested by any Credit Party, including, without limitation, the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent.

           (d) The Company agrees to pay (or reimburse the Agents and the Lenders for) all reasonable out-of-pocket costs and expenses of the Agents and the Lenders in connection with the enforcement of any of the Credit Documents or the other documents and instruments referred to therein, including, without limitation, (i) the reasonable fees and disbursements of Jones, Day, Reavis & Pogue, special counsel to the Administrative Agent, and

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(ii) the reasonable fees and disbursements of any individual counsel to any
Lender (including allocated costs of internal counsel).

           (e) Without limitation of the preceding section 13.1(d), in the event of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of the Company or any of its Subsidiaries, the Company agrees to pay all costs of collection and defense, including reasonable attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

           (f) The Company agrees to pay and hold each Agent and each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to any such indemnified person) to pay such taxes.

           (g) The Company agrees to indemnify each Agent and each Lender, and each of their respective Affiliates, officers, directors, employees, representatives and agents (collectively, the "Indemnitees") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of

               (i) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, other than any such investigation, litigation or proceeding arising out of transactions solely between any of the Lenders or the Administrative Agent, transactions solely involving the assignment by a Lender of all or a portion of its Loans and Commitments, or the granting of participations therein, as provided in this Agreement, or arising solely out of any examination of a Lender by any regulatory or other governmental authority having jurisdiction over it, or

               (ii) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Company or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries, if the Company or any such Subsidiary could have or is alleged to have any responsibility in respect thereof, the non-compliance of any such Real Property with foreign, federal, state and local laws, regulations and ordinances (including applicable permits thereunder) applicable thereto, or any Environmental Claim asserted against the Company or any of its Subsidiaries, in respect of any such Real Property, including, in each case, without limitation, the reasonable documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the person to be indemnified or of any other Indemnitee who is such person or an Affiliate of such person). To the extent that the undertaking to indemnify, pay or hold harmless any person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

     13.2 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrowers or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrowers against and on account of the Obligations and liabilities of the Borrowers to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations the Borrowers purchased by such Lender pursuant to section 13.4(c), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

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     13.3  Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Borrowers, at 9400 East Market Street, Warren, Ohio 44484, attention: Vice President & Chief Financial Officer (facsimile: (330) 856-3618); if to any Lender at its address specified for such Lender on its Administrative Questionnaire or the Assignment Agreement pursuant to which it became a Lender hereunder; if to the Administrative Agent, at its Notice Office; or at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

     13.4 Benefit of Agreement. (a) Successors and Assigns Generally. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, provided that no Borrower may assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders, and, provided, further, that any assignment by a Lender of its rights and obligations hereunder shall be effected in accordance with section 13.4(c).

           (b) Participations. Notwithstanding the foregoing, each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to (x) another Lender that is not a Defaulting Lender or to an Affiliate of such Lender which is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), and (y) to any other commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), provided that in the case of any such participation,

               (i) the participant shall not have any rights under this Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto),

               (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged,

               (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

               (iv) such Lender shall remain the holder of any Note for all purposes of this Agreement, and

               (v) the Borrowers, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of sections 2.9 and 2.10 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and, provided further, that no Lender shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (w) extend the final scheduled maturity or change the Scheduled Repayments of the Loans in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any such Commitment), (x) release all or any substantial portion of the Collateral, or release any guarantor from its guaranty of any of the Obligations, except strictly in accordance with the terms of the Credit Documents, or (y) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement.

           (c) Assignments by Lenders. Notwithstanding the foregoing, (x) any Lender may assign all or a fixed portion of its Loans and/or Commitment, and its rights and obligations hereunder, which does not have to

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be pro rata among the Facilities, to another Lender that is not a Defaulting
Lender, or to an Affiliate of any Lender (including itself or an Approved Fund) and which is not a Defaulting Lender and which is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), and
(y) any Lender may assign all, or if less than all, a fixed portion, equal to at least $1,000,000 in the aggregate for the assigning Lender or assigning Lenders, of its Loans and/or Commitment and its rights and obligations hereunder, which does not have to be pro rata among the Facilities, to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment Agreement, provided that

               (i) in the case of any assignment of a portion of any Loans and/or Commitment of a Lender, such Lender shall retain a minimum fixed portion of all Loans and Commitments equal to at least $1,000,000,

               (ii) at the time of any such assignment the Lender Register shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders,

               (iii) upon surrender of the old Notes (if any, in the case of Term Notes), new Notes will be issued (in the case of Term Notes, at the request of the new Lender), at the Company's expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of section 2.5 (with appropriate modifications) to the extent needed to reflect the revised Commitments,

               (iv) in the case of clause (y) only, the consent of the Administrative Agent shall be required in connection with any such assignment (which consent shall not be unreasonably withheld or delayed),

               (v) in the case of any assignment of all or any portion of a Revolving Commitment to any person, other than another Lender that is not a Defaulting Lender, the consent of each Letter of Credit Issuer shall be required in connection with any such assignment (which consent shall not be unreasonably withheld or delayed), and

               (vi) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500,

and, provided further, that such transfer or assignment will not be effective until the Assignment Agreement in respect thereof is recorded by the Administrative Agent on the Lender Register maintained by it as provided herein.

     To the extent of any assignment pursuant to this section 13.4(c) the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments.

     At the time of each assignment pursuant to this section 13.4(c) to a person which is not already a Lender hereunder and which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Company and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 5.4(b)(ii) Certificate) described in section 5.4(b). To the extent that an assignment of all or any portion of a Lender's Commitment and related outstanding Obligations pursuant to this section 13.4(c) would, at the time of such assignment, result in increased costs under section 2.9 from those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

     Any Lender may at any time pledge or assign a security interest in all or any portion of its Notes or Loans to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release
                      --------
such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (d) No SEC Registration or Blue Sky Compliance. Notwithstanding any other provisions of this section 13.4, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrowers to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

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           (e)  Representations of Lenders. Each Lender initially party to this
Agreement hereby represents, and each person that became a Lender pursuant to an assignment permitted by this section 13.4 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that subject to the preceding sections 13.4(b) and (c), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

           (f) Grants by Lenders to SPVs. (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Designating Lender") may grant to a special purpose funding vehicle (an "SPV"), identified as such in writing from time to time by the Designating Lender to the Administrative Agent, the Company and the other Lenders, the option to provide to the Borrowers all or any part of any Loan that such Designating Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Designating Lender shall be obligated to make such Loan pursuant to the terms hereof, and (iii) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Designating Lender to the same extent, and as if, such Loan were made by such Designating Lender.

     (ii) As to any Loans or portion thereof made by it, each SPV shall have all the rights that a Lender making such Loans or portion thereof would have had under this Agreement; provided, however, that each SPV shall have granted to its Designating Lender an irrevocable power of attorney, to deliver and receive all communications and notices under this Agreement (and any other Credit Documents) and to exercise on such SPV's behalf, all of such SPV's voting rights under this Agreement. No additional Note shall be required to evidence the Loans or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note as agent for such SPV to the extent of the Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV.

     (iii) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

     (iv) In addition, notwithstanding anything to the contrary contained in this section 13.4, any SPV may (A) with notice to, but without the prior written consent of, the Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Designating Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV. This section 13.4(f) may not be amended without the written consent of any Designating Lender affected thereby.

     13.5 No Waiver: Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrowers and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

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     13.6  Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrowers in respect of any Obligations, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived in writing its right to receive its pro rata share thereof) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received. As to any such payment received by the Administrative Agent prior to 1:00 P.M. (local time at the Payment Office) in funds which are immediately available on such day, the Administrative Agent will use all reasonable efforts to distribute such payment in immediately available funds on the same day to the Lenders as aforesaid.

           (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

           (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding sections 13.6(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Lenders which are not Defaulting Lenders, as opposed to Defaulting Lenders.

     13.7 Calculations: Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Company to the Lenders); provided, that if at any time the computations determining compliance with section 9 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such computations shall set forth in reasonable detail a description of the differences and the effect upon such computations.

           (b) All computations of interest on Eurocurrency Loans hereunder and all computations of Commitment Fees, Letter of Credit Fees and other Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days; all computations of interest on Prime Rate Loans hereunder shall be made on the actual number of days elapsed over a year of 365 days.

     13.8 Governing Law; Submission to Jurisdiction; Venue. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO, TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the Court of Common Pleas of Cuyahoga County, Ohio, or of the United States for the Northern District of Ohio, and, by execution and delivery of this Agreement, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower at its address for notices pursuant to section 13.3, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction.

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           (b) Each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in section 13.8(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     13.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers and the Administrative Agent.

     13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which each Borrower and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it.

     13.11 Headings Descriptive. The headings of the several sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     13.12 Amendment or Waiver. (a) Neither this Agreement nor any terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the Borrowers and (w) the Required Revolving Lenders, if it affects only the Revolving Commitments and/or the Revolving Loans, (x) the Required Term Lenders, if it affects only the Term Commitments and/or the Term Loans, or (z) in all other cases, the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) affected thereby,

               (i) change the amount or time of payment of the Scheduled Repayments provided for in section 5.2(a), extend any maturity date provided for herein applicable to a Loan or a Commitment, reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof, increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Commitment of any Lender) or extend the Interest Period with respect to Eurocurrency Loans beyond a six month period,

               (ii) release any Borrower from any obligations as a guarantor of its Subsidiaries' obligations under any Credit Document (including without limitation under sections 3.6 and 12),

               (iii) release any Credit Party from any Subsidiary Guaranty, except in connection with a transaction permitted by section 9.2(d),

               (iv) release all or any substantial portion of the Collateral, except in connection with a transaction permitted by section 9.2(d),

               (v) change the definition of the term "Change of Control" or any of the provisions of section 4.3 or 5.2 which are applicable upon a Change of Control,

               (vi) amend, modify or waive any provision of this section 13.12, or section 11.7, 13.1, 13.4, 13.6 or 13.7(b), or any other provision of any of the Credit Documents pursuant to which the consent or approval of all Lenders is by the terms of such provision explicitly required,

               (vii) reduce the percentage specified in, or otherwise modify, the definition of Required Term Lenders, Required Revolving Lenders or Required Lenders, or

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               (viii) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement.

           (b) No provision of section 3 or 11 may be amended without the consent of (x) any Letter of Credit Issuer adversely affected thereby or (y) the Administrative Agent, respectively.

           (c) The Administrative Agent and the Collateral Agent will not enter into any amendment, change, waiver, discharge or termination of any of the other Credit Documents, except as specifically provided therein or as authorized as contemplated by a request of the Required Lenders (or all of the Lenders, as to any matter which, pursuant to this section 13.12, can only be effectuated with the consent of all Lenders).

           (d) Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Any amendment, modification, termination, waiver or consent effected in accordance with this section 13.12 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by the Borrowers, on the Borrowers. For purposes of this section 13.12, the Administrative Agent shall have primary responsibility, together with the Company, for the negotiation, preparation and documentation relating to any amendment, modification or waiver of this Agreement, any other Credit Document or any other agreement or document related hereto or thereto contemplated pursuant to this section 13.12.

     13.13 Survival of Indemnities. All indemnities set forth herein including, without limitation, in section 2.9, 2.10, 3.5, 5.4, 11.7 or 13.1 shall survive the execution and delivery of this Agreement and the making and repayment of Loans.

     13.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, provided that the Borrowers shall not be responsible for costs arising under section 2.9 resulting from any such transfer (other than a transfer pursuant to section 2.11) to the extent not otherwise applicable to such Lender prior to such transfer.

     13.15 Confidentiality. Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices. Notwithstanding the foregoing, any Lender may in any event make disclosures of, and furnish copies of such information (i) to another Lender; (ii) when reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loans or Commitment or participation therein (provided that each such prospective transferee and/or participant shall execute an agreement for the benefit of the Borrowers with such prospective transferor Lender and/or participant containing provisions substantially identical to those contained in this section 13.15); (iii) to its parent corporation or corporations and its and their Affiliates, and to its and their auditors and attorneys; (iv) as required by any applicable law, rule or regulation; and (v) as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrowers of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. In no event shall any Lender be obligated or required to return any materials furnished by or on behalf of the Company or any of its Subsidiaries. The Borrowers hereby agree that the failure of a Lender to comply with the provisions of this section 13.15 shall not relieve the Borrowers of any of the obligations to such Lender under this Agreement and the other Credit Documents.

     13.16 Lender Register. Each Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this section 13.16, to maintain a register (the "Lender Register") on or in which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of the Lenders, the Loans made to any Borrower by each of the Lenders and each repayment and prepayment in respect of the principal amount of such Loans of each such Lender. Failure to make any such recordation, or (absent manifest error) any error in such recordation, shall not affect any Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to

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the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to section 13.4(c). The Borrowers agree, jointly and severally, to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this section 13.16, except to the extent attributable to the gross negligence or willful misconduct of the Administrative Agent. The Lender Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

       13.17 Limitations on Liability of the Letter of Credit Issuers. The Company assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit. Neither any Letter of Credit Issuer nor any of its officers or directors shall be liable or responsible for: (a) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by a Letter of Credit Issuer against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Company (or a Subsidiary which is the account party in respect of the Letter of Credit in question) shall have a claim against a Letter of Credit Issuer, and a Letter of Credit Issuer shall be liable to the Company (or such Subsidiary), to the extent of any direct, but not consequential, damages suffered by the Company (or such Subsidiary) which the Company (or such Subsidiary) proves were caused by (i) such Letter of Credit Issuer's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (ii) such Letter of Credit Issuer's willful failure to make lawful payment under any Letter of Credit after the presentation to it of documentation strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, a Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation.

       13.18 General Limitation of Liability. No claim may be made by any Borrower, any Lender, the Administrative Agent, any Letter of Credit Issuer or any other person against the Administrative Agent, any Letter of Credit Issuer, or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Credit Documents, or any act, omission or event occurring in connection therewith; and each of the Borrowers, each Lender, the Administrative Agent and each Letter of Credit Issuer hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special or consequential damages, whether or not accrued and whether or not known or suspected to exist in its favor.

       13.19 No Duty. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Credit Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Company, to any of its Subsidiaries, or to any other person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation.

       13.20 Lenders and Agent Not Fiduciary to Borrower, etc. The relationship among the Company and its Subsidiaries, on the one hand, and the Administrative Agent, each Letter of Credit Issuer and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent, each Letter of Credit Issuer and the Lenders have no fiduciary or other special relationship with the Company and its Subsidiaries, and no term or provision of any Credit Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

       13.21 Survival of Representations and Warranties. All representations and warranties herein shall survive the making of Loans and the issuance of Letters of Credit hereunder, the execution and delivery of this Agreement, the Notes and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf. All statements

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contained in any certificate or other document delivered to the Administrative
Agent or any Lender or any holder of any Notes by or on behalf of the Company or of its Subsidiaries pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by the Company hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Administrative Agent or any Lender.

       13.22 Judgment Currency. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any of the Notes in any currency (the "Original Currency") into another currency (the "Other Currency") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Original Currency with the Other Currency at the Payment Office on the second Business Day preceding that on which final judgment is given.

               (b) The obligation of any Borrower or any other Credit Party in respect of any sum due in the Original Currency from it to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase U.S. Dollars with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender or the Administrative Agent (as the case may be) in the Original Currency, such Borrower and/or any other applicable Credit Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or the Administrative Agent (as the case may be) in the Original Currency, such Lender or the Administrative Agent (as the case may be) agrees to remit to the applicable Borrower or other Credit Party such excess.

      13.23    JURY TRIAL WAIVER. EACH BORROWER, THE ADMINISTRATIVE AGENT AND
               -----------------
EACH OF THE LENDERS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

        [The remainder of this page is intentionally blank; the next page is a signature page.]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

STONERIDGE, INC.                           NATIONAL CITY BANK,
                                             Individually and as Administrative
                                             Agent, a Joint Lead Arranger and
                                             as Collateral Agent

By: /s/ Kevin P. Bagby                     By: /s/ Patrick M. Pastore
   ----------------------------------         -------------------------------
Name:  Kevin P. Bagby                         Patrick M. Pastore
Title: Vice President and Chief               Senior Vice President
       Financial Officer

DEUTSCHE BANK SECURITIES, INC.,            COMERICA BANK,
  as a Joint Lead Arranger                    as Co-Documentation Agent and as
                                              Lender

By: /s/ William Frauen                     By: /s/ Arden J. Anderson
   ----------------------------------         -------------------------------
Name:  William Frauen                      Name:  Arden J. Anderson
Title: Director                            Title: First Vice President

By: /s/ Doug McDermott
   ----------------------------------
Name:  Doug McDermott
Title: Vice President

PNC BANK, NATIONAL ASSOCATION,             DEUTSCHE BANK TRUST COMPANY
   as a Co-Documentation Agent and          AMERICAS,
   as a Lender                                as a Lender

By: /s/ Joseph G. Moran                    By: /s/ William Archer
   ----------------------------------         -------------------------------
Name:  Joseph G. Moran                     Name:  William Archer
Title: Vice President                      Title: Managing Director

FIFTH THIRD BANK,                          FIRSTAR BANK, NA,
   as a Lender                                as a Lender

By: /s/ James M. Janovsky                  By: /s/ John D. Barrett
   ----------------------------------         -------------------------------
Name:  James M. Janovsky                   Name:  John D. Barrett
Title: Vice President                      Title: Senior Vice President

GENERAL ELECTRIC CAPITAL CORPORATION,
   as a Lender

By: /s/ Craig Reynolds
   ----------------------------------
Name:  Craig Reynolds
Title: Manager, Operations

================================================================================

================================================================================

                                CREDIT AGREEMENT

                                   dated as of
                                   May 1, 2002

                                      Among

                                STONERIDGE, INC.
                                  as a Borrower

                      Each Foreign Subsidiary that becomes
                              a Borrower hereunder

                     THE LENDING INSTITUTIONS NAMED THEREIN
                                   as Lenders

                               NATIONAL CITY BANK
       as Administrative Agent, a Joint Lead Arranger and Collateral Agent

                          DEUTSCHE BANK SECURITIES INC.
                            as a Joint Lead Arranger

                COMERICA BANK AND PNC BANK, NATIONAL ASSOCIATION,
                         as the Co-Documentation Agents

                         $100,000,000 Revolving Facility
                           $100,000,000 Term Facility

================================================================================

================================================================================

                               TABLE OF CONTENTS

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SECTION 1.            DEFINITIONS AND TERMS...........................................................           1

         1.1      Certain Defined Terms...............................................................           1

         1.2      Computation of Time Periods.........................................................          20

         1.3      Accounting Terms....................................................................          20

         1.4      Currency Equivalents................................................................          20

         1.5      Appointment of the Company as Representative .......................................          21

         1.6      Addition of Borrowers ..............................................................          21

SECTION 2.            AMOUNT AND TERMS OF LOANS ......................................................          21

         2.1      Commitments for Loans ..............................................................          21

         2.2      Minimum Borrowing Amounts, etc.; Pro Rata Borrowings ...............................          23

         2.3      Procedures for Borrowing or Disbursements of Funds; Notice of Borrowing ............          23

         2.4      Notes; Loan Accounts ...............................................................          27

         2.5      Conversions.........................................................................          28

         2.6      Interest............................................................................          29

         2.7      Selection and Continuation of Interest Periods......................................          31

         2.8      Increased Costs, Illegality, etc....................................................          32

         2.9      Breakage Compensation...............................................................          33

         2.10     Change of Lending Office; Replacement of Lenders....................................          34

SECTION 3.            LETTERS OF CREDIT...............................................................          34

         3.1      Letters of Credit...................................................................          34

         3.2      Letter of Credit Requests: Notices of Issuance......................................          35

         3.3      Agreement to Repay Letter of Credit Drawings........................................          36

         3.4      Letter of Credit Participations.....................................................          36

         3.5      Increased Costs.....................................................................          38

         3.6      Guaranty of  Letter of Credit Obligations of Other Letter of Credit Obligors .......          38

SECTION 4.            FEES; COMMITMENTS...............................................................          40

         4.1      Fees................................................................................          40

         4.2      Voluntary Termination/Reduction of Commitments .....................................          41

         4.3      Mandatory Adjustments of Commitments, etc ..........................................          42

SECTION 5.            PAYMENTS........................................................................          43

         5.1      Voluntary Prepayments...............................................................          43

         5.2      Scheduled Repayments and Mandatory Prepayments .....................................          44

         5.3      Method and Place of Payment.........................................................          48

         5.4      Net Payments........................................................................          48

SECTION 6.            CONDITIONS PRECEDENT............................................................          50
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         6.1      Conditions Precedent at Closing Date................................................       50

         6.2      Conditions Precedent to All Credit Events...........................................       54

         6.3      First Borrowing by any Foreign Subsidiary Borrower..................................       54

SECTION 7.            REPRESENTATIONS AND WARRANTIES..................................................       55

         7.1      Corporate Status, etc...............................................................       55

         7.2      Subsidiaries........................................................................       55

         7.3      Corporate Power and Authority, etc..................................................       55

         7.4      No Violation........................................................................       56

         7.5      Governmental Approvals..............................................................       56

         7.6      Litigation..........................................................................       56

         7.7      Use of Proceeds; Margin Regulations.................................................       56

         7.8      Financial Statements, etc...........................................................       56

         7.9      No Material Adverse Change..........................................................       57

         7.10     Tax Returns and Payments............................................................       57

         7.11     Title to Properties, etc............................................................       57

         7.12     Lawful Operations, etc..............................................................       58

         7.13     Environmental Matters...............................................................       58

         7.14     Compliance with ERISA...............................................................       58

         7.15     Intellectual Property, etc..........................................................       58

         7.16     Investment Company Act, etc.........................................................       58

         7.17     Existing Indebtedness...............................................................       59

         7.18     Burdensome Contracts; Labor Relations...............................................       59

         7.19     Security Interests..................................................................       59

         7.20     Indenture...........................................................................       59

         7.21     Material Agreements.................................................................       59

         7.22     Insurance...........................................................................       59

         7.23     True and Complete Disclosure........................................................       60

SECTION 8.            AFFIRMATIVE COVENANTS...........................................................       60

         8.1      Reporting Requirements..............................................................       60

         8.2      Books, Records and Inspections......................................................       62

         8.3      Insurance...........................................................................       62

         8.4      Payment of Taxes and Claims.........................................................       63

         8.5      Corporate Franchises................................................................       63

         8.6      Good Repair.........................................................................       63

         8.7      Compliance with Statutes, etc.......................................................       63


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         8.8      Compliance with Environmental Laws .................................................       64

         8.9      Fiscal Years, Fiscal Quarters ......................................................       65

         8.10     Hedge Agreements, etc ..............................................................       65

         8.11     Certain Subsidiaries to Join in Subsidiary Guaranty ................................       65

         8.12     Additional Security; Further Assurances ............................................       66

         8.13     Casualty and Condemnation ..........................................................       68

         8.14     Landlord/Mortgagee Waivers; Bailee Letters .........................................       68

         8.15     Addition and Deletion of Foreign Subsidiary Borrowers ..............................       68

         8.16     Most Favored Covenant Status .......................................................       69

SECTION 9.            NEGATIVE COVENANTS .............................................................       69

         9.1      Changes in Business ................................................................       69

         9.2      Consolidation, Merger, Acquisitions, Asset Sales, etc ..............................       69

         9.3      Liens ..............................................................................       70

         9.4      Indebtedness .......................................................................       71

         9.5      Advances, Investments, Loans and Guaranty Obligations ..............................       72

         9.6      Dividends, etc .....................................................................       73

         9.7      Leverage Ratio .....................................................................       73

         9.8      Interest Coverage Ratio ............................................................       73

         9.9      Fixed Charge Coverage Ratio ........................................................       74

         9.10     Minimum Consolidated EBITDA ........................................................       74

         9.11     Consolidated Capital Expenditures ..................................................       74

         9.12     Certain Leases .....................................................................       75

         9.13     Limitation on Certain Restrictive Agreements .......................................       75

         9.14     Prepayments and Refinancings of Other Debt, etc ....................................       75

         9.15     Transactions with Affiliates .......................................................       75

         9.16     Public Notes, etc ..................................................................       76

         9.17     Plan Terminations, Minimum Funding, etc ............................................       76

SECTION 10.           EVENTS OF DEFAULT ..............................................................       76

         10.1     Events of Default ..................................................................       76

         10.2     Acceleration, etc ..................................................................       78

         10.3     Application of Liquidation Proceeds ................................................       79

SECTION 11.           THE AGENTS .....................................................................       79

         11.1     Appointments .......................................................................       79

         11.2     Delegation of Duties ...............................................................       80

         11.3     Exculpatory Provisions .............................................................       80

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         11.4     Reliance by Agents..................................................................       80

         11.5     Notice of Default...................................................................       80

         11.6     Non-Reliance........................................................................       81

         11.7     Indemnification.....................................................................       81

         11.8     The Agents in Their Individual Capacity.............................................       81

         11.9     Successor Agents....................................................................       81

         11.10    Other Agents........................................................................       82

SECTION 12.           GUARANTY BY THE COMPANY.........................................................       82

         12.1     Guaranty of Other Credit Party Obligations..........................................       82

         12.2     Additional Undertaking..............................................................       82

         12.3     Guaranty Unconditional, etc.........................................................       82

         12.4     Company Obligations to Remain in Effect; Restoration................................       83

         12.5     Waiver of Acceptance, etc...........................................................       83

         12.6     Subrogation.........................................................................       83

         12.7     Effect of Stay......................................................................       83

SECTION 13.           MISCELLANEOUS...................................................................       83

         13.1     Payment of Expenses etc.............................................................       83

         13.2     Right of Setoff.....................................................................       85

         13.3     Notices.............................................................................       85

         13.4     Benefit of Agreement................................................................       85

         13.5     No Waiver: Remedies Cumulative......................................................       87

         13.6     Payments Pro Rata...................................................................       87

         13.7     Calculations: Computations..........................................................       87

         13.8     Governing Law; Submission to Jurisdiction; Venue....................................       88

         13.9     Counterparts........................................................................       88

         13.10    Effectiveness.......................................................................       88

         13.11    Headings Descriptive................................................................       88

         13.12    Amendment or Waiver.................................................................       88

         13.13    Survival of Indemnities.............................................................       89

         13.14    Domicile of Loans...................................................................       89

         13.15    Confidentiality.....................................................................       89

         13.16    Lender Register.....................................................................       90

         13.17    Limitations on Liability of the Letter of Credit Issuers............................       90

         13.18    General Limitation of Liability.....................................................       90

         13.19    No Duty.............................................................................       91

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         13.20    Lenders and Agent Not Fiduciary to Borrower, etc ...................................          91

         13.21    Survival of Representations and Warranties .........................................          91

         13.22    Judgment Currency ..................................................................          91

         13.23    JURY TRIAL WAIVER ..................................................................          91

_______

ANNEX I       -   INFORMATION AS TO SUBSIDIARIES
ANNEX II      -   DESCRIPTION OF EXISTING INDEBTEDNESS
ANNEX III     -   DESCRIPTION OF EXISTING LIENS
ANNEX IV      -   DESCRIPTION OF EXISTING ADVANCES, LOANS, INVESTMENTS AND
                  GUARANTEES
ANNEX V       -   DESCRIPTION OF LETTERS OF CREDIT DEEMED ISSUED UNDER THE
                  CREDIT AGREEMENT
ANNEX VI      -   MATERIAL AGREEMENTS

EXHIBIT A-1   -   FORM OF TERM NOTE
EXHIBIT A-2   -   FORM OF REVOLVING NOTE
EXHIBIT A-3   -   FORM OF SWING LINE NOTE
EXHIBIT B-1   -   FORM OF NOTICE OF BORROWING
EXHIBIT B-2   -   FORM OF NOTICE OF CONVERSION
EXHIBIT B-3   -   FORM OF LETTER OF CREDIT REQUEST

EXHIBIT C-1   -   FORM OF SUBSIDIARY GUARANTY
EXHIBIT C-2   -   FORM OF SECURITY AGREEMENT
EXHIBIT C-3   -   FORM OF COLLATERAL ASSIGNMENT OF PATENTS
EXHIBIT C-4   -   FORM OF COLLATERAL ASSIGNMENT OF TRADEMARKS
EXHIBIT C-5   -   FORM OF PLEDGE AGREEMENT
EXHIBIT C-6   -   FORM OF CLOSING DATE MORTGAGE (Boston Massachusetts)
EXHIBIT C-7   -   FORM OF CLOSING DATE MORTGAGE (Canton, Massachusetts)
EXHIBIT C-8   -   FORM OF CLOSING DATE MORTGAGE (Orwell, Ohio)
EXHIBIT C-9   -   FORM OF CLOSING DATE MORTGAGE (Portland, Indiana)
EXHIBIT C-10  -   FORM OF CLOSING DATE MORTGAGE (Warren, Ohio)
EXHIBIT C-11  -   FORM OF CLOSING DATE MORTGAGE (2650 Whitfield Avenue, Manatee
                    County, Florida)
EXHIBIT C-12  -   FORM OF CLOSING DATE MORTGAGE (320 South Mill Street,
                    Lexington, Ohio)
EXHIBIT C-13  -   FORM OF CLOSING DATE MORTGAGE (345 South Mill Street,
                    Lexington, Ohio)
EXHIBIT C-14  -   FORM OF CLOSING DATE MORTGAGE (7292 26/th/ Court East, Manatee
                    County, Florida)
EXHIBIT C-15  -   FORM OF CLOSING DATE MORTGAGE (7292 26/th/ Court East, Manatee
                    County, Florida)
EXHIBIT C-16  -   FORM OF CLOSING DATE MORTGAGE (Madison Township, Ohio)
EXHIBIT C-17  -   FORM OF LANDLORD WAIVER
EXHIBIT C-18  -   FORM OF MORTGAGEE WAIVER
EXHIBIT C-19  -   FORM OF BAILEE WAIVER

EXHIBIT D     -   FORM OF SOLVENCY CERTIFICATE

EXHIBIT E     -   FORM OF ASSIGNMENT AGREEMENT

EXHIBIT F     -   FORM OF SECTION 5.4(b)(ii) CERTIFICATE

EXHIBIT G     -   ELECTION TO PARTICIPATE

EXHIBIT H     -   ELECTION TO TERMINATE